FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227081-05

March 3, 2020

# CSAIL 2020-C19

## Commercial Mortgage Trust

Free Writing Prospectus
Structural & Collateral Term Sheet

**Credit Suisse Commercial Mortgage Securities Corp.**
*as Depositor*

**Commercial Mortgage Pass-Through Certificates**
**Series 2020-C19**

**Column Financial, Inc.**
**3650 REIT**
*as Sponsors and Mortgage Loan Sellers*

## Credit Suisse

*Sole Lead Manager and Bookrunner*

**Academy Securities**
*Co-Manager*

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-227081) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor any other underwriter (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2020-C19 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the "Offering Document").  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$20,253,000	$19,904,000	30.000%	2.92	1 - 60	40.6%	14.5%
A-2(2)	AAAsf/AAA(sf)/Aaa(sf)	$250,000,000	$245,700,000	30.000%	9.50	111 - 118	40.6%	14.5%
A-3(2)	AAAsf/AAA(sf)/Aaa(sf)	$276,484,000	$271,728,000	30.000%	9.85	118 - 120	40.6%	14.5%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$33,510,000	$32,933,000	30.000%	7.19	60 - 111	40.6%	14.5%
X-A(8)	AAAsf/AAA(sf)/Aa1(sf)	$638,272,000	$627,291,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/AAA(sf)/NR	$82,892,000	$81,465,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa2(sf)	$58,025,000	$57,026,000	23.000%	9.96	120 - 120	44.6%	13.2%
B	AA-sf/AA(sf)/NR	$48,699,000	$47,861,000	17.125%	9.96	120 - 120	48.0%	12.2%
C	A-sf/A-(sf)/NR	$34,193,000	$33,604,000	13.000%	9.96	120 - 120	50.4%	11.6%

Privately Offered Certificates(9)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
X-D(8)	BBB-sf/BBB(sf)/NR	$40,410,000	$39,714,000	N/A	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$21,760,000	$21,385,000	10.375%	9.96	120 - 120	52.0%	11.3%
E	BBB-sf/BBB(sf)/NR	$18,650,000	$18,329,000	8.125%	9.96	120 - 120	53.3%	11.0%
F-RR	BB-sf/BB(sf)/NR	$21,760,000	$21,385,000	5.500%	9.96	120 - 120	54.8%	10.7%
G-RR	B-sf/B+(sf)/NR	$9,325,000	$9,164,000	4.375%	9.96	120 - 120	55.4%	10.6%
NR-RR	NR/NR/NR	$36,266,035	$35,642,000	0.000%	9.96	120 - 120	58.0%	10.1%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the preliminary prospectus, expected to be dated March 3, 2020 to be filed in connection with the offering of the Publicly Offered Certificates (the “Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $526,484,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$75,000,000 - $250,000,000	July 2029 / January 2030	9.22 / 9.50	111 - 112 / 111 - 118
Class A-3	$276,484,000 - $451,484,000	March 2030 / March 2030	9.76 / 9.85	112 - 120 / 118 - 120

(3)	Approximate, subject to a variance of plus or minus 5% (including in connection with any variation in the portion of the certificate balances or notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity) and further subject to footnote 2. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, are represented in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

(5)	Assumes 0% CPR / 0% CDR and a March 30, 2020 closing date. Based on “Modeling Assumptions” as described in the Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(6)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(7)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(8)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(9)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$828,925,035 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC, as Lead Manager and Sole Bookrunner and Academy Securities Inc., as Co-Manager.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (39.0%) and 3650 REIT Loan Funding 1 LLC (“3650 REIT”) (61.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	3650 REIT Loan Servicing LLC (“3650 Servicing”).
Directing Certificateholder:	3650 Real Estate Investment Trust 1 LLC (“3650 Real Estate”).
Trustee & Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”).
Operating Advisor & Asset Representations Reviewer:	Park Bridge Lender Services LLC (“Park Bridge”).
U.S. Credit Risk Retention:	3650 REIT, as the retaining sponsor, intends to cause its majority-owned affiliate to satisfy the U.S. credit risk retention requirement through the purchase by one or more of its “majority-owned affiliates” (as defined in the credit risk retention rules), from the underwriters and the initial purchasers, on the Closing Date, of (i) each of the Class F-RR, Class G-RR and Class NR-RR certificates (in each case other than the portion thereof that comprises a portion of the VRR Interest) comprising the “horizontal risk retention certificates” (collectively, the “HRR Certificates”) and (ii) an “eligible vertical interest” comprised of a certain percentage of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the credit risk retention rules (the “VRR Interest”). The aggregate estimated fair value of the HRR Certificates will equal approximately 3.33% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and the VRR Interest will consist of the portion of each class of certificates (other than the Class R certificates) necessary to satisfy the credit risk retention rules. See “Credit Risk Retention” in the Prospectus.
EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Closing Date:	On or about March 30, 2020.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in March 2020 (or, in the case of any mortgage loan that has its first due date after March 2020, the date that would have been its due date in March 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in April 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in April 2020.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	Expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT, KBRA Analytics, Inc. and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$828,925,036
Number of Mortgage Loans:	30
Number of Mortgaged Properties:	60
Average Cut-off Date Balance per Mortgage Loan:	$27,630,835
Weighted Average Current Mortgage Rate(2):	3.6467%
10 Largest Mortgage Loans as % of IPB:	62.8%
Weighted Average Remaining Term to Maturity/ARD(3):	118
Weighted Average Seasoning:	3
Credit Statistics
Weighted Average UW NCF DSCR(4)(5):	2.25x
Weighted Average UW NOI Debt Yield(4):	10.1%
Weighted Average Cut-off Date LTV(4):	58.0%
Weighted Average Maturity Date LTV(3)(4):	53.5%
Other Statistics
% of Credit Assessment Mortgage Loans(6):	11.5%
% of Mortgage Loans with Additional Debt:	58.3%
% of Mortgaged Properties with Single Tenants:	2.5%
Amortization
Weighted Average Original Amortization Term(7):	349
Weighted Average Remaining Amortization Term(7):	348
% of Mortgage Loans with Interest Only:	59.0%
% of Mortgage Loans with Partial Interest Only followed by Amortizing Balloon:	25.0%
% of Mortgage Loans with Amortizing Balloon:	9.9%
% of Mortgage Loans with Amortization Balloon followed by ARD:	3.9%
% of Mortgage Loans with Interest Only followed by ARD:	2.2%
Cash Management(8)
% of Mortgage Loans with In-Place, Hard Lockboxes:	47.3%
% of Mortgage Loans with Springing Lockbox:	12.5%
% of Mortgage Loans with In-Place, Soft Lockboxes:	32.6%
% of Mortgage Loans with No Lockbox:	7.5%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	58.9%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	46.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(9):	69.8%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(10):	70.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to Loan No. 2, it is interest only for the first five years then amortizes over a non-standard amortization schedules and accrues interest based on a defined schedule pursuant to the respective loan documents. Unless otherwise indicated, references herein to the mortgage rate reflect the initial interest rate of 3.8173%. See Annex F to the Prospectus.

(3)	In the case of Loan Nos. 11 and 16, each of which has an anticipated repayment date (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date, original term or remaining term refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(4)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.

(5)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

(6)	Includes loans that at least one of Fitch, KBRA and Moody’s has indicated, in the context of its inclusion in the Initial Pool Balance, are expected to have credit characteristics consistent with an investment grade obligation.

(7)	Excludes mortgage loans that are interest-only for the entire term. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule for which assumed Original Amortization is 360 months. See Annex F, Annex G and Annex H to the Prospectus.

(8)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.

(9)	CapEx Reserves include FF&E reserves for hotel properties.

(10)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column	13	13	$322,937,070	39.0%
3650 REIT(1)	17	47	505,987,966	61.0
Total:	30	60	$828,925,036	100.0%

(1)	Loan No. 6 is part of a whole loan that was co-originated by 3650 REIT and Cantor Commercial Real Estate Lending, L.P.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	KPMG Plaza at Hall Arts	Column	1	$68,000,000	8.2%	Office	2.90x	10.5%	46.6%	46.6%
2	Peachtree Office Towers	3650 REIT	1	66,000,000	8.0	Office	1.34x	8.9%	60.6%	52.9%
3	Selig Office Portfolio	3650 REIT	3	60,000,000	7.2	Office	1.93x	9.0%	59.0%	59.0%
4	Arciterra Portfolio	3650 REIT	14	60,000,000	7.2	Various	1.94x	11.6%	61.0%	50.9%
5	The Westchester	Column	1	50,000,000	6.0	Retail	3.61x	12.3%	42.3%	42.3%
6	Sol y Luna	3650 REIT	1	50,000,000	6.0	Multifamily	2.51x	10.0%	47.0%	47.0%
7	University Village	Column	1	45,000,000	5.4	Retail	3.39x	11.8%	38.5%	38.5%
8	Renaissance Plano	3650 REIT	1	44,537,966	5.4	Hotel	1.77x	12.3%	63.9%	52.1%
9	Monaco Park Apartments	Column	1	42,500,000	5.1	Multifamily	2.17x	7.6%	67.0%	67.0%
10	Portofino Cove	3650 REIT	1	34,500,000	4.2	Multifamily	1.93x	7.7%	63.8%	63.8%
Top 3 Total/Weighted Average:			5	$194,000,000	23.4%		2.07x	9.5%	55.2%	52.6%
Top 5 Total/Weighted Average:			20	$304,000,000	36.7%		2.30x	10.4%	54.2%	50.6%
Top 10 Total/Weighted Average:			25	$520,537,966	62.8%		2.33x	10.2%	54.7%	51.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 2, the loan pays according to a non-standard amortization schedule. See Annex F to the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

#	Loan Seller	Loan Name	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Column	KPMG Plaza at Hall Arts	$68,000,000	$43,700,000	$111,700,000	CSAIL 2020-C19	Midland Loan Services	3650 Servicing
3	3650 REIT	Selig Office Portfolio	$60,000,000	$75,000,000	$135,000,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
5	Column	The Westchester	$50,000,000	$293,000,000	$343,000,000	CSMC 2020-WEST	Midland Loan Services	Pacific Life Insurance Company
6	3650 REIT	Sol y Luna	$50,000,000	$40,000,000	$90,000,000	CSAIL 2020-C19	Midland Loan Services	3650 Servicing
7	Column	University Village	$45,000,000	$205,000,000	$250,000,000	CSMC 2019-UVIL	Midland Loan Services	Cohen Financial, a Division of Truist Bank
8	3650 REIT	Renaissance Plano	$44,537,966	$44,537,966	$89,075,933	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
13	3650 REIT	APX Morristown	$26,000,000	$40,000,000	$66,000,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily
	Garden	7	$150,600,000	18.2%	93.4%	2.26x	8.1%	64.1%	64.1%
	Student Housing	2	63,459,133	7.7	91.0%	2.42x	10.4%	51.7%	48.6%
	Low Rise	3	34,100,000	4.1	91.7%	2.42x	8.2%	60.1%	60.1%
	Mid Rise	1	10,500,000	1.3	92.2%	2.06x	7.6%	64.4%	64.4%
	Multifamily Total	13	$258,659,133	31.2%	92.5%	2.31x	8.7%	60.6%	59.8%
Office
	CBD	7	$213,775,536	25.8%	93.7%	2.06x	9.3%	56.3%	53.9%
	Suburban	2	30,912,268	3.7	93.5%	1.67x	11.1%	66.3%	57.6%
	Office Total	9	$244,687,804	29.5%	93.7%	2.01x	9.5%	57.6%	54.4%
Retail
	Anchored	6	$84,042,205	10.1%	93.4%	1.99x	11.3%	62.5%	52.5%
	Super-Regional Mall	1	50,000,000	6.0	96.8%	3.61x	12.3%	42.3%	42.3%
	Lifestyle Center	1	45,000,000	5.4	100.0%	3.39x	11.8%	38.5%	38.5%
	Shadow Anchored	9	26,322,253	3.2	89.9%	2.02x	12.2%	66.9%	54.0%
	Unanchored	2	10,601,211	1.3	79.8%	1.94x	11.6%	61.0%	50.9%
	Single Tenant	1	1,129,068	0.1	100.0%	2.14x	8.2%	64.8%	64.8%
	Retail Total	20	$217,094,736	26.2%	94.5%	2.66x	11.8%	53.3%	47.4%
Hotel
	Full Service	1	$44,537,966	5.4%	73.0%	1.77x	12.3%	63.9%	52.1%
	Limited Service	1	11,000,000	1.3	79.6%	2.17x	14.6%	59.5%	42.4%
	Hotel Total	2	$55,537,966	6.7%	74.3%	1.85x	12.8%	63.0%	50.2%
Self Storage
	Self Storage	13	$32,000,000	3.9%	92.2%	1.82x	10.7%	61.6%	42.8%
	Self Storage Total	13	$32,000,000	3.9%	92.2%	1.82x	10.7%	61.6%	42.8%
Industrial
	Flex	1	$13,500,000	1.6%	94.9%	1.77x	12.0%	57.2%	45.5%
	Industrial Total	1	$13,500,000	1.6%	94.9%	1.77x	12.0%	57.2%	45.5%
Mixed Use
	Retail/Office	2	$7,445,396	0.9%	100.0%	2.14x	8.2%	64.8%	64.8%
	Mixed Use Total	2	$7,445,396	0.9%	100.0%	2.14x	8.2%	64.8%	64.8%
Total / Wtd. Avg.:		60	$828,925,036	100.0%	92.2%	2.25x	10.1%	58.0%	53.5%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on the allocated loan amounts set forth in Annex A-1 to the Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
WA	5	$115,750,000	14.0%	99.1%	2.53x	10.1%	51.3%	51.3%
TX	3	113,746,195	13.7	86.8%	2.45x	11.2%	53.5%	48.8%
GA	5	95,873,755	11.6	86.5%	1.64x	9.3%	61.7%	55.1%
CA	7	90,500,000	10.9	94.0%	2.43x	8.4%	60.9%	60.9%
NY	3	69,281,617	8.4	97.3%	3.15x	11.0%	49.1%	48.9%
AZ	2	55,218,709	6.7	90.0%	2.44x	10.1%	48.4%	46.6%
LA	3	43,062,200	5.2	93.8%	1.97x	11.7%	63.8%	51.4%
NV	1	42,500,000	5.1	93.0%	2.17x	7.6%	67.0%	67.0%
FL	1	34,500,000	4.2	91.5%	1.93x	7.7%	63.8%	63.8%
IL	7	27,416,663	3.3	93.4%	1.81x	11.5%	59.4%	45.2%
NJ	1	26,000,000	3.1	94.0%	1.62x	11.0%	67.3%	58.9%
CO	1	22,650,023	2.7	89.8%	1.94x	11.6%	61.0%	50.9%
DC	5	20,850,000	2.5	96.1%	2.10x	7.9%	64.6%	64.6%
NC	2	13,578,073	1.6	82.4%	2.13x	14.0%	59.8%	44.0%
TN	1	13,477,937	1.6	89.8%	2.09x	12.8%	72.5%	56.9%
SC	1	13,459,133	1.6	96.9%	2.08x	12.0%	69.0%	54.5%
IN	3	12,538,163	1.5	86.8%	1.94x	11.6%	61.0%	50.9%
OH	2	6,205,444	0.7	87.8%	1.82x	10.7%	61.6%	42.8%
WI	4	5,619,453	0.7	93.4%	1.82x	10.7%	61.6%	42.8%
NH	2	4,645,417	0.6	90.2%	1.82x	10.7%	61.6%	42.8%
IA	1	2,052,255	0.2	98.1%	1.94x	11.6%	61.0%	50.9%
Total/ Wtd. Avg.:	60	$828,925,036	100.0%	92.2%	2.25x	10.1%	58.0%	53.5%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
$5,400,000 - $9,999,999	3	$21,800,000	2.6%	3.3100%	119	2.72x	9.2%	60.4%	60.4%
$10,000,000 - $19,999,999	13	174,787,070	21.1	3.5669%	119	2.16x	9.7%	64.3%	58.7%
$20,000,000 - $29,999,999	3	79,800,000	9.6	3.5596%	118	1.98x	10.5%	63.4%	57.1%
$30,000,000 - $39,999,999	2	66,500,000	8.0	3.4768%	120	1.88x	9.1%	62.7%	53.7%
$40,000,000 - $49,999,999	3	132,037,966	15.9	3.7172%	115	2.45x	10.6%	56.2%	52.3%
$50,000,000 - $68,000,000	6	354,000,000	42.7	3.7322%	118	2.33x	10.3%	53.2%	50.1%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
3.1100% - 3.2499%	1	$32,000,000	3.9%	3.1100%	120	1.82x	10.7%	61.6%	42.8%
3.2500% - 3.4999%	12	313,200,000	37.8	3.3548%	118	2.83x	9.9%	52.8%	52.8%
3.5000% - 3.7499%	10	207,337,070	25.0	3.6456%	119	1.94x	11.0%	64.1%	54.9%
3.7500% - 3.9999%	5	171,850,000	20.7	3.8168%	119	1.90x	9.3%	57.5%	53.4%
4.0000% - 4.4500%	2	104,537,966	12.6	4.4087%	111	1.86x	10.4%	61.1%	56.1%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Original Term to Maturity in Months

				Weighted Average
Range of Original Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
120	21	$636,275,036	76.8%	3.6241%	117	2.39x	10.5%	56.4%	52.0%
121 - 124(3)	9	192,650,000	23.2	3.7216%	120	1.80x	8.8%	63.1%	58.4%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

(3)	With respect to 9 mortgage loans, prior to selling such loans to the trust 3650 REIT exercised its right to extend the related original loan term by one to four months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity in Months

				Weighted Average
Range of Remaining Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
111 - 119	18	$521,475,036	62.9%	3.6547%	117	2.49x	10.1%	55.6%	53.4%
120	12	307,450,000	37.1	3.6333%	120	1.86x	10.1%	62.0%	53.6%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Original Amortization Term in Months(3)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	19	$507,300,000	61.2%	3.5827%	118	2.56x	9.5%	54.9%	54.9%
300	3	54,850,000	6.6	3.3655%	120	1.88x	11.7%	62.8%	44.2%
348	1	13,500,000	1.6	3.7400%	120	1.77x	12.0%	57.2%	45.5%
360	7	253,275,036	30.6	3.8309%	118	1.75x	11.1%	63.2%	53.1%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Remaining Amortization Term in Months(3)

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	19	$507,300,000	61.2%	3.5827%	118	2.56x	9.5%	54.9%	54.9%
300	3	54,850,000	6.6	3.3655%	120	1.88x	11.7%	62.8%	44.2%
301 - 359	4	84,975,036	10.3	4.0963%	115	1.87x	12.3%	65.0%	52.2%
360	4	181,800,000	21.9	3.7001%	119	1.69x	10.6%	61.9%	53.0%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

(3)	In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule for which assumed Original Amortization is 360 months. See Annex F, Annex G and Annex H to the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	18	$489,300,000	59.0%	3.5803%	118	2.58x	9.5%	54.4%	54.4%
IO-Balloon	6	207,150,000	25.0	3.7016%	119	1.70x	10.7%	62.0%	52.3%
Balloon	4	82,475,036	9.9	4.1111%	115	1.93x	12.6%	65.6%	52.0%
Balloon, ARD	1	32,000,000	3.9	3.1100%	120	1.82x	10.7%	61.6%	42.8%
Interest Only, ARD	1	18,000,000	2.2	3.6500%	119	1.97x	7.3%	67.2%	67.2%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
None	5	$114,475,036	13.8%	3.8312%	117	1.90x	12.1%	64.4%	49.4%
6 - 60	6	207,150,000	25.0	3.7016%	119	1.70x	10.7%	62.0%	52.3%
120 - 124(3)	19	507,300,000	61.2	3.5827%	118	2.56x	9.5%	54.9%	54.9%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.34x - 1.49x	1	$66,000,000	8.0%	3.8173%	120	1.34x	8.9%	60.6%	52.9%
1.50x - 1.74x	1	26,000,000	3.1	3.6900%	114	1.62x	11.0%	67.3%	58.9%
1.75x - 1.99x	8	274,387,966	33.1	3.9072%	117	1.88x	10.3%	62.0%	54.3%
2.00x - 2.24x	8	150,787,070	18.2	3.5193%	118	2.13x	9.8%	64.8%	59.0%
2.25x - 2.49x	3	45,450,000	5.5	3.5002%	119	2.31x	8.5%	60.8%	60.8%
2.50x - 2.99x	7	171,300,000	20.7	3.5153%	118	2.70x	9.9%	51.9%	51.9%
3.00x - 3.61x	2	95,000,000	11.5	3.2737%	118	3.51x	12.1%	40.5%	40.5%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

(3)	With respect to 9 mortgage loans, prior to selling such loans to the trust 3650 REIT exercised its right to extend the related original loan term by one to four months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
38.5% - 49.9%	4	$213,000,000	25.7%	3.4501%	118	3.08x	11.1%	44.0%	44.0%
50.0% - 59.9%	5	100,600,000	12.1	4.0677%	114	2.03x	10.0%	58.8%	55.3%
60.0% - 64.9%	14	372,837,966	45.0	3.6778%	119	1.92x	9.8%	61.9%	55.2%
65.0% - 69.9%	6	129,009,133	15.6	3.5530%	117	2.04x	9.2%	67.4%	62.4%
70.0% - 72.5%	1	13,477,937	1.6	3.6500%	119	2.09x	12.8%	72.5%	56.9%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
38.5% - 49.9%	8	$281,350,000	33.9%	3.4475%	119	2.78x	11.2%	48.3%	44.1%
50.0% - 54.9%	5	213,797,099	25.8	3.8594%	118	1.74x	11.0%	62.1%	52.2%
55.0% - 59.9%	5	115,577,937	13.9	4.0007%	114	1.96x	9.9%	62.4%	58.7%
60.0% - 64.9%	9	140,500,000	16.9	3.5357%	119	2.23x	8.2%	62.5%	62.5%
65.0% - 67.2%	3	77,700,000	9.4	3.4571%	118	2.21x	7.8%	66.9%	66.9%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	28	$741,425,036	89.4%	3.6825%	118	2.19x	10.2%	58.6%	53.6%
Defeasance or Yield Maintenance	2	87,500,000	10.6	3.3442%	117	2.80x	9.8%	52.3%	52.3%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	20	$533,737,966	64.4%	3.7247%	118	2.20x	10.2%	58.0%	53.4%
Acquisition	9	263,187,070	31.8	3.5540%	118	2.42x	9.9%	57.5%	54.8%
Recapitalization	1	32,000,000	3.9	3.1100%	120	1.82x	10.7%	61.6%	42.8%
Total/Wtd. Avg.:	30	$828,925,036	100.0%	3.6467%	118	2.25x	10.1%	58.0%	53.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

#	Loan / Property Name	Location	Property Type	Previous Securitization
2	Peachtree Office Towers	Atlanta, GA	Office	WFRBS 2014-C24 (260 Peachtree); WFRBS 2012-C7 (270 Peachtree)
3.01	4th & Battery	Seattle, WA	Office	JPMCC 2002-C1
3.02	333 Elliott	Seattle, WA	Office	JPMCC 2008-C2
4.01	Seven Hills Plaza	Aurora, CO	Retail	M360 2019-CRE2
4.02	Cumberland Place	Smyrna, GA	Retail	WFRBS 2012-C6
4.03	Westgate Plaza	Indianapolis, IN	Retail	CGCMT 2013-GC15
4.06	Plainfield Village	Plainfield, IN	Retail	M360 2019-CRE2
9	Monaco Park Apartments	Las Vegas, NV	Multifamily	FREMF 2017-KF34
13	APX Morristown	Morristown, NJ	Office	CLNY 2014-FL2
22	MacArthur Village	Alexandria, LA	Retail	GSMS 2011-GC3

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

#	Loan Name	Cut-off Date Balance	% of IPB	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)(2)	Total Debt UW NCF DSCR(2)(3)	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(3)
2	Peachtree Office Towers	$66,000,000	8.0%	$6,000,000	NAP	1.34x	1.17x	60.6%	66.1%
3	Selig Office Portfolio	60,000,000	7.2	NAP	$15,000,000	1.93x	1.54x	59.0%	65.6%
4	Arciterra Portfolio	60,000,000	7.2	NAP	$10,000,000	1.94x	1.41x	61.0%	71.2%
5	The Westchester	50,000,000	6.0	$57,000,000	NAP	3.61x	3.10x	42.3%	49.4%
6	Sol y Luna	50,000,000	6.0	$53,000,000	NAP	2.51x	1.12x	47.0%	74.7%
7	University Village	45,000,000	5.4	$130,000,000	NAP	3.39x	2.23x	38.5%	58.5%
8	Renaissance Plano	44,537,966	5.4	NAP	$14,974,994	1.77x	1.35x	63.9%	74.6%
10	Portofino Cove	34,500,000	4.2	$2,500,000	NAP	1.93x	1.65x	63.8%	68.4%
12	Hammond Aire	29,800,000	3.6	$2,680,000	NAP	2.04x	1.71x	61.7%	67.2%
13	APX Morristown	26,000,000	3.1	NAP	$13,000,000	1.62x	1.22x	67.3%	80.6%
17	Bella Grand	17,200,000	2.1	$2,000,000	NAP	2.56x	1.96x	66.5%	74.3%
Total:		$483,037,966	58.3%

(1)	Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NCF DSCR calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s).

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 2, 12 and 13, each loan pays according to a non-standard amortization schedule. See Annex F, Annex G and Annex H to the Prospectus.

(3)	Total Debt Cut-off Date LTV and Total Debt UW NCF DSCR calculations include the related pari passu companion loan(s), any related subordinate loan(s) and/or any mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero and (vii) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B certificates), to principal on the Class C

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balances of the Class D and Class E certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, yield maintenance charges, if any, collected on the mortgage loans during the one-month period ending on the related Determination Date are required to be distributed to certificateholders (excluding the holders of the Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):

of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to the Peachtree Office Towers, Sol y Luna, Portofino Cove, Hammond Aire or Bella Grand whole loans (each, a “Serviced AB Whole Loan”) will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to any pro rata allocation to the related mortgage loan and each related pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):	At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus.
Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 6 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the related anticipated repayment date and the U-Haul AREC 41 Portfolio mortgage loan or the 1399 Park Avenue mortgage loan is still an asset of the issuing entity, then such mortgage loan(s) will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in the Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X Certificates) senior to the Class F-RR certificates, and the notional amounts of the Class X certificates have been reduced to zero and, if the initial pool balance has been reduced to less than 8.125% of such balance as of the Closing Date or the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR-RR certificates. At any time when Class F-RR is the controlling class, the majority Class F-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

3650 Real Estate Investment Trust 1 LLC (or its affiliate) is expected to purchase the Class F-RR, Class G-RR, Class NR-RR and Class Z certificates (in each case, other than the portion thereof that comprises a portion of the VRR Interest) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Directing Certificateholder / Directing Holder (continued):

The “Directing Holder" will initially be:

(a) with respect to any mortgage loan (other than a non-serviced mortgage loan or a Serviced AB Whole Loan), the directing certificateholder; and

(b) with respect to any Serviced AB Whole Loan, (i) for so long as no related control appraisal period exists, the holder of the related subordinate companion loan and (ii) for so long as a related control appraisal period exists, the Directing Certificateholder.

The initial Directing Holder with respect to each of the Serviced AB Whole Loans will be the holder of the related subordinate companion loan, which is anticipated to be a separate unaffiliated third party investor.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts). So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, actions that would constitute certain major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain actions that would constitute major decisions that the special servicer, plans on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus. During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to certain major decisions, special servicer decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class F-RR certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that with respect to a Serviced AB Whole Loan, no Control Termination Event will be deemed to be continuing unless a control appraisal period is continuing under the related Intercreditor Agreement and a Control Termination Event is continuing.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any collateral deficiency amount then in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; provided, further, that with respect to a Serviced AB Whole Loan, no Consultation Termination Event will be deemed to be continuing unless a control appraisal period is continuing under the related Intercreditor Agreement and a Consultation Termination Event is continuing.

With respect to any excluded loan, a Consultation Termination Event will be deemed to exist with respect to such excluded loan at all times. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement or co-lender agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Risk Retention Consultation Party:	The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. There is expected to be no initial risk retention consultation party as of the closing date. Except with respect to an excluded loan as to such party, the risk retention consultation party, if one is appointed, will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans.
Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X-A, Class X-B, Class X-D, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

The operating advisor may also recommend the replacement of the special servicer at any time as described in “Operating Advisor” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Excluded Special Servicer:	In the event that the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer or the special servicer. To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will initially be Park Bridge Lender Services LLC. The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan or serviced whole loan, the operating advisor will be responsible for: (a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Prospectus and required under the pooling and servicing agreement; (b) reviewing (i) all reports by the special servicer made available to privileged persons on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report; (c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with appraisal reduction amounts, Cumulative Appraisal Reduction Amounts and collateral deficiency amounts, and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and (d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan) provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

−    to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

−    to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package (telephonically or electronically) with respect to Major Decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator's website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocable to any class of HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions (continued):

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

–   all special notices delivered

–   summaries of final asset status reports

–   all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

–   an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$68,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$68,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.2%	Net Rentable Area (SF):	461,306
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	Masaveu Ross Avenue, LLC	Year Built / Renovated:	2015 / NAP
Sponsor:	Masaveu Real Estate US, Delaware LLC	Occupancy(4):	95.9%
Interest Rate:	3.4100%	Occupancy Date:	12/1/2019
Note Date:	12/23/2019	Number of Tenants:	13
Maturity Date:	1/6/2030	2017 NOI:	$11,700,496
Interest-only Period:	120 months	2018 NOI:	$11,252,397
Original Term:	120 months	TTM NOI(5)(6):	$11,227,183
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$19,465,123
Call Protection(2):	L(26),Def(87),O(7)	UW Expenses:	$7,713,107
Lockbox(3):	Hard	UW NOI(6):	$11,752,016
Additional Debt(1):	Yes	UW NCF:	$11,198,449
Additional Debt Balance(1):	$43,700,000	Appraised Value / PSF:	$239,800,000 / $520
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/25/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$242
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$242
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	46.6%
Rollover:	$0	Springing	N/A	UW NOI / UW NCF DSCR:	3.04x / 2.90x
Unfunded Obligations Reserve(8):	$1,267,335	$0	N/A	UW NOI / UW NCF Debt Yield:	10.5% / 10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$111,700,000	46.3%	Purchase Price(8):	$237,000,643	98.2%
Sponsor Equity:	129,719,402	53.7	Closing Costs:	3,151,424	1.3
			Upfront Reserves:	1,267,335	0.5
Total Sources:	$241,419,402	100.0%	Total Uses:	$241,419,402	100.0%

(1)	The KPMG Plaza at Hall Arts is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $111.7 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	The Whole Loan can be defeased at any time after two years after the closing date of the securitization that includes the last pari passu note to be securitized.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Includes 13,750 SF of expansion space for KPMG which had a lease start date of November 2019 and the tenant is expected to take occupancy in the spring of 2020.

(5)	Represents the trailing twelve months ending October 31, 2019.

(6)	UW NOI includes $333,243 in straight-line rent and year one rent steps.

(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	The seller provided a credit to the purchase price in the amount of $1.3 million related to all outstanding TI/LC and free rent for KPMG, which was held in an upfront reserve at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

The Loan. The KPMG Plaza at Hall Arts Whole Loan is a $111.7 million first mortgage loan secured by the fee interest in a 461,306 SF, Class A+, office tower located in Dallas, Texas. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2020-C19 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the CSAIL 2020-C19 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the remaining note is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$68,000,000	$68,000,000	CSAIL 2020-C19	Y
Note A-2(1)	43,700,000	43,700,000	Column	N
Total	$111,700,000	$111,700,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is Masaveu Ross Avenue, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100% owned and managed by Corporación Masaveu S.A., a corporation domiciled in Spain.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Masaveu Real Estate US, Delaware LLC, a subsidiary of Corporación Masaveu S.A. The sponsor acquires, manages and owns real estate assets on behalf of Corporación Masaveu S.A. The sponsor’s U.S. portfolio includes four office properties valued at over $720 million located across Washington D.C., Houston and Miami. As of June 30, 2019, the sponsor reported a net worth of $392.3 million and liquidity of $27.5 million. The guarantor is required to maintain a minimum net worth of $150 million and minimum liquid assets of $7.5 million under the loan documents.

The Property. The property is a 461,306 SF, Class A+, LEED Gold Certified office tower located in Dallas, Texas. The property is an 18-story building recently constructed in 2015 situated on a 1.6-acre site within the Dallas Arts District. The property is comprised of 442,259 SF of office space and 19,047 SF of restaurant and retail space. The property is 95.9% leased to a strong collection of 13 tenants with 10.3 years weighted average lease term remaining. The three largest tenants, KPMG LLP, Jackson Walker L.L.P. and Bell Nunnally & Martin LLP, account for 77.4% of the SF.

The largest tenant at the property, KPMG LLP (“KPMG”), leases 207,292 SF (44.9% of NRA) through July 2030 with three, five-year extension options remaining. KPMG has expanded its space three times since signing their initial lease and twice since initial occupancy, most recently in November 2019. KPMG leases 207,292 SF, with the most recent 13,750 SF expansion lease commencing as of November 2019. KPMG is expected to take occupancy of the 13,750 SF expansion space in the spring of 2020. KPMG was formed in 1987 and provides accounting, consulting, tax and legal, financial advisory and assurance services across 147 countries and territories. During the fiscal year of 2019, KPMG had 189,000 employees and generated $29.75 billion in revenue worldwide. KPMG strategically relocated from its previous Downtown Dallas office building into the Dallas Arts District in 2015 as part of a larger corporate real estate strategy focused on creating workplaces that are intended to recruit and retain top talent. KPMG reportedly grew its Dallas workforce by 20% in the first year at the property.

The second largest tenant at the property, Jackson Walker L.L.P. (“Jackson Walker”), leases 108,149 SF (23.4% of NRA) through December 2030 (104,064 SF) and June 2022 (4,085 SF) with three, five-year extension options remaining. Jackson Walker is a Texas-based law firm with more than 360 attorneys. One of the largest law firms in Texas, Jackson Walker has seven offices across Texas and is headquartered at the property. Jackson Walker has been a tenant at the property since January 2016 and expanded into an additional 4,085 SF in November 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

The third largest tenant at the property, Bell Nunnally & Martin LLP (“Bell Nunnally”), leases 41,693 SF (9.0% of NRA) through July 2034 with two, five-year extension options remaining. Founded in 1980, Bell Nunnally is a full-service law firm that provides transactional and litigation services to a national and international client base ranging from start-up businesses to Fortune 500 companies. With over 60 attorneys, Bell Nunnally is among the 25 largest firms in North Texas and the 60 largest firms in Texas and has been a tenant at the property since June 2018.

Pursuant to a license agreement (the “Parking Agreement”), the property has the right to use two subterranean parking garages connected below ground. The Parking Agreement provides the Borrower with the right to use 1,266 priority spaces out of the total 2,098 parking spaces, of which (1,750 spaces are in the Hall Arts Garage and 348 are in the connected Cathedral Garage). The inter-connected parking garages are located under the Hall Arts Plaza and under the Cathedral Shrine of the Virgin Guadalupe, located across Crockett Street. The Parking Agreement expires in 2088 with respect to the Hall Arts Garage and in 2047 with respect to the Cathedral Garage. The Cathedral Garage agreement includes two automatic 25-year extensions (unless such extensions are canceled by the Roman Catholic Diocese of Dallas which is the garage fee owner) which provide for extension to 2097. Additionally, the loan documents include a recourse carveout for losses in the event that there is (a) any termination or cancellation of any superior interests in the parking garages that results in the loss by the borrower of a valid enforceable license to use the parking spaces or (b) any termination or cancellation of the Parking Agreement.

The Market. The property is located in the Dallas Arts District, which falls within the Dallas central business district (“CBD”) submarket and is also considered to be part of the Uptown/Turtle Creek office submarket. The transformation of the Dallas Arts District began in 2012 upon the completion of Klyde Warren Park, a 5.2-acre urban green space built over the recessed Woodall Rodgers Freeway between Pearl and St. Paul streets. Klyde Warren Park provides an expansive pedestrian-friendly green space that bridges the gap between the Dallas Arts District and the Uptown area. Ross Avenue is now commonly viewed as the new boundary for the Uptown/CBD office markets, with some of the most valuable land in the overall market area now located at this intersection. As a result, the Dallas Arts District office buildings compete with the Uptown submarket for tenants. The Uptown submarket is one of the better performing submarkets in Dallas and is more reflective of the Dallas Arts District location.

According to a third party market research provider, as of the third quarter of 2019, the Uptown submarket has a total inventory of 16.0 million SF with rental rates of $42.30 PSF, representing the highest asking rates across the Dallas submarkets. The Uptown submarket has a vacancy rate of 13.2% and a positive net absorption of 81,470 SF. The competitive set per the appraisal includes five properties ranging in occupancy from 80.0% to 98.0%, with a weighted average occupancy of 86.9%. The unadjusted asking rents PSF for office space range from $26.50 to $41.00 (NNN), with a weighted average of $31.90 NNN. Based on the appraiser’s concluded market rents of $48.50 PSF for office space and $40.00 PSF (NNN) for retail space, the property’s weighted average underwritten rents are 12.5% and 25.3% below market for office and retail space, respectively. The appraiser’s competitive set is summarized below:

Competitive Set Summary(1)

Property	Address	Location	Year Built	NRA	Occupancy	Adj. NNN Rent PSF	Adj. Gross Rent PSF(3)	Proximity (miles)
KPMG Plaza at Hall Arts	2323 Ross Avenue	Dallas, TX	2015	461,306	95.9%(2)	N/A	$42.14(2)	--
One Arts Plaza	1722 Routh Street	Dallas, TX	2007	530,236	95%	$34.16	$48.60	0.4
JPMorgan Chase Tower	2200 Ross Avenue	Dallas, TX	1987	1,253,343	80%	$32.79	$47.23	0.4
1900 Pearl	1900 North Pearl Street	Dallas, TX	2018	261,400	90%	$34.10	$48.54	0.2
2100 McKinney	2100 McKinney Avenue	Dallas, TX	1999	360,859	98%	$35.64	$50.08	0.0
Rosewood Court	2101 Cedar Springs	Dallas, TX	2008	405,291	86%	$33.86	$48.30	0.2

(1)	Source: Appraisal.

(2)	Source: Underwritten Rent Roll.

(3)	The Adj. Gross Rent PSF is based on the appraiser’s concluded expenses of $14.44 PSF plus the NNN rent PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

Historical and Current Occupancy(1)

2017	2018	Current(2)
80.8%	93.7%	95.9%

(1)	Historical Occupancy based on the date that each of the leases commenced.

(2)	Based on the December 2019 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
KPMG LLP(3)	NR / NR / NR	207,292	44.9%	$40.33	44.8%	7/26/2030
Jackson Walker L.L.P.(4)	NR / NR / NR	108,149	23.4	$39.23	22.8	12/31/2030(2)
Bell Nunnally & Martin LLP(5)	NR / NR / NR	41,693	9.0	$50.67	11.3	7/31/2034
Serendipity Labs, Inc.	NR / NR / NR	28,396	6.2	$48.20	7.3	9/30/2028
Hall Financial Group, Ltd.(6)	NR / NR / NR	20,114	4.4	$46.90	5.1	3/31/2026
Teknion, LLC	NR / NR / NR	7,988	1.7	$51.58	2.2	10/31/2026
Spencer Stuart, Inc.	NR / NR / NR	6,598	1.4	$49.13	1.7	8/19/2022
UMB Bank, n.a.(7)	NR / A- / A	5,887	1.3	$48.12	1.5	7/8/2025
Musume by Kenichi	NR / NR / NR	5,616	1.2	$35.61	1.1	2/28/2028
Centennial Bank	NR / NR / NR	3,958	0.9	$47.39	1.0	6/30/2022
Gillbert & Keller Production	NR / NR / NR	2,702	0.6	$10.00	0.1	5/31/2027
Rock Libations, L.P.	NR / NR / NR	2,144	0.5	$40.00	0.5	2/8/2028
Spindletop Exploration Company, Inc.	NR / NR / NR	1,937	0.4	$50.72	0.5	6/30/2022
Total:		442,474	95.9%	$42.14	100.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through January 2021.

(2)	Jackson Walker L.L.P. has lease expirations in December 2030 (104,064 SF) and June 2022 (4,085 SF).

(3)	KPMG has a one-time right to terminate its lease for its entire space effective July 2025 with twelve months’ notice and an estimated termination fee of $12.8 million. KPMG also has an option to reduce its leased space by up to 26,094 SF or one full floor effective July 2025 with twelve months’ notice and estimated contraction fees of $593,000 if it vacates the 16th floor only, or $781,000 if it vacates the 7th floor only.

(4)	Jackson Walker L.L.P. has a one-time right to terminate effective January 2027 with twelve months’ notice (applicable to 104,064 SF) and an estimated termination fee of $3.6 million, as well as a one-time right to terminate effective October 2020 with six months’ notice (applicable to 4,085 SF of its expansion space) and an estimated termination fee of $21,718. Alternatively, if Jackson Walker chooses not to exercise the termination option on its original space (104,064 SF), it will also have an option to reduce its space by up to one full floor effective January 2027 with twelve months’ notice and an estimated contraction fee of $904,000.

(5)	Bell Nunnally & Martin LLP has a one-time right to terminate effective July 31, 2029 with twelve months’ notice with an estimated termination fee of $4.0 million.

(6)	Hall Financial Group, Ltd. has an ongoing termination option effective any time after November 15, 2020 upon 30 days’ notice for Suite 730. The tenant has an ongoing termination option for Suite 200.

(7)	Ratings provided are for UMB Bank Financial Corporation, which is the guarantor on the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring(2)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	4	16,578	3.6	805,800	4.3	16,578	3.6%	$805,800	4.3%
2023	0	0	0.0	0	0.0	16,578	3.6%	$805,800	4.3%
2024	0	0	0.0	0	0.0	16,578	3.6%	$805,800	4.3%
2025	1	5,887	1.3	283,292	1.5	22,465	4.9%	$1,089,092	5.8%
2026	3	28,102	6.1	1,355,299	7.2	50,567	11.0%	$2,444,391	13.0%
2027	1	2,702	0.6	27,020	0.1	53,269	11.5%	$2,471,411	13.1%
2028	3	36,156	7.8	1,654,447	8.8	89,425	19.4%	$4,125,858	21.9%
2029	0	0	0.0	0	0.0	89,425	19.4%	$4,125,858	21.9%
2030	2	311,356	67.5	12,406,268	65.7	400,781	86.9%	$16,532,126	87.6%
2031 & Beyond	1	41,693	9.0	2,112,668	11.2	442,474	95.9%	$18,644,795	98.8%
Dark(3)	1	5,530	1.2	226,730	1.2	448,004	97.1%	$18,871,525	100.0%
Vacant	NAP	13,302	2.9	NAP	NAP	461,306	100.0%	NAP	NAP
Total	16	461,306	100.0%	$18,871,525	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through January 2021.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	The Stephan Pyles restaurant space recently became dark in January 2020.

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten(2)	PSF	%(3)
Base Rent	$17,500,290	$17,704,659	$17,663,797	$18,871,525	$40.91	92.2%
Vacant Income	0	0	0	581,341	$1.26	2.8%
Gross Potential Rent	$17,500,290	$17,704,659	$17,663,797	$19,452,865	$42.17	95.1%
Total Reimbursements	603,996	704,874	1,069,844	1,010,380	$2.19	4.9%
Net Rental Income	$18,104,286	$18,409,533	$18,733,641	$20,463,246	$44.36	100.0%
Other Income	13,204	53,441	56,662	25,040	$0.05	0.1%
(Vacancy/Collection Loss)	0	0	0	(1,023,162)	($2.22)	(5.0%)
Effective Gross Income	$18,117,490	$18,462,974	$18,790,303	$19,465,123	$42.20	95.1%
Total Expenses	$6,416,994	$7,210,577	$7,563,120	$7,713,107	$16.72	39.6%
Net Operating Income	$11,700,496	$11,252,397	$11,227,183	$11,752,016	$25.48	60.4%
Total TI/LC, Capex/RR	0	0	0	553,567	$1.20	2.8%
Net Cash Flow	$11,700,496	$11,252,397	$11,227,183	$11,198,449	$24.28	57.5%

(1)	TTM represents the trailing twelve month period ending October 31, 2019.

(2)	UW Base Rent includes $333,243 in straight-line rent and rent steps through January 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — KPMG Plaza at Hall Arts

Property Management. The property is managed by Stream Realty Partners – DFW, L.P., a commercial real estate service company that specializes in property management, leasing and investment sales. With over 173 million SF of office, industrial, retail and healthcare assignments, the company participates in over $2.9 billion in transactions annually. Founded in 1996, Stream Realty Partners has over 850 real estate professionals in twelve major markets across the United States; including Austin, Dallas, Fort Worth, Houston and San Antonio. In the Dallas/Fort Worth Market, Stream Realty Partners manages over 46 million SF with 114 property management employees and 370 total dedicated team members.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,267,335 for outstanding TI/LCs and free rent related to the KPMG expansion space.

Taxes & Insurance Reserve – The requirement to make monthly deposits of (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the estimated insurance premiums into tax and insurance reserve accounts is waived unless a Cash Sweep Period (as defined below) is continuing.

Replacement Reserves – During the continuance of a Cash Sweep Period, on a monthly basis, the borrower is required to deposit $7,688 ($0.20 per rentable SF annually).

Rollover Reserves – During the continuance of a Cash Sweep Period, on a monthly basis, the borrower is required to deposit $38,442 ($1.00 per rentable SF annually).

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox with springing cash management upon a Cash Sweep Period. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Period” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the borrower or any affiliated or non-affiliated property manager, (c) if the debt yield is less than 6.5% for the immediately preceding calendar quarter based upon the preceding trailing 12 month period, or (d) a Parking Agreement Trigger occurs.

A “Parking Agreement Trigger” means the occurrence of (a) a breach or default by the borrower under any condition or obligation contained in the Parking Agreement, (b) any event or condition that gives parking landlord a right to terminate or cancel the Parking Agreement, or (c) the modification, termination or cancellation of the Parking Agreement without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$66,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$66,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.0%	Net Rentable Area (SF):	619,732
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrowers:	260 Properties, LLC; 270, LLC	Year Built / Renovated:	1961, 1974 / 1999 - 2012
Sponsor:	Richard E. Bowers	Occupancy(5):	85.1%
Interest Rate:	3.8172727%	Occupancy Date:	12/31/2019
Note Date:	11/21/2019	Number of Tenants(6):	71
Maturity Date:	3/5/2030	2017 NOI(7):	$5,491,678
Interest-only Period:	60 months	2018 NOI(7):	$5,125,419
Original Term(2):	123 months	2019 NOI(8):	$5,115,655
Original Amortization(3):	360 months	UW Economic Occupancy:	84.0%
Amortization Type:	IO-Balloon	UW Revenues:	$12,385,425
Call Protection:	L(35),Def(85),O(3)	UW Expenses:	$6,516,389
Lockbox(4):	Springing	UW NOI(8):	$5,869,035
Additional Debt(1):	Yes	UW NCF:	$5,308,451
Additional Debt Balance(1):	$6,000,000	Appraised Value / PSF:	$109,000,000 / $176
Additional Debt Type(1):	Subordinate	Appraisal Date:	9/4/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$107
Taxes:	$512,843	$165,495	N/A	Maturity Date Loan PSF:	$93
Insurance:	$0	$11,518	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$10,329	N/A	Maturity Date LTV:	52.9%
TI/LC Reserve:	$4,083,544	$69,720	N/A	UW NOI / UW NCF IO DSCR:	2.30x / 2.08x
Free Rent Reserve:	$390,037	$0	N/A	UW NOI / UW NCF DSCR:	1.48x / 1.34x
Additional Leasing Reserve:	$0	$45,073	N/A	UW NOI / UW NCF Debt Yield:	8.9% / 8.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Note:	$66,000,000	91.7%	Payoff Existing Debt:	$53,720,375	74.6%
B Note:	6,000,000	8.3	Return of Equity:	11,893,086	16.5
			Upfront Reserves:	4,986,424	6.9
			Closing Costs:	1,400,115	1.9
Total Sources:	$72,000,000	100.0%	Total Uses:	$72,000,000	100.0%

(1)	The Peachtree Office Towers loan is part of a larger split whole loan evidenced by a senior note (the “A Note”), with an outstanding balance as of the Cut-off Date of $66.0 million and one subordinate note (the “B Note”, together with the A Note, the “Whole Loan”), with a Cut-off Date balance of $6.0 million. The financial information presented in the chart above and herein reflects the balance of the A Note.

(2)	The Whole Loan originally had a 10-year term and on February 24, 2020, the lender exercised its right to extend the term by three months.

(3)	The A Note amortization is based on a non-standard 30-year amortization schedule. See “Annex F–Peachtree Office Towers Amortization Schedule” in the Prospectus. The scheduled balloon balance is $57.65 million, compared to $59.35 million with a standard 30-year amortization schedule.

(4)	For a more detailed description, please refer to “Lockbox / Cash Management” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

(5)	The property is 85.1% leased and 84.2% occupied. A related tenant, Facilitec, Inc., has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 at the 260 Peachtree property. The lease is pending, as such the incremental income due to the increase in SF was not underwritten. Affiliates of the borrower lease 6.1% of the property.

(6)	There are three tenants with spaces in both 260 Peachtree and 270 Peachtree.

(7)	The decrease from 2017 NOI to 2018 NOI is due primarily to the former tenant, CredAbility, vacating in 2017, which contributed approximately $837,528 in base rent in 2017.

(8)	Increase in 2019 NOI to UW NOI is due to UW straight-line rents for investment grade tenants amounting to $91,227 and an increase in expense reimbursements in the amount of $555,381 due to increased tax expenses.

(9)	For a more detailed description, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan is a $72.0 million first mortgage loan secured by the fee interest in two office buildings comprising 619,732 SF located in Atlanta, Georgia. The A Note has a 10-year term and will amortize over a non-standard 30-year schedule, following an initial 60-month interest-only period. See “Annex F–Peachtree Office Towers Amortization Schedule” in the Prospectus. There are three components of reserves for tenant improvements and leasing commissions and capital expenditures in the loan structure: (i) an upfront reserve of $4.08 million, (ii) ongoing reserves of $836,635 per annum, uncapped, for the term of the loan and (iii) ongoing reserves of $540,875 per annum during the 60-month interest-only period, representing approximately the amount of principal which would be collected on a 30-year amortization. The borrower is required to reserve $10.89 million in total during the first five years of the term for future tenant improvements, leasing commissions and capital expenditures.

The Whole Loan is evidenced by two notes. The A Note is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan will be serviced pursuant to the CSAIL 2020-C19 Commercial Mortgage Trust pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of the B Note, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of the A Note. The holder of the B Note is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the A Note will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Peachtree Office Towers Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
A Note	$66,000,000	$66,000,000	CSAIL 2020-C19	N(1)
B Note	6,000,000	6,000,000	TCM CRE REIT LLC	Y(1)
Total	$72,000,000	$72,000,000

(1)	During a control appraisal event the A Note will become the controlling piece.

The Borrower. The borrowing entities for the Whole Loan are 260 Properties, LLC and 270, LLC, each a Delaware limited liability company that is structured to be bankruptcy remote with two independent directors.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Richard Bowers, the president of Richard Bowers & Co. (“RB&Co”). RB&Co was established in 1980 and is an independently owned commercial real estate firm in Atlanta. Since its inception, RB&Co has expanded to 110 employees and has completed more than 12,196 deals in excess of 92 million SF of space. It engages in the acquisition, disposition, and leasing of office, industrial, multifamily, retail, land, and investment properties. RB&Co offers additional services encompassing property and facility management, space planning and corporate relocation services, development and construction management, and financial services. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is comprised of two contiguous class A office buildings, totaling 619,732 SF, located at 260 Peachtree Street Northwest (“260 Peachtree”) and 270 Peachtree Street Northwest (“270 Peachtree”) in Atlanta, Georgia. The buildings are situated on a 2.4-acre site in the central business district of northern portion of Downtown Atlanta, in close proximity to Midtown and were constructed between 1961 and 1974. Neither building may be released as collateral from the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

Amenities at the property include valet parking, on-site management, 24/7 security, bank and ATM, restaurants and conference rooms. The property has controlled access gates and covered parking on site. The property has been wired certified platinum, meaning it is best in class in the areas of number and quality of internet service providers, redundancy and resiliency of telecom infrastructure, ease of installation and capacity to readily support new telecom services.

260 Peachtree – 260 Peachtree is a 27-story, 294,800 SF, class A office building built in 1974 and most recently renovated in 1999. Situated on a 0.4-acre site, 260 Peachtree was extensively renovated subsequent to its acquisition by RB&Co in 1999, with over $15 million invested in capital expenditures. RB&Co has invested approximately $436,940 in capital expenditures over the past three years. The recent renovation included renovation of the fitness center, elevator and lobby upgrades, and multi-tenanting the 19th Floor. As of December 31, 2019, 260 Peachtree was 93.1% leased to 47 tenants.

270 Peachtree – 270 Peachtree is a 23-story, 324,932 SF, class A office building that was constructed in 1961 and most recently renovated in 2012. Situated on a 2.0-acre site, 270 Peachtree underwent several renovations: RB&Co invested over $2.6 million in capital expenditures between 1999 and 2012 and RB&Co has invested approximately $779,511 over the past three years. The recent renovation included upgrades and replacements to the chillers, cooling tower, lobby upgrades, and fitness center. As of December 31, 2019, 270 Peachtree was 77.9% leased to 23 tenants.

270 Peachtree offers an attached parking garage (478 spaces, 0.77 spaces: 1,000 SF) with valet accessible from Baker Street parking lot across the street.

As of December 31, 2019, the property was collectively 85.1% leased by a diverse rent roll of 71 tenants and was 84.2% occupied. A related tenant, Facilitec, Inc., has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 at the 260 Peachtree property. The lease is pending, as such the incremental income due to the increase in SF was not underwritten.

The largest tenant of the property, State Board – Workers Comp (“SBWC”), leases 71,020 SF (11.5% of NRA) through September 2025 at the 270 Peachtree property, with one, five-year extension option remaining. Established in 1920 by the Georgia legislature, the SBWC serves over 250,000 employers and over 3.8 million workers in Georgia and is funded by assessments from insurance companies and self-insured employers. In addition to its headquarters and appellate court at 270 Peachtree, SBWC has six field offices throughout Georgia. SBWC has been a tenant at 270 Peachtree since July 1997.

The second largest tenant of the property, RB&Co, and affiliated entities lease 37,938 SF (6.1% of NRA). RB&Co and such affiliated entities are related to the sponsor. See “The Sponsor” above. One of the affiliated entities, Facilitec, Inc., will be moving from suite 501 to suite 1100 at the 260 Peachtree property and increasing its total SF by 6,128 SF and the new lease is anticipated to expire on April 30, 2026. Facilitec, Inc. is an architecture firm. RB&Co and affiliated entities lease 3,894 SF on a month-to-month basis and the remaining leases expire between 2020 and 2026. In total, affiliates of the borrower lease 6.1% of the total property. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Prospectus.

The third largest tenant of the property, Georgia Chamber Commercial (“GCC”), leases 27,848 SF (4.5% of NRA) through July 31, 2024 at 270 Peachtree. Founded in the 1910s, GCC focuses on advocacy for free enterprise, policy development, local business and economic development, and political activity, while running a small business insurance plan through its Chamber Services division. Headquartered at 270 Peachtree, GCC is the largest advocacy organization in Georgia and one of the seven largest chambers in the country, representing almost 50,000 members in every county of Georgia with a diverse cross-section of over 600 industry divisions. GCC has been a tenant at 270 Peachtree since August 1, 2012.

The property is accessible via MARTA (Metropolitan Atlanta Rapid Transit Authority), Hartsfield-Jackson Atlanta International Airport (9.8 miles), and all major highways. Primary access to the property is through Interstate 85 and Interstate 20, and US Highways 23 and 78. Major thoroughfares around the property include Memorial Drive SE, John Lewis Freedom Parkway NE, and DeKalb Avenue NE, as well as U.S. Highways 23 (Moreland Avenue NE) and 78 (Ponce De Leon Avenue NE).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

The Market. The property is located in Atlanta, Georgia within the northern portion of the Downtown Atlanta submarket, which is part of the Atlanta office market. The property is part of the Atlanta-Sandy Springs-Roswell metropolitan statistical area (“MSA”). Major employers in the MSA include Delta Air Lines, Wal-Mart Stores, The Home Depot, Emory University, WellStar Health Systems, AT&T and Marriott International.

The Atlanta Beltline is less than 0.25 miles east of the property. The Atlanta Beltline is the most comprehensive transportation and economic development effort and among the largest, most wide-ranging urban redevelopment projects currently underway in the United States. The Atlanta Beltline is a sustainable redevelopment project that will ultimately connect 45 neighborhoods via a 22-mile loop of multi-use trails, modern streetcar and parks – all based on railroad corridors that formerly encircled Atlanta.

According to a third-party report, office employment growth in the MSA during 2020 and 2021 is projected to average 0.3% annually, enough to facilitate an absorption rate averaging 973,000 SF per year. Atlanta maintains relatively low occupancy costs and a diverse corporate tenant base that is increasingly composed of technology companies. Population growth rates are strong in the MSA, growing by 92,000 residents (1.5% growth) in 2018 according to a third-party report, notably higher than the 0.9% growth rate recorded for the nation as a whole.

According to a third-party report, 200,000 SF of office space was built in the central business district (“CBD”) since 2010. Recent tightening and high rents in the Buckhead, Midtown and the Central Perimeter submarkets has led to a diversion of demand to the Downtown submarket. This is evidenced by six straight years of Downtown submarket vacancy declines, currently reaching 10.0% as of the third quarter of 2019, its lowest level since 2000, with rent growth of 5.2% in the 12 months ending in the third quarter of 2019 according to a third-party report. The Downtown submarket has a stable base of long-time tenants including Georgia-Pacific, Turner Broadcasting Systems, Coca-Cola, AT&T, the Georgia State Capitol and state and federal agencies. Much of the Downtown submarket lies in a Federal Opportunity Zone, which compliments its tenant base and its strong access to transit amenities, including being the closest office market to the airport.

According to the appraisal, as of the second quarter of 2019, the Downtown Atlanta office submarket contained approximately 36.6 million SF of office space inventory with an overall vacancy rate of 10.0%. There were 85,000 SF new deliveries with 442,518 SF of positive net absorption. The appraisal concluded office space market rents of $27.24 PSF for the Downtown Atlanta submarket. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Peachtree Office Towers	1961, 1972 / 1999-2012	619,732(2)	85.1%(2)	--	-	-	$19.52 (2)	-
230 Peachtree	1965 / 1993	414,768	82.0%	0.4	Chris Von Gal	1,093	$19.50	5.4
The Hurt Building	1913 / 2007	436,340	82.0%	0.6	Harmonic Design	4,381	$24.00	6.3
100 Peachtree Street NW	1969 / N/A	622,084	96.0%	0.3	Farnsworth Group	1,355	$30.00	3.3
Centennial Tower	1975 / 2016	637,009	91.0%	0.7	Delong Caldwell	4,658	$27.00	5.5
55 Allen Plaza	2007 / N/A	348,658	95.0%	0.4	PS Equity	3,621	$19.50	4.3

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2019. The property is 85.1% leased and 84.2% occupied. A related tenant, Facilitec, Inc., has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 at the 260 Peachtree property. The lease is pending, as such the incremental income due to the increase in SF was not underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)(2)	2019(3)
89.7%	90.1%	84.1%	85.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are averages for each respective year.

(2)	The decline in occupancy from 2017 to 2018 is due to a former tenant, CredAbility, vacating its 41,772 SF space in 2017. CredAbility occupied 41,772 SF (6.7% of NRA). According to the sponsor, the space has been partially re-leased to two new tenants.

(3)	Based on the underwritten rent roll dated December 31, 2019. The property is 85.1% leased and 84.2% occupied. A related tenant, Facilitec, Inc., has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 at the 260 Peachtree property. The lease is pending, as such the incremental income due to the increase in SF was not underwritten. Affiliates of the borrower lease in total 6.1% of the property. At origination, the sponsor deposited $4,000,000 into a leasing reserve for future lease up costs.

Top Ten Tenant Summary(1)

Tenant	Location	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date(1)
State Board – Workers Comp(3)	270 Peachtree	Aaa / AAA / AAA	71,020	11.5%	$18.88	13.0%	9/30/2025
Richard Bowers & Co(4)	260 Peachtree; 270 Peachtree	NR / NR / NR	37,938	6.1	$17.37	6.4	Various
Georgia Chamber of Commerce	270 Peachtree	NR / NR / NR	27,848	4.5	$18.28	4.9	7/31/2024
Emory Healthcare Commercial	270 Peachtree	Aa2 / NR / NR	27,848	4.5	$18.04	4.9	3/31/2023
Regus	260 Peachtree	NR / NR / NR	24,682	4.0	$20.49	4.9	4/30/2024
Schulten Ward & Commercial	260 Peachtree	NR / NR / NR	17,725	2.9	$22.55	3.9	11/30/2020
White Oak	270 Peachtree	NR / NR / NR	15,847	2.6	$16.00	2.5	2/28/2031
Total Quality Logistics, LLC(5)	270 Peachtree	NR / NR / NR	13,924	2.2	$21.75	2.9	4/30/2024
LesConcierges	270 Peachtree	NR / NR / NR	13,924	2.2	$12.00	1.6	12/31/2020
McAngus, Goudelock & Courie, LLC(6)	270 Peachtree	NR / NR / NR	13,924	2.2	$13.66	1.8	12/31/2028
Total/Wtd. Avg:			264,680	42.7%	$18.25	46.7%

(1)	Based on the underwritten rent roll dated December 31, 2019, including rent increases occurring through February 2021 and straight-line rent for the SBWC and Emory Healthcare Commercial investment grade tenants.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	SBWC has the right to terminate the lease yearly by providing notice by July 15 of each calendar year, without further obligation, if adequate funds will not be available to satisfy its payment obligations under its lease.

(4)	RB&Co and its affiliates lease 3,894 SF that are on a month-to-month basis, 18,291 SF that expires on July 31, 2022, 2,048 SF that expires on April 30, 2020, 1,724 SF that expires on October 31, 2025 and 11,981 SF that expires on April 30, 2026. RB&Co’s affiliate has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 and the lease is expected to expire on April 30, 2026. The lease is pending, as such, the incremental income due to the increase in SF was not underwritten. Affiliates of the borrower lease 6.1% of the property.

(5)	Total Quality Logistics, LLC has a one-time termination option effective as of November 1, 2021, provided that the tenant gives nine months prior written notice and pays the termination fee equal to the unamortized portion of tenant improvement costs, brokerage fees paid, the conditional excused rent, landlord’s legal fees paid in connection with the lease and three months of then-current rent.

(6)	McAngus, Goudelock & Courie, LLC has a one-time termination option as of January 1, 2024, provided that the tenant gives nine months prior written notice and pays the termination fee equal to $300,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM(3)	6	5,162	0.8%	$29,489	0.3%	5,162	0.8%	$29,489	0.3%
2020	12	64,541	10.4	1,239,260	12.0	69,703	11.2%	$1,268,749	12.3%
2021	3	29,741	4.8	520,940	5.0	99,444	16.0%	$1,789,688	17.3%
2022	16	63,184	10.2	1,454,398	14.1	162,628	26.2%	$3,244,087	31.4%
2023	9	50,595	8.2	1,000,476	9.7	213,223	34.4%	$4,244,562	41.0%
2024	21	126,675	20.4	2,612,087	25.2	339,898	54.8%	$6,856,649	66.3%
2025	14	99,065	16.0	1,891,454	18.3	438,963	70.8%	$8,748,104	84.5%
2026	2	24,322	3.9	415,485	4.0	463,285	74.8%	$9,163,589	88.6%
2027	1	2,625	0.4	59,404	0.6	465,910	75.2%	$9,222,992	89.1%
2028	5	30,919	5.0	554,654	5.4	496,829	80.2%	$9,777,647	94.5%
2029	2	14,770	2.4	315,861	3.1	511,599	82.6%	$10,093,508	97.5%
2030 & Beyond	1	15,847	2.6	253,552	2.5	527,446	85.1%	$10,347,060	100.0%
Vacant	NAP	92,286	14.9	NAP	NAP	619,732	100.0%	NAP	NAP
Total	92	619,732	100.0%	$10,347,060	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2019. A related tenant, Facilitec, Inc., has agreed to expand by 6,128 SF by moving from suite 501 to suite 1100 at the 260 Peachtree property. The lease is pending and expected to expire on April 30, 2026, as such the incremental income due to the increase in SF was not underwritten.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	MTM is inclusive of basement/sub-basement storage space.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	2019(1)(2)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	$9,904,360	$9,672,826	$9,612,366	$11,122,494	$10,347,060	$16.70	75.5%
Vacant Income	0	0	0	0	2,087,544	$3.37	15.2%
Rent Abatements(5)	(583,057)	(370,010)	(502,274)	(857,906)	0	$0.00	0.0%
Gross Potential Rent	$9,321,303	$9,302,815	$9,110,092	$10,264,588	$12,434,604	$20.06	90.7%
Total Reimbursements	140,269	531,833	630,268	715,202	1,270,583	$2.05	9.3%
Net Rental Income	$9,461,572	$9,834,648	$9,740,360	$10,979,790	$13,705,187	$22.11	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(2,087,544)	($3.37)	(15.2%)
Other Income	545,070	666,603	615,126	766,581	767,782	$1.24	5.6%
Effective Gross Income	$10,006,642	$10,501,251	$10,355,486	$11,746,371	$12,385,425	$19.99	90.4%
Total Expenses	$4,992,029	$5,009,573	$5,230,067	$6,630,716	$6,516,389	$10.51	52.6%
Net Operating Income	$5,014,614	$5,491,678	$5,125,419	$5,115,655	$5,869,035	$9.47	47.4%
Total TI/LC, Capex/RR	0	0	0	0	560,585	$0.90	4.5%
Net Cash Flow	$5,014,614	$5,491,678	$5,125,419	$5,115,655	$5,308,451	$8.57	42.9%

(1)	The increase in Net Operating Income from 2016 to 2017 is due to the burn-off of rent abatements in 2016. Rent abatement was $583,057 in 2016 and $69,460 in 2017. In addition, expense reimbursement increased from $140,269 in 2016 to $581,833 due primarily to the reset of the largest tenant’s base year of 2015. The decrease from 2017 Net Operating Income to 2018 Net Operating Income is due primarily to the former tenant CredAbility vacating in 2017, which contributed approximately $837,528 in base rent in 2017.

(2)	Increase in 2019 Net Operating Income to Underwritten Net Operating Income is due to UW straight-line rents for investment grade tenants amounting to $91,227 and an increase in expense reimbursements in the amount of $555,381 due to increased tax expenses.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents In Place includes base rent and step rents through February 2021 and straight-line rents from investment grade tenants.

(5)	Rent Abatements were not underwritten as the borrower deposited $390,037 into a free rent reserve for existing free rent obligations as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Peachtree Office Towers

Property Management. The property is managed by RB Management Services, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $4,000,000 for an initial leasing reserve, (ii) approximately $512,843 for a tax reserve, (iii) approximately $390,037 for a free rent reserve to offset the costs of outstanding rent abatements, and (iv) $83,544 for outstanding TI/LC obligations related to the CHA Consulting lease.

Tax Escrow – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $165,495.

Insurance Escrow – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance payments, which currently equates to $11,518.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $10,329 for replacement reserve.

Additional Leasing Reserve – On a monthly basis, the borrower is required to escrow approximately $45,073 through the December 5, 2024 payment date.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $69,720 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Trap Event Period (as defined below), the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the property are required to be deposited pursuant to tenant direction letters. Upon the occurrence and continuance of a Cash Trap Event Period, all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default under the loan documents or (ii) as of any calculation date, the DSCR falling to less than 1.15x.

Additional Debt. In addition to the A Note, the property is also security for the B Note with a Cut-off Date balance of $6.0 million. The B Note is coterminous with the A Note and requires interest-only payments at a rate of 9.2500% per annum through maturity. TCM CRE REIT LLC currently holds the B Note. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $116, 66.1%, 1.29x, 1.17x, 8.2% and 7.4% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Peachtree Office Towers Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 3 Assets
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	402,705
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	SREH 2018 Holdings LLC	Year Built / Renovated:	Various / Various
Sponsors:	Martin Selig; Selig Family Holdings, LLC	Occupancy(3):	98.3%
Interest Rate:	4.3780%	Occupancy Date(3):	4/15/2019
Note Date:	6/5/2019	Number of Tenants:	21
Maturity Date:	6/5/2029	2017 NOI(4):	$10,520,802
Interest-only Period:	120 months	2018 NOI(4):	$8,976,541
Original Term:	120 months	TTM NOI(4)(5):	$7,257,586
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,579,453
Call Protection:	L(33),Def(83),O(4)	UW Expenses:	$3,436,644
Lockbox(2):	Hard	UW NOI(4):	$12,142,808
Additional Debt(1):	Yes	UW NCF:	$11,537,398
Additional Debt Balance(1):	$75,000,000 / $15,000,000	Appraised Value / PSF:	$228,700,000 / $568
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$335
Taxes:	$0	$97,436	N/A	Maturity Date Loan PSF:	$335
Insurance:	$0	$6,223	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$8,390	N/A	Maturity Date LTV:	59.0%
TI/LC:	$2,000,000	$58,728	N/A	UW NOI / UW NCF DSCR:	2.03x / 1.93x
Outstanding TI/LC:	$6,410,568	$0	N/A	UW NOI / UW NCF Debt Yield:	9.0% / 8.5%
Free Rent:	$1,592,943	$0	N/A
Leafly Rent Replication(7):	$617,438	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$135,000,000	90.0%	Payoff Existing Debt:	$108,768,362	72.5%
Mezzanine Loan:	15,000,000	10.0	Return of Equity:	30,117,116	20.1
			Upfront Reserves:	10,620,949	7.1
			Closing Costs:	493,572	0.3
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Selig Office Portfolio loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $135.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	As of January 6, 2020, the Selig Office Portfolio was 98.9% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

(4)	The office space at the 333 Elliott property was previously 100% leased to a single tenant that vacated in August 2018 after the tenant was acquired. The sponsors have since re-leased the space back up to 100%. The increase in UW NOI reflects such lease-up including $2,469,750 in base rent that commenced in August and September 2019 attributable to Leafly.

(5)	Represents trailing twelve months ending June 30, 2019.

(6)	For a more detailed description, please refer to “Escrows and Reserves” below.

(7)	The Leafly Rent Replication Reserve is guaranteed by Martin Selig for the term of the lease. On each payment date thereafter, the borrower is required to deposit the monthly rental amount due under the Leafly lease in a separate segregated account, initially $205,813. If the amounts on deposit fall below the anticipated Leafly rental amounts for the next three months, the borrower is required to deposit an amount necessary to cause the funds on deposit to equal three months of rent due under the Leafly lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

The Loan. The Whole Loan is a $135.0 million first mortgage loan secured by the fee interest in three office buildings comprising 402,705 SF located in Seattle, Washington. The Whole Loan has a 10-year term and is interest-only for the term of the Whole Loan.

The Whole Loan is evidenced by two pari passu notes. The non-controlling Note A-2 is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan is being serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, as the holder of the non-controlling Note A-2, the trustee of the CSAIL 2020-C19 Commercial Mortgage Trust is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$75,000,000	$75,000,000	CSAIL 2019-C17	Y
Note A-2	60,000,000	60,000,000	CSAIL 2020-C19	N
Total	$135,000,000	$135,000,000

The Borrower. The borrowing entity for the Whole Loan is SREH 2018 Holdings LLC, a Delaware limited liability company and special purpose entity with two independent directors. The borrowing entity is 100% owned by SREH 2018 Management LLC, which is 100% owned by Selig Family Holdings, LLC.

The Sponsors. The Whole Loan’s sponsors and nonrecourse carve-out guarantors are Martin Selig and Selig Family Holdings, LLC. Martin Selig is the founder and owner of Martin Selig Real Estate (“MSRE”). MSRE has developed, owned, and operated commercial real estate in the Seattle since 1958.   MSRE’s current portfolio (including projects under development) includes 32 office properties totaling 5,139,115 SF, all in the Seattle metropolitan area.  MSRE manages and leases all of its properties internally. The sponsor originally developed the properties in 1978, 2008 and 2016 and, as of August 2018, has a cost basis in the portfolio of approximately $100.6 million. As of March 31, 2019, the sponsors had a net worth and liquidity of $1.98 billion and $13.8 million, respectively.

The Properties. The Selig Office Portfolio comprises three office properties, developed between 1978 and 2016 by MRSE. The properties total 402,705 SF. The 4th & Battery and 3rd & Battery properties are located in the Denny Regrade/Belltown submarket and the 333 Elliott property is located in the Lower Queen Anne submarket. Both submarkets are located in the Seattle, Washington central business district (“CBD”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

Portfolio Summary

Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	NRA (SF)(1)	Occ. %(1)	Year Built(2)	UW NCF	% of UW NCF	Appraised Value(2)
4th & Battery	Seattle, WA	$56,042,632	41.5%	202,130	96.6%	1978	$4,612,914	40.0%	$90,000,000
333 Elliott	Seattle, WA	54,409,500	40.3	133,472	100.0%	2008	5,013,185	43.5	97,000,000	(3)
3rd & Battery	Seattle, WA	24,547,868	18.2	67,103	100.0%	2016	1,911,299	16.6	41,700,000
Total/Wtd Avg.		$135,000,000	100.0%	402,705	98.3%		$11,537,398	100.0%	$228,700,000

(1)	Based on the underwritten rent roll dated April 15, 2019.

(2)	Source: Appraisal.

(3)	Reflects the stabilized appraised value for the 333 Elliott property as it has reached stabilization as of the Cut-off Date.

4th & Battery – The 4th & Battery property is a 12-story, Class B, multi-tenant, high-rise office building built in 1978, renovated with a new first floor lobby in the spring of 2018, and containing 202,130 SF situated on a 0.6-acre site. There are 67 on-site parking spaces (0.3 spaces per 1,000 SF) in a subterranean garage. The 4th & Battery property has maintained an average monthly occupancy of 96.0% since 2016. The office space at the 4th & Battery property is 96.6% leased to 16 tenants as of April 2019.

333 Elliott – The 333 Elliott property is a five-story, Class A, multi-tenant, mid-rise office building built in 2008 and containing 133,472 SF situated on a 1.2-acre site. There are 152 on-site parking spaces (1.1 spaces per 1,000 SF), including 122 spaces in a subterranean garage and 30 open surface spaces. The office space at the 333 Elliott property was previously 100% leased to a single tenant (F5 Networks) which vacated in August 2018 as a part of the company being acquired in conjunction with a consolidation of its space into a larger office building. The sponsors successfully re-leased 63.0% of the space within four months to Outreach Corporation (lease commencement of January 1, 2019), and the remaining space was re-leased eight months later to Leafly (lease commencement of August 1, 2019). The 333 Elliott property is located within walking distance to the Elliott Bay Trail, a paved path along Elliott Bay shoreline that is open to walkers, runners and bike riders. Elliott Bay Trail is approximately a half mile from 4th & Battery and 3rd & Battery. The rapid releasing of 100% of the 133,472 SF is indicative of the 4.3% vacancy rate in the Lower Queen Anne submarket as of the first quarter of 2019, according to the appraisal. Additionally, the property is located in an area with a zoning classification restricting building height to 45 feet, limiting potential future development of mid-rise office properties in the immediate area.

3rd & Battery – The 3rd & Battery property is a three-story, Class A, multi-tenant, low-rise office building built in 2016 and containing 67,103 SF situated on a 0.6-acre site. There are 62 on-site parking spaces (0.9 spaces per 1,000 SF) in a subterranean garage. The office space at the 3rd & Battery property has been fully leased to three tenants since 2017. The building is similar to other modern central business district office buildings, with expansive open floor plates.

As of April 15, 2019, the Selig Office Portfolio properties were, collectively, 98.3% leased to 21 tenants.

The largest tenant of the Selig Office Portfolio properties, Outreach Corporation (“Outreach”), leases 84,077 SF (20.9% of NRA) through December 2028 at the 333 Elliott property, with two, five-year extension options remaining. Outreach is a sales engagement platform with nearly $240,000,000 in funding from Microsoft’s Venture Fund and other venture capital firms. Outreach’s clients include Cloudera, Glassdoor, Pandora and Zillow. Outreach is headquartered at the 333 Elliott property and has additional offices in San Francisco and Tampa.

The second largest tenant of the Selig Office Portfolio properties, Leafly, leases 49,395 SF (12.3% of NRA) initially through August 2024 at the 333 Elliott property. Founded in 2010, Leafly is a cannabis information resource, providing information to people in legal cannabis markets about products for lifestyle and wellness needs, and resources to find those products safely and efficiently and buy them from licensed and regulated dispensaries. Leafly moved its headquarters to the 333 Elliott property in August 2019 from a smaller office in downtown Seattle. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

The third largest tenant of the Selig Office Portfolio properties, Aptevo Therapeutics, Inc. (“Aptevo”), leases 47,399 SF (11.8% of NRA) through April 2030 at the 4th & Battery property, with two, five-year extension options remaining. Aptevo is a biotech company primarily focused on bringing oncology and hematology therapeutics to market. Aptevo leverages the ADAPTIR™ platform technology, an approach to cancer immunotherapy, to treat cancer patients. Aptevo has been a tenant at the 4th & Battery property since 2003.

The Market. The properties are located in the Seattle CBD office market. As of the first quarter of 2019 the Seattle CBD’s overall vacancy rate was 5.5%, with Class A rents of $50.08, Class B rents of $38.57, and overall average asking rents of $42.86. According to the appraiser, the vacancy is expected to remain low as the market has demonstrated its ability to absorb large amounts of space. The Seattle CBD is bordered by Elliott Bay to the west, South King Street to the south, Interstate 5 to the east, and Stewart Street to the north. The Seattle CBD is located approximately one mile from Highway 99, two miles to Interstate 5 and 15 miles to the Seattle-Tacoma International Airport (SEATAC). An extensive transportation network and a work/live environment for young professionals, primarily in the finance and technology industries, have led the Seattle CBD’s office market to experience high demand. According to the appraisal, the Seattle CBD office market continues to experience increased leasing through the first quarter of 2019, with a vacancy rate of 5.5%, and submarket vacancies ranging from 3.3% to 7.1% as of the first quarter of 2019.

According to the appraisal, the 4th & Battery and 3rd & Battery properties are located in the Denny Regrade/Belltown submarket. As of the first quarter of 2019, the direct weighted average Class A asking rent and overall vacancy for the Denny Regrade/Belltown submarket were $48.25 and 4.4%, respectively. The 333 Elliott property is located in the Lower Queen Anne submarket. As of the first quarter of 2019, the direct weighted average Class A asking rent and overall vacancy for the Lower Queen Anne submarket were $45.29 and 4.3%, respectively. The properties benefit from convenient access to public transportation with multiple bus stops located nearby. Multifamily development has surged in both submarkets and in the surrounding area over the past two years according to the appraisal. According to third party reports, multifamily properties in the immediate area receive walking scores of 98 and 99. As of the first quarter of 2019, the total Seattle office market inventory was 49.8 million SF, with the Denny Regrade and Lower Queen Anne submarkets having inventories of 9.7 million SF and 12.6 million SF, respectively. As of the first quarter of 2019, year-to-date absorption in the Seattle CBD market and the Denny Regrade and Lower Queen Anne submarkets were 309,920 SF, 15,502 SF, and 216,906 SF, respectively.

As of May 2019, the estimated population for the Seattle-Tacoma-Bellevue Core Base Statistical Area (“CBSA”), which is the 15th largest CBSA in the United States, is approximately 3.9 million. The CBSA is home to numerous Fortune 500 and other national and international firms, including Boeing, one of the largest employers in the CBSA with 64,300 employees, Amazon, the second largest employer in the CBSA with 45,000 employees, and Microsoft, with 43,031 employees in the Puget Sound area. The Seattle CBD includes tenants, such as Amazon, Google and Facebook, which anchor the area.

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %		Proximity (miles)(2)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Selig Office Portfolio	Various	402,705	98.3%	(3)	--	-	-	$37.33(3)	-
Dexter Horton Building	1922 / N/A	331,300	93.5%		0.5 / 1.2 / 1.2	Aspect Consulting	15,942	$42.00	7.3
2118 Office Building	1914 / N/A	12,651	100.0%		1.1 / 0.3 / 0.3	Objekts	6,445	$40.00	10.0
Hill 7(4)	2015 / N/A	285,680	100.0%		1.5 / 0.8 / 0.9	WeWork	54,336	$36.14	12.1
Bay Vista Office Tower	1982 / N/A	119,793	97.1%		0.6 / 0.5 / 0.5	Committee for Children	7,183	$34.00	10.0
Elliott Bay Office Park	1981 / N/A	226,159	12.2%		0.1 / 1.0 / 1.0	TINYPulse	14,928	$36.00	7.0

(1)	Source: Appraisal.

(2)	Proximity reflects distance each of the 333 Elliott / 3rd & Battery / 4th & Battery properties.

(3)	Based on the underwritten rent roll dated April 15, 2019. As of January 6, 2020, the Selig Office Portfolio was 98.9% physically occupied.

(4)	The appraiser considered the WeWork lease at Hill 7 to be competitive with the 333 Elliott property and the 3rd & Battery property. It was not included in the competitive leasing set for the 4th & Battery property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

Historical and Current Occupancy

Property Name	2017(1)	2018(1)	Current(2)
4th & Battery	99.9%	85.7%	96.6%
333 Elliott	100.0%	7.1%(3)	100.0%
3rd & Battery	99.1%	99.1%	100.0%
Wtd Avg.	99.8%	61.9%	98.3%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated April 15, 2019. As of January 6, 2020, the Selig Office Portfolio was 98.9% physically occupied.

(3)	The office space at the 333 Elliott property was previously 100% leased to a single tenant (F5 Networks) which vacated in August 2018 as a part of the company being acquired in conjunction with a consolidation of its space into a larger office building. The sponsors successfully re-leased 63.0% of the space within four months to Outreach Corporation (lease commencement of January 1, 2019), and the remaining space was leased eight months later to Leafly (lease commencement of August 1, 2019).

Top Ten Tenant Summary(1)

Tenant	Property Name	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Outreach Corporation(2)	333 Elliott	84,077	20.9%	$45.00	25.6%	12/31/2028
Leafly(3)	333 Elliott	49,395	12.3	$50.00	16.7	8/31/2024
Aptevo Therapeutics, Inc.(4)	4th & Battery	47,399	11.8	$26.25	8.4	4/30/2030
Antioch University	3rd & Battery	38,228	9.5	$33.90	8.8	11/30/2031
New Engen, Inc.(5)	4th & Battery	35,884	8.9	$33.50	8.1	9/30/2021
Highspot, LLC(6)	4th & Battery	24,262	6.0	$35.94	5.9	8/14/2022
Smart Technologies, Inc.(7)	4th & Battery	18,149	4.5	$36.00	4.4	4/30/2029
LifeSpan Biosciences(8)	4th & Battery	17,916	4.4	$29.00	3.5	5/31/2023
Sound Community Bank	3rd & Battery	17,322	4.3	$38.25	4.5	6/30/2029
Igneous Systems(9)	4th & Battery	15,536	3.9	$31.00	3.3	7/31/2021
Total:		348,168	86.5%	$37.87	89.2%

(1)	Based on the underwritten rent roll dated April 15, 2019, including rent increases occurring through June 1, 2020.

(2)	Outreach Corporation has a one-time termination option as of December 1, 2023 and expiring on December 31, 2024. Outreach Corporation is required to provide written notice to the borrower no less than nine months prior to the proposed termination date, together with payment of three months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors both including 7.0% interest.

(3)	Leafly has a one-time termination option effective as of July 1, 2022 for 28,318 SF and a lease termination option effective as of August 1, 2022 for 21,077 SF, provided that the tenant gives written notice to the borrower no less than six months’ prior to the proposed termination date. Upon termination, Leafly is required to include payment of four months’ rent, unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(4)	Aptevo Therapeutics, Inc. has a one-time termination option as of April 1, 2023. The tenant is required to provide written notice to the borrower no less than nine months prior to the proposed termination date, together with payment of four months’ rent, unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors both including 8.0% interest.

(5)	New Engen, Inc. has a lease termination option effective as of the date that is six months after the date that New Engen, Inc. notifies the borrower that it has outgrown its allocated space by 10.0% or more and borrower is unable to provide adequate expansion space. The tenant is required to pay a termination fee equal to two months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(6)	Highspot, LLC leases 24,262 SF, of which (i) 12,246 SF is leased for $36.00 PSF, (ii) 6,425 SF is leased for $28.50 PSF and (iii) 5,591 SF is leased for $40.00 PSF.

(7)	Smart Technologies, Inc. has a one-time termination option effective as of April 30, 2025, provided that the tenant gives written notice to the borrower no less than nine months prior to the proposed termination date. Upon termination, Smart Technologies, Inc. is required to pay three months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the borrower.

(8)	LifeSpan Biosciences has a one-time termination option effective at any time, provided that the tenant has been purchased by or merged with another company and the tenant gives written notice to the borrower no less than six months prior to the proposed termination date. Upon termination, LifeSpan Biosciences is required to pay two months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(9)	Igneous Systems has a lease termination option effective as of July 31, 2020, provided that the tenant gives written notice to the borrower no less than nine months prior to the proposed termination date. Upon termination, Igneous Systems is required to pay the unamortized portion of any tenant improvements and real estate commissions provided and paid for by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)	NRA Expiring(4)	% of NRA Expiring(4)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring(4)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	1	2,031	0.5%	$53,822	0.4%	2,031	0.5%	$53,822	0.4%
2020	2	2,162	0.5	59,049	0.4	4,193	1.0%	$112,871	0.8%
2021	5	60,807	15.1	1,965,601	13.3	65,000	16.1%	$2,078,471	14.1%
2022	8	37,112	9.2	1,441,380	9.8	102,112	25.4%	$3,519,851	23.8%
2023	3	22,974	5.7	690,452	4.7	125,086	31.1%	$4,210,303	28.5%
2024	5	52,129	12.9	2,554,504	17.3	177,215	44.0%	$6,764,807	45.8%
2025	1	12,867	3.2	373,400	2.5	190,082	47.2%	$7,138,207	48.3%
2026	0	0	0.0	0	0.0	190,082	47.2%	$7,138,207	48.3%
2027	0	0	0.0	0	0.0	190,082	47.2%	$7,138,207	48.3%
2028	3	84,077	20.9	3,783,465	25.6	274,159	68.1%	$10,921,672	73.9%
2029	2	35,471	8.8	1,315,931	8.9	309,630	76.9%	$12,237,603	82.8%
2030	4	47,399	11.8	1,244,224	8.4	357,029	88.7%	$13,481,826	91.2%
2031 & Beyond	2	38,859	9.6	1,295,929	8.8	395,888	98.3%	$14,777,756	100.0%
Vacant	NAP	6,817	1.7	NAP	NAP	402,705	100.0%	NAP	NAP
Total	36	402,705	100.0%	$14,777,756	100.0%

(1)	Based on the underwritten rent roll dated April 15, 2019. Rent includes base rent and rent increases occurring through June 1, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Tenants with expiration dates in 2019 are considered MTM.

(4)	2030 & Beyond is inclusive of parking/garage storage space that has no underwritten rent.

Operating History and Underwritten Net Cash Flow

	2017	2018(1)	TTM(1)(2)	Underwritten(1)(3)	PSF	%(4)
Rents in Place	$11,771,691	$10,738,497	$9,564,761	$14,777,756	$36.70	94.9%
Vacant Income	0	0	0	210,369	$0.52	1.4%
Gross Potential Rent	$11,771,691	$10,738,497	$9,564,761	$14,988,125	$37.22	96.3%
Total Reimbursements	650,347	579,743	138,442	579,931	$1.44	3.7%
Net Rental Income	$12,422,037	$11,318,239	$9,703,203	$15,568,056	$38.66	100.0%
(Vacancy/Collection Loss)	0	0	0	(770,819)	($1.91)	(5.0%)
Other Income	869,887	796,759	696,234	782,216	$1.94	5.0%
Effective Gross Income	$13,291,924	$12,114,998	$10,399,437	$15,579,453	$38.69	100.0%
Total Expenses	$2,771,122	$3,138,457	$3,141,851	$3,436,644	$8.53	22.1%
Net Operating Income	$10,520,802	$8,976,541	$7,257,586	$12,142,808	$30.15	77.9%
Total TI/LC, Capex/RR	0	0	0	605,410	$1.50	3.9%
Net Cash Flow	$10,520,802	$8,976,541	$7,257,586	$11,537,398	$28.65	74.1%

(1)	The office space at 333 Elliott was previously 100% leased to a single tenant that vacated in August 2018 after the tenant was acquired. The sponsors have since re-leased the space back up to 100%. The increase in UW NOI reflects such lease-up including $2,469,750 in base rent that commenced in August and September 2019 attributable to Leafly.

(2)	TTM represents trailing 12 months ending June 30, 2019.

(3)	Rent includes Base Rent and Rent Increases occurring through June 1, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

Property Management. The property is managed by MSRE Management, L.L.C., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $6,410,568 for outstanding tenant improvements and leasing commissions associated with three tenants ($3,363,080 for Outreach, $2,593,763 for Leafly and $453,725 for Smart Technologies, Inc.), $2,000,000 for tenant improvements and leasing commissions, $1,592,943 for free rent associated with four tenants and $617,438 for the Leafly Rent Replication Reserve. As of February 19, 2020, the outstanding tenant improvements and leasing commissions reserve balance was $1,804,131, as $4,606,437 was released to the borrower and the free rent reserve balance was $217,479, as $1,375,464 was released to the borrower.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $97,436.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $6,223.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $8,390 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $58,728 for tenant improvements and leasing commissions.

Leafly Rent Replication Reserve - Leafly does not directly pay rent into the lockbox. At origination, the borrower deposited into escrow $617,438 for the first three months of the Leafly rent. On each payment date thereafter, the borrower is required to deposit the monthly rental amount due under the Leafly lease in a separate segregated account, initially $205,813. If the amounts on deposit fall below the anticipated Leafly rental amounts for the next three months, the borrower is required to deposit an amount necessary to cause the funds on deposit to equal three months of rent due under the Leafly lease. The sponsors are guaranteeing the lease for its entire term, including extension options. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants (other than Leafly) to deposit rents into a lockbox account controlled by the lender. At origination, the borrower was required to deliver a tenant direction letter with respect to the Leafly tenant into an escrow, which the lender may send to the Leafly tenant in its sole discretion following its determination that Leafly does not pose a risk of violating anti-money laundering laws or any other applicable laws. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period (as defined below), following payment of debt service, required reserves, operating expenses and mezzanine loan debt service are required to be deposited into the cash collateral account. The lender has been granted a first priority security interest in the cash management account.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.25x (inclusive of the mezzanine loan), (iii) the commencement of the Lease Sweep Period (as defined below), (iv) the commencement of a mezzanine loan default, or (v) the commencement of default under any other mezzanine loan permitted under the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Selig Office Portfolio

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) with respect to a Lease Sweep Lease (as defined below) the earliest to occur of: (a) 12 months prior to the earliest stated expiration of a Lease Sweep Lease, (b) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (c) with respect to any replacement Lease Sweep Lease that is set to expire on or prior to June 1, 2031 (without giving effect to any extension option unless the same has been fully exercised), the monthly payment date occurring in June 2028; (ii) with respect to the Leafly lease, the date that is six months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (iii) with respect to the Aptevo lease, the date that is nine months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (iv) with respect to the Outreach lease, the date that is nine months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (v) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of notice from any tenant under a Lease Sweep Lease of its intent to (or exercises a right to) surrender, cancel or terminate its respective Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (vi) the date that any tenant under a Lease Sweep Lease discontinues its business at its Lease Sweep Lease space (or any material portion thereof) or gives notice that it intends to discontinue its business at its Lease Sweep Lease space at the property (or any material portion thereof); (vii) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (vii) the occurrence of any insolvency proceeding or other bankruptcy action involving a Lease Sweep Lease tenant or tenant parent.

A “Lease Sweep Lease” means the (i) the Leafly lease, (ii) the Aptevo lease, (iii) the Outreach lease and (iv) any renewal or replacement lease with respect to all or a portion of the Lease Sweep Lease space that constitutes a qualified lease in accordance with the loan documents.

Partial Release. The borrower may obtain a release of an individual property after the lockout period and before the date that is three months prior to the maturity date, subject to, among other things: (i) defeasance in an amount equal to the greater of (a) the Debt Stack Percentage (as defined below) of net sales proceeds and (b) 120% of the allocated loan amount for such property, (ii) the loan to value, including the mezzanine loan, after release is no more than the lesser of (a) the loan to value, including the mezzanine loan, prior to release and (b) 65.6% and (iii) the debt yield, including the mezzanine loan, after release is no less than the greater of (a) 8.5% and (b) the debt yield, including the mezzanine loan, prior to such release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus.

The “Debt Stack Percentage” means a fraction, that has a numerator equal to the then outstanding principal balance of the Whole Loan and a denominator equal to the sum of the then outstanding principal balance of the Whole Loan and the then outstanding principal balance of the mezzanine loan.

Additional Debt. At origination, MSC – SOP 1 HOLDCO, LLC, an affiliate of Morrison Street Capital, LLC, provided a $15.00 million mezzanine loan secured by 100% of the equity interests in the borrower. The mezzanine loan is coterminous with the Whole Loan, has an interest rate of 10.00% per annum and is interest-only throughout the term. The Cut-off Date Loan PSF, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $372, 65.6%, 1.54x and 7.7%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 14 Assets
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype(4):	Various
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	642,256
Loan Purpose:	Refinance	Location(4):	Various
Borrowers(1):	Various	Year Built / Renovated(4):	Various
Sponsor:	Jonathan M. Larmore	Occupancy:	89.6%
Interest Rate:	3.6700%	Occupancy Date:	1/29/2020
Note Date:	2/10/2020	Number of Tenants:	118
Maturity Date:	3/5/2030	2017 NOI(5):	$4,618,079
Interest-only Period:	24 months	2018 NOI(5):	$5,194,729
Original Term:	120 months	TTM NOI(6):	$5,668,426
Original Amortization:	360 months	UW Economic Occupancy:	90.4%
Amortization Type:	IO-Balloon	UW Revenues:	$9,932,956
Call Protection:	L(35),Def(81),O(4)	UW Expenses:	$2,991,377
Lockbox(2):	Hard	UW NOI(6):	$6,941,579
Additional Debt(3):	Yes	UW NCF:	$6,399,321
Additional Debt Balance(3):	$10,000,000	Appraised Value / PSF:	$98,290,000 / $153
Additional Debt Type(3):	Mezzanine	Appraisal Date(4):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$93
Taxes:	$100,989	$110,923	N/A	Maturity Date Loan PSF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.0%
Replacement Reserves:	$10,704	$10,704	N/A	Maturity Date LTV:	50.9%
TI/LC:	$1,000,000	$42,817	$2,000,000	UW NOI / UW NCF I/O DSCR:	3.11x / 2.87x
Deferred Maintenance:	$292,384	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	2.10x / 1.94x
Outstanding TI/LC:	$1,527,012	$0	N/A	UW NOI / UW NCF Debt Yield:	11.6% / 10.7%
Free Rent:	$327,339	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$60,000,000	85.7%	Payoff Existing Debt:	$57,218,110	81.7%
Mezzanine Loan:	10,000,000	14.3	Return of Equity(8):	6,573,714	9.4
			Upfront Reserves:	3,258,428	4.7
			Closing Costs:	2,949,748	4.2
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	See “The Borrowers” below.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	For a more detailed description of Additional Debt, please refer to “Additional Debt” below.

(4)	For a more detailed description, please refer to “The Properties” below.

(5)	Increase in NOI from 2017 to 2018 is due to lease-up of the properties. During 2018, 29,972 SF in new leases commenced contributing $390,594 in base rent.

(6)	Represents trailing twelve months ending November 30, 2019. The increase in the NOI from TTM to UW is due to lease-up of 75,012 SF of new leases since September 2019 that contributed $1,232,048 in base rent.

(7)	For a more detailed description, please refer to “Escrows and Reserves” below.

(8)	Return of equity to the sponsor was used to buyout all third-party interests in the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

The Loan. The Arciterra Portfolio loan is a $60.0 million first mortgage loan secured by the fee interest in 13 retail buildings and one office building comprising 642,256 SF located across Indiana, Colorado, Georgia, North Carolina, Illinois, Iowa, Texas, Louisiana and New York. The loan has a 120-month term and will amortize on a 30-year schedule following an initial interest-only period of two years.

The Borrowers. The borrowing entities for the loan are AT Seven Hills Aurora CO II, LLC; AT ALTUS Cumberland GA II, LLC; AT Eastman GA II, LLC; ATA Lanier Fayetteville GA II, LLC; AT PT Danville IL II, LLC; AT New Lenox IL-Inline II, LLC; AT Auburn Plaza IN II, LLC; AT Plainfield Village IN II, LLC; Arciterra Westgate Indianapolis IN II, LLC; AT HL Burlington IA II, LLC; AT Ville Platte LA II, LLC; AT Sweden NY II, LLC; AT Mayodan NC II, LLC and AT Longview TX II, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Each borrowing entity is controlled by Jonathan M. Larmore.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Jonathan M. Larmore. Mr. Larmore is the founder, manager, and principal of ArciTerra Companies, LLC (“Arciterra”), as well as the chief executive officer of Arciterra REIT and Arciterra National REIT. Since 2005, Mr. Larmore has gained extensive experience through the acquisition, leasing, financing, repositioning and disposition of assets valued at over $500.0 million. He has personally invested in more than $450.0 million in real estate since 1998. Arciterra, established in 2005, is a real estate investment, development and commercial real estate property management company based in Phoenix, Arizona. Arciterra has raised approximately $187.0 million in capital and currently owns approximately 83 properties in 24 states. Arciterra’s multitenant portfolio consists of 60 commercial properties comprising of 2,605,140 SF in 21 states across the country. Arciterra has historically pursued the acquisition of retail real estate or real estate related debt that is either not stabilized or non-performing, and while subsequently implementing a value-add leasing and management business plan post-acquisition to stabilize the property and maximize value. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Properties. The properties are comprised of 13 retail properties and one office property located in nine states totaling 642,256 SF and built between 1975 and 2009. Three of the retail properties are anchored retail properties comprising 319,889 SF (49.8% of total SF) and 44.1% of the total UW NCF. Eight of the retail properties are shadow anchored properties comprising 219,716 SF (34.2% of total SF) and 33.0% of the total underwritten NCF. Six of the eight properties are shadow anchored by Walmart (Mayodan Shopping Center, Pine Tree Plaza, Ville Platte Shopping Center, Sweden Shopping Center, Longview Center and Eastman Shopping Center). Two of the retail properties are unanchored comprising 74,852 SF (11.7% of total SF) and 16.4% of the total underwritten NCF.

At the time of the sponsor’s acquisitions, the properties were on average 69.6% occupied. Following the sponsor’s implementation of its leasing and management strategy, the properties had stabilized at an occupancy of 89.6% as of January 29, 2020 with a diverse mix of national, regional and local retailers totaling 118 unique tenants. The properties’ tenancy caters to mid-price point customers. The top ten tenants account for 41.9% of total SF and 34.5% of underwritten base rent. Three of the top ten tenants are publicly traded. The second largest tenant, Kroger, is rated Baa1/BBB (Moody’s/S&P) and the third largest tenant, Dollar Tree, is rated Baa3/BBB- (Moody’s/S&P). There is minimal tenant concentration risk as no single tenant represents more than 8.7% of the total SF and 8.0% of underwritten base rent in the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

Portfolio Summary

#	Property Name	Location	Property Type / Subtype	Year Built / Year Renovated	NRA(1)	% of Total NRA(1)	Occupancy(1)
1	Seven Hills Plaza	Aurora, CO	Retail / Anchored	1984 / 2015	135,753	21.1%	89.8%
2	Cumberland Place	Smyrna, GA	Retail / Unanchored	1996 / NAP	33,200	5.2	86.4%
3	Westgate Plaza	Indianapolis, IN	Retail / Anchored	1975 / NAP	66,469	10.3	97.1%
4	Main Street Office	Fayetteville, GA	Office / Suburban	2008 / NAP	27,799	4.3	91.0%
5	Auburn Cord Plaza	Auburn, IN	Retail / Anchored	1987 / 2004	117,667	18.3	91.4%
6	Plainfield Village	Plainfield, IN	Retail / Unanchored	2007 / NAP	41,652	6.5	66.6%
7	Mayodan Shopping Center	Mayodan, NC	Retail / Shadow Anchored	1996 / 2007	55,659	8.7	94.2%
8	Burlington Plaza West	Burlington, IA	Retail / Shadow Anchored	1989 / 1997	35,650	5.6	98.1%
9	Shoppes at Heather Glen	New Lenox, IL	Retail / Shadow Anchored	2009 / NAP	16,000	2.5	77.5%
10	Pine Tree Plaza	Danville, IL	Retail / Shadow Anchored	2002 / NAP	27,050	4.2	100.0%
11	Ville Platte Shopping Center	Ville Platte, LA	Retail / Shadow Anchored	2006 / NAP	25,400	4.0	100.0%
12	Sweden Shopping Center	Brockport, NY	Retail / Shadow Anchored	2008 / NAP	18,900	2.9	81.0%
13	Longview Center	Longview, TX	Retail / Shadow Anchored	2006 / NAP	25,850	4.0	81.4%
14	Eastman Shopping Center	Eastman, GA	Retail / Shadow Anchored	2006 / NAP	15,207	2.4	73.7%
Total/Wtd Avg.:					642,256	100.0%	89.6%

(1)	Based on the underwritten rent roll dated January 29, 2020.

Portfolio Summary (Continued)

#	Property Name	Allocated Loan Amount (“ALA”)	% of ALA	UW NCF	% of Total UW NCF	Appraised Value(1)	As-Is Appraised Value Date(1)	% of Total Appraised Value(1)
1	Seven Hills Plaza	$22,650,023	37.8%	$1,906,502	29.8%	$32,500,000	9/30/2019	33.1%
2	Cumberland Place	7,055,230	11.8	536,923	8.4	8,850,000	9/26/2019	9.0
3	Westgate Plaza	5,214,437	8.7	407,104	6.4	6,350,000	10/2/2019	6.5
4	Main Street Office	4,912,268	8.2	417,784	6.5	6,125,000	9/26/2019	6.2
5	Auburn Cord Plaza	3,777,745	6.3	508,870	8.0	6,000,000	9/19/2019	6.1
6	Plainfield Village	3,545,981	5.9	510,174	8.0	8,400,000	10/2/2019	8.5
7	Mayodan Shopping Center	2,578,073	4.3	384,590	6.0	5,650,000	10/1/2019	5.7
8	Burlington Plaza West	2,052,255	3.4	428,687	6.7	5,200,000	10/2/2019	5.3
9	Shoppes at Heather Glen	1,924,496	3.2	270,177	4.2	4,450,000	10/4/2019	4.5
10	Pine Tree Plaza	1,681,190	2.8	305,764	4.8	4,500,000	10/4/2019	4.6
11	Ville Platte Shopping Center	1,412,200	2.4	253,886	4.0	2,980,000	9/26/2019	3.0
12	Sweden Shopping Center	1,281,617	2.1	182,764	2.9	2,890,000	10/1/2019	2.9
13	Longview Center	1,208,228	2.0	181,076	2.8	2,820,000	9/27/2019	2.9
14	Eastman Shopping Center	706,257	1.2	105,021	1.6	1,575,000	9/26/2019	1.6
Total/Wtd Avg.:		$60,000,000	100.0%	$6,399,322	100.0%	$98,290,000		100.0%

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

As of January 29, 2020, the properties comprising the Arciterra Portfolio were collectively 89.6% leased to 118 tenants.

The largest tenant of the portfolio by underwritten base rent, Movie Tavern, leases 35,974 SF (5.6% of NRA and 8.0% of total underwritten rent of the portfolio) through December 31,2029 at the Seven Hill Plaza property. Movie Tavern is owned by The Marcus Corporation (NYSE: MCS). Headquartered in Milwaukee, The Marcus Corporation is in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres, is the fourth largest theatre in the United States and currently owns or operates 1,110 screens at 91 locations in 17 states under the Marcus Theatres, Movie Tavern by Marcus and BistroPlexSM brands. The company’s lodging division, Marcus Hotels & Resorts, owns and/or manages 20 hotels, resorts and other properties in eight states. Movie Tavern’s sales at the portfolio grew from $693,274 per screen in 2014 to $872,066 per screen in 2018.

The second largest tenant of the portfolio by underwritten base rent, Dollar Tree, leases in total 44,184 SF (6.9% of NRA and 5.8% of total underwritten rent of the portfolio) across five properties with lease expirations from 2021 to 2025. The parent company, Dollar Tree, Inc. (NASDAQ: DLTR, Baa3/BBB-), is North America's leading operator of discount variety stores that has served North America for more than 30 years. Founded in 1953 and headquartered in Chesapeake, VA, Dollar Tree is a Fortune 200 company. Stores operate under the brands of Dollar Tree, Family Dollar and Dollar Tree Canada. Dollar Tree acquired Family Dollar Stores, Inc., a leading national discount retailer offering name brands and quality, private brand merchandise, in 2015. The combined organization operates more than 15,000 stores in 48 states and five Canadian provinces, with consolidated net sales exceeding $22.0 billion annually (as of 2018) and over 182,000 associates.

The third largest tenant of the portfolio by underwritten base rent, Hopebridge, leases in total 18,294 SF (2.8% of NRA and 5.6% of total underwritten rent of the portfolio) across two properties and both with lease expirations in May 2030. Hopebridge treats individuals with autism, specializing in early intensive behavioral intervention and working with kids from the ages of 15 months to 12 years of age.

The fourth largest tenant of the portfolio by underwritten base rent, The Kroger Company Store (“Kroger”), leases 49,213 SF (7.7% of NRA and 3.9% of underwritten rent of the portfolio) through August 31, 2021 at the Westgate Plaza property. Founded in 1883 and headquartered in Cincinnati, OH, Kroger (NYSE: KR, Baa1/BBB (Moody’s/S&P)) is a publicly traded company and one of the world's largest food retailers, with fiscal 2018 sales of $121.2 billion. Kroger’s main business is food stores, which accounts for approximately 94.0% of total company sales and its jewelry stores and manufacturing facilities contribute to the remainder of total sales. As of September 2019, Kroger operated 2,758 grocery retail stores, 256 jewelers, 35 food production and manufacturing facilities, 1,560 supermarket fuel centers and 2,268 pharmacies. Kroger has been an anchor tenant at the Westgate Plaza property since September 1, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

The Market. The properties are located across nine states and 13 markets. The following table presents certain market information relating to the properties:

Property Name			Market and Submarket Inventory		Market and Submarket Vacancy Rates		Market and Submarket Rent PSF
	Market(1)	Submarket(1)	Market(1)	Submarket(1)	Market(1)	Submarket(1)	Market(1)	Submarket(1)
Seven Hills Plaza	Denver	Aurora	203,671,823	11,969,705	4.5%	5.4%	$18.66	$14.08
Cumberland Place	Atlanta(2)	Cumberland/ Galleria	355,662,087	9,355,592	4.7%	2.5%	$17.13	$21.00
Westgate Plaza	Indianapolis	Airport	127,997,971	1,914,265	4.5%	5.5%	$15.30	$12.17
Main Street Office	Atlanta(2)	Fayette/Coweta County	312,726,558	6,237,751	11.3%	7.8%	$25.07	$18.47
Auburn Cord Plaza	Fort Wayne	North Fort Wayne	30,372,742	12,195,075	4.4%	5.9%	$11.88	$10.92
Plainfield Village	Indianapolis	Hendricks County	127,997,971	11,372,326	4.5%	3.4%	$15.30	$15.57
Mayodan Shopping Center	Greensboro	Rockingham County	53,713,679	5,873,466	4.7%	10.3%	$13.05	$7.86
Burlington Plaza West	Burlington/West Burlington	N/A	2,593,633	N/A	8.1%	N/A	$11.20	N/A
Shoppes at Heather Glen	Chicago	Joliet/Central Will	562,863,698	35,996,963	6.1%	6.0%	$19.11	$17.43
Pine Tree Plaza	Danville	N/A	4,223,547	N/A	4.6%	N/A	$10.28	N/A
Ville Platte Shopping Center	Lafayette	N/A	25,688,171	N/A	3.5%	N/A	$14.63	N/A
Sweden Shopping Center	Rochester	Northwest	73,202,757	10,265,686	4.6%	4.6%	$13.26	$13.28
Longview Center	Longview	N/A	11,055,874	N/A	4.0%	N/A	$12.42	N/A
Eastman Shopping Center(3)	Warner Robins	N/A	9,975,709	N/A	6.7%	N/A	$11.76	N/A
Weighted Average:(4)					5.0%	5.8%	$15.08	$13.31

(1)	Based on the appraisals and third-party research reports.

(2)	Represents Atlanta retail market statistics.

(3)	The Eastman Shopping Center property is in a rural area and is not located in an MSA. The nearest MSA is Warner Robins.

(4)	Weighted Average Market Vacancy, Actual and Market/Submarket Rent PSF is based on each property’s SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

Historical and Current Occupancy

#	Property Name	% of Total NRA	Year of Acquisition	Occ. % at Acquisition Date(1)	2016(2)	2017(2)	2018(2)	Current(3)
1	Seven Hills Plaza	21.1%	2015	82.0%	85.7%	85.0%	91.0%	89.8%
2	Cumberland Place	5.2	2010	37.0%	95.2%	67.8%	66.6%	86.4%
3	Westgate Plaza	10.3	2007	100.0%	100.0%	100.0%	100.0%	97.1%
4	Main Street Office	4.3	2014	55.0%	83.5%	83.5%	83.5%	91.0%
5	Auburn Cord Plaza	18.3	2015	78.0%	79.5%	74.3%	74.3%	91.4%
6	Plainfield Village	6.5	2015	44.0%	40.4%	39.3%	39.3%	66.6%
7	Mayodan Shopping Center	8.7	2016	86.0%	53.9%	94.2%	91.1%	94.2%
8	Burlington Plaza West	5.6	2013	86.0%	53.7%	53.7%	76.0%	98.1%
9	Shoppes at Heather Glen	2.5	2013	56.0%	55.5%	55.5%	55.5%	77.5%
10	Pine Tree Plaza	4.2	2015	62.0%	80.7%	80.7%	88.8%	100.0%
11	Ville Platte Shopping Center	4.0	2016	72.0%	75.8%	92.1%	92.1%	100.0%
12	Sweden Shopping Center	2.9	2016	81.0%	81.0%	81.0%	81.0%	81.0%
13	Longview Center	4.0	2016	69.0%	63.1%	81.4%	81.4%	81.4%
14	Eastman Shopping Center	2.4	2014	66.0%	65.8%	51.1%	51.1%	73.7%
Wtd. Avg.		100.0%		69.6%	76.1%	78.0%	80.5%	89.6%

(1)	Represents occupancy as of the date the property was acquired.

(2)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(3)	Based on the underwritten rent roll dated January 29, 2020.

Top Ten Tenant Summary(1)

Tenant	Property Name	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Family Farm & Home	Auburn Cord Plaza	56,000	8.7%	$2.56	1.9%	2/28/2023
The Kroger Company Store	Westgate Plaza	49,213	7.7	$5.83	3.9	8/31/2021
Dollar Tree(2)(3)	Various	44,184	6.9	$9.64	5.8	8/31/2021
Movie Tavern	Seven Hills Plaza	35,974	5.6	$16.50	8.0	12/31/2029
StaffMasters	Mayodan Shopping Center	19,734	3.1	$2.22	0.6	6/30/2020
Hopebridge(4)	Various	18,294	2.8	$22.75	5.6	5/30/2030
Cato(5)	Various	11,960	1.9	$9.67	1.6	1/31/2021
Simply Chic(6)	Various	11,668	1.8	$16.99	2.7	5/31/2022
Indiana Ninja Academy	Auburn Cord Plaza	11,494	1.8	$8.00	1.2	3/31/2025
Regus	Main Street Office	10,659	1.7	$22.17	3.2	11/30/2026
Total/Wtd Avg.:		269,180	41.9%	$9.48	34.5%

(1)	Based on the underwritten rent roll dated January 29, 2020, including rent increases occurring through August 31, 2020.

(2)	Either the related borrower or Dollar Tree have the option to terminate the Dollar Tree lease at the Ville Platte Shopping Center property with written notice provided to the counterparty no less than 60 days prior to the proposed termination date. However, in no event will the related borrowers have the right to terminate the lease during the months of October, November, or December, and as such, the expiration date will be extended through January 31st following such expiration date.

(3)	Dollar Tree occupies spaces ranging from 5,756 SF to 11,110 SF at the Pine Tree Plaza property, the Mayodan Shopping Center property, the Longview Center property, the Ville Platte Shopping Center property and the Westgate Plaza property. Leases expire from 2021 to 2025.

(4)	Hopebridge occupies two properties in the portfolio: the Seven Hills Plaza property (9,200 SF) and the Plainfield Village property (9,094 SF). The lease at the Seven Hills Plaza property expires on May 30, 2020 and the lease at the Plainfield Village property expires on May 31, 2030. Both tenants have the right to terminate their leases if the landlords are not able to provide the respective adjacent spaces prior to June 1, 2027. The tenants are required to give six months’ notice and the greater of (i) six months of minimum rent and adjustments and (ii) the unamortized portion of any leasing commissions paid by respective landlords.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

(5)	Cato occupies three properties in the portfolio: the Eastman Shopping Center property (4,160 SF), the Longview Center property (3,900 SF) and the Mayodan Shopping Center property (3,900 SF). The lease at the Eastman Shopping Center property expires on January 31, 2021 and the leases at the Longview Center property and the Mayodan Shopping Center property expire on January 31, 2022.

(6)	Simply Chic occupies three properties in the portfolio: the Plainfield Village property (4,638 SF), the Burlington Plaza West property (4,000 SF) and the Pine Tree Plaza property (3,030 SF). The lease at the Plainfield Village property expires on May 31, 2022, the lease at the Burlington Plaza West property expires on January 31, 2025 and the lease at the Pine Tree Plaza property expires on February 28, 2025.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	15	48,385	7.5	513,826	7.0	48,385	7.5%	$513,826	7.0%
2021	26	112,765	17.6	1,236,487	16.7	161,150	25.1%	$1,750,313	23.7%
2022	38	110,882	17.3	1,535,584	20.8	272,032	42.4%	$3,285,898	44.4%
2023	15	96,459	15.0	685,756	9.3	368,491	57.4%	$3,971,653	53.7%
2024	12	44,787	7.0	737,119	10.0	413,278	64.3%	$4,708,772	63.7%
2025	15	66,702	10.4	892,354	12.1	479,980	74.7%	$5,601,126	75.8%
2026	2	10,660	1.7	243,647	3.3	490,640	76.4%	$5,844,773	79.1%
2027	4	14,128	2.2	237,116	3.2	504,768	78.6%	$6,081,888	82.3%
2028	1	1,440	0.2	43,790	0.6	506,208	78.8%	$6,125,679	82.9%
2029	3	44,974	7.0	712,071	9.6	551,182	85.8%	$6,837,750	92.5%
2030	4	24,317	3.8	554,638	7.5	575,499	89.6%	$7,392,388	100.0%
2031 & Beyond	0	0	0.0	0	0.0	575,499	89.6%	$7,392,388	100.0%
Vacant	NAP	66,757	10.4	NAP	NAP	642,256	100.0%	NAP	NAP
Total	135	642,256	100.0%	$7,392,388	100.0%

(1)	Based on the underwritten rent roll dated January 29, 2020. Rent includes base rent and rent increases occurring through August 31, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	TTM(1)(2)	Underwritten(3)(4)	PSF	%(5)
Rents in Place	$5,587,990	$6,195,972	$6,297,528	$7,382,472	$11.49	67.3%
Vacant Income	0	0	0	1,052,723	$1.64	9.6%
Abatement/Percentage Rent /Step Rent /Bad Debt	(2,760)	(44,727)	(95,096)	9,916	$0.02	0.1%
Gross Potential Rent	$5,585,230	$6,151,245	$6,202,432	$8,445,111	$13.15	77.0%
Total Reimbursements	1,814,805	1,915,638	2,170,168	2,516,653	$3.92	23.0%
Net Rental Income	$7,400,035	$8,066,883	$8,372,600	$10,961,763	$17.07	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,052,723)	($1.64)	(9.6%)
Other Income	13,593	56,537	23,916	23,916	$0.04	0.2%
Effective Gross Income	$7,413,628	$8,123,420	$8,396,516	$9,932,956	$15.47	90.6%
Total Expenses	$2,795,549	$2,928,691	$2,728,090	$2,991,377	$4.66	30.1%
Net Operating Income	$4,618,079	$5,194,729	$5,668,426	$6,941,579	$10.81	69.9%
Total TI/LC, Capex/RR	0	0	0	542,258	$0.84	5.5%
Net Cash Flow	$4,618,079	$5,194,729	$5,668,426	$6,399,321	$9.96	64.4%

(1)	Increase in Net Operating Income from 2017 to 2018 is due to lease-up of the properties. During 2018, 29,972 SF in new leases commenced contributing $390,594 in base rent. In addition, expense reimbursement increased by $100,833 due to the lease up in 2017 and 2018. TTM represents trailing 12 months ending November 30, 2019.

(2)	Gross Potential Rent includes Rents in Place and Rent Increases occurring through August 31, 2020.

(3)	The increase in the Net Operating Income from TTM to Underwritten is due to lease-up of 75,012 SF of new leases since September 2019 that contributed $1,232,048 in base rent. In addition, underwritten expense reimbursement increased by $346,485 due to leasing that occurred in 2017, 2018 and 2019.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Each property is managed by Arciterra, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,527,012 for outstanding tenant improvements and leasing commissions associated with 22 tenants (including $844,620 for Hopebridge, an aggregate of $299,618 for 18 tenants, $145,832 for Orange Theory Fitness, $132,181 for Indiana Ninja Academy and $104,761 for Care Community), $1,000,000 for tenant improvements and leasing commissions, $327,339 for free rent, $292,384 for immediate repairs, $100,989 for the tax escrow and $10,704 for replacement reserves.

Tax Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments which currently equates to $110,923.

Insurance Escrow – So long as (i) no event of default is continuing, (ii) the policies maintained by the borrowers covering the properties are part of a blanket policy or umbrella policy, (iii) the borrowers provide the lender evidence of renewal of such policies and (iv) the borrowers provide the lender paid receipts for payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, the borrowers will not be required to deposit on each monthly payment date an amount equal to one twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $10,704 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow $42,817 for tenant improvements and leasing commissions, subject to a cap of $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arciterra Portfolio

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. The borrowers are also required to deliver a tenant direction letter to every tenant under any lease entered into during the term of the loan. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period (as defined below), following payment of debt service, required reserves, operating expenses and mezzanine loan debt service are required to be deposited into the cash collateral account. The lender has been granted a first priority security interest in the cash management account.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.20x (inclusive of the mezzanine loan), (iii) the borrowers’ failure to timely comply with covenants in the loan documents with regard to the lender’s option to create one or more new mezzanine loans or (iv) the occurrence of an event of default under the mezzanine loan documents.

Partial Release. The borrowers may obtain a release of an individual property after the lockout period and before the date that is three months prior to the maturity date, subject to, among other things: (i) defeasance in an amount equal to the greater of (a) the Debt Stack Percentage (as defined below) of net sales proceeds and (b) 125% of the allocated loan amount for such property; (ii) the LTV ratio, including the mezzanine loan, immediately after release is no more than the lesser of (a) the LTV ratio, including the mezzanine loan, prior to release and (b) 70.0%; (iii) the debt yield, including the mezzanine loan, immediately after release is no less than the greater of (a) 9.25% and (b) the debt yield, including the mezzanine loan, prior to such release; and (iv) the borrowers are required to deliver evidence that all conditions precedent to the partial prepayment of the mezzanine loan have been satisfied by the mezzanine borrowers. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus.

The “Debt Stack Percentage” means a fraction that has a numerator equal to the then-outstanding principal balance of the loan and a denominator equal to the sum of the then outstanding principal balance of the loan and the then-outstanding principal balance of the mezzanine loan.

Additional Debt. At origination, Quadrant Mezz Fund, LP, an affiliate of Quadrant Capital Partners, provided a $10.0 million mezzanine loan secured by 100% of the equity interests in the borrowers. The mezzanine loan is coterminous with the loan, has an interest rate of 12.00% per annum and will amortize on a 30-year schedule. The Cut-off Date Loan PSF, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $109, 71.2%, 1.41x and 9.1%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail – Super-Regional Mall
% of Pool by IPB:	6.0%	Net Rentable Area (SF):	813,979
Credit Assessment (Fitch/KBRA/Moody’s)(2):	A / BBB- / Baa3	Location:	White Plains, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1995 / 2015 - 2017
Borrower:	Westchester Mall, LLC	Occupancy:	96.8%
Sponsors:	Simon Property Group, L.P.; Institutional Mall Investors LLC	Occupancy Date:	1/10/2020
Interest Rate:	3.2500%	Number of Tenants:	134
Note Date:	1/21/2020	2016 NOI:	$50,545,337
Maturity Date:	2/1/2030	2017 NOI:	$49,271,900
Interest-only Period:	120 months	2018 NOI:	$41,873,477
Original Term:	120 months	TTM NOI(5):	$40,820,015
Original Amortization:	None	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only	UW Revenues:	$64,364,071
Call Protection(3):	L(25),Def(88),O(7)	UW Expenses:	$22,017,611
Lockbox(4):	Hard	UW NOI:	$42,346,460
Additional Debt(1):	Yes	UW NCF:	$40,842,264
Additional Debt Balance(1):	$293,000,000 / $57,000,000	Appraised Value / PSF:	$810,000,000 / $995
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	11/26/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$421
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$421
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.3%
Replacement Reserves:	$0	Springing	$543,990	Maturity Date LTV:	42.3%
TI/LC:	$8,006,075	Springing	$2,322,930	UW NOI / UW NCF DSCR:	3.75x / 3.61x
NM Reserve Fund	$0	Springing	$7,159,800	UW NOI / UW NCF Debt Yield:	12.3% / 11.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$343,000,000	85.8%	Payoff Existing Debt:	$318,094,845	79.5%
B Note:	57,000,000	14.3	Return of Equity:	71,318,620	17.8
			Upfront Reserves:	8,006,075	2.0
			Closing Costs and Stub Interest:	2,580,460	0.6
Total Sources:	$400,000,000	100.0%	Total Uses:	$400,000,000	100.0%

(1)	The Westchester loan is part of a larger split whole loan evidenced by four senior pari passu notes with an aggregate Cut-off Date balance of $343.0 million (collectively, the “A Notes”) and one promissory note that is subordinate to the A Notes with a Cut-off Date balance of $57.0 million (the “B Note”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of the A Notes.

(2)	Fitch, KBRA and Moody’s have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Represents trailing twelve months ending October 31, 2019.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Westchester Whole Loan is a $400.0 million first mortgage loan secured by the fee and leasehold interests in an 813,979 SF super-regional mall located in White Plains, New York. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by four senior pari passu notes and single subordinate note. The non-controlling Note A-3-A is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan is serviced under the CSMC 2020-WEST trust and servicing agreement. The CSMC 2020-WEST Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$193,000,000	$193,000,000	CSMC 2020-WEST	N
Note A-2, A-3-B(1)	100,000,000	100,000,000	Column	N
Notes A-3-A	50,000,000	50,000,000	CSAIL 2020-C19	N
Note B	57,000,000	57,000,000	CSMC 2020-WEST	Y
Total	$400,000,000	$400,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $810.0 million determined by Cushman & Wakefield as of November 26, 2019.

(2)	Based on the UW NOI of $42,346,460 and UW NCF of $40,842,264, as applicable.

(3)	Based on the Whole Loan interest rate of 3.2500%.

The Borrower. The borrowing entity for the loan is Westchester Mall, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is a subsidiary of a joint venture between (i) a joint venture between an affiliate of Simon Property Group, L.P. (40.0% indirect ownership in the borrower) and Institutional Mall Investors LLC (40.0% indirect ownership in the borrower) and (ii) KMO-361 Realty Associates, LLC (20.0% indirect ownership in the borrower).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

The Sponsor. The loan’s sponsors are Simon Property Group, L.P (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is the non-recourse carve out guarantor. The guarantor’s liability under the guaranty is capped at $80.0 million. Simon (S&P/Moody’s/Fitch: A/A3/A) is a public REIT and is the nation’s largest shopping center owner. As of September 30, 2019, Simon had interests in 233 properties in North America, Asia and Europe. Simon is a global leader in the ownership of premier shopping, dining, entertainment and mix-used destination and an S&P 100 company (NYSE: SPG).

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and CalPERS, the nation’s largest public pension fund with approximately $373 billion in assets as of June 30, 2019. MCA is an investment advisor based in Skokie, Illinois with approximately $9.6 billion of real estate investments under management throughout the United States as of December 31, 2019. As of December 31, 2019, IMI’s portfolio included 21.3 million SF of retail GLA and 1.2 million SF of prime office space.

The Property. The property is an 813,979 SF super-regional mall located in White Plains, New York. The property was most recently renovated in 2017 and is situated on approximately 12.3 acres, approximately 25.0 miles north of New York City. The property is an institutional quality, luxury retail asset and is rated A++ by Green Street Advisors with a TAP score of 97.

The property was 96.8% occupied by 134 tenants, inclusive of Neiman Marcus and Nordstrom, as of January 10, 2020. The tenant roster includes brands such as, Apple, Microsoft, Tiffany & Co., Gucci, Louis Vuitton, Williams-Sonoma, Burberry, Sephora, Salvatore Ferragamo, Omega, Coach, Tesla Motors, Tory Burch, Crate & Barrel and Pottery Barn. Anchor tenants include Nordstrom (ground lease; 206,197 SF; 25.3% NRA; LXD 3/2035) and Neiman Marcus (143,196 SF; 17.6% NRA; LXD 1/2027). As of November 2019, inline tenant comparable tenant sales (<10,000 SF) totaled $1,102 PSF. The sales reporting for many retail tenants do not include corporate online sales from the trade area, which are linked to their physical storefront. As a result, a tenant’s sales may not capture the entire benefit retailers receive from having a physical presence in the trade area. Occupancy at the property averaged 96.2% from 2009 to 2018.

Simon acquired its interest in the property in 1997. Since 2015 the owners have invested approximately $59.8 million to renovate the property. In connection with the renovation, the owners redeveloped the food court into the Savor Westchester Food Hall, enhanced common areas, added an experiential technology lounge (CONNECT), added an interactive children’s play area (PLAY), and implemented a valet garage-parking service. The newly renovated Savor Westchester Food Hall, located on level four, offers dining options including Mighty Quinn's Barbeque, Tomato & Co., Juice Generation, The Little Beet and Melt Shop, and has a heated outdoor terrace and fireplace. Additional dining options at the property include cafes in the Nordstrom and Neiman Marcus stores and a P.F. Chang’s restaurant.

The property has access via Interstates 87, 287 and 684, two Metro-North Railroad stations, the White Plains station, and is located center city at Main Street and the Bronx River and the North White Plains station, which provide daily train service to Grand Central Terminal in Midtown Manhattan.

The Market. The property is located in the White Plains, New York central business district near the communities of Scarsdale, Rye, Irvington, and Greenwich, which have some of the highest average annual household incomes in and around the New York City metropolitan area (ranging from $190,005 to $365,951). Along with superior trade area demographics, the property benefits from daily demand drivers including more than 1,000 luxury residential units within four blocks of the property, as well as 3.1 million SF of office space, four corporate headquarters, five hotels with 1,021 keys, Pace University’s Westchester campus and the U.S. Federal and Westchester County courthouses and offices, many of which are within walking distance of the property. The daytime population in center city White Plains increases from approximately 58,111 to approximately 250,000.

Within 5 miles of the property the population is 209,930, the average household income of $209,062 (which is above the state and national averages), and the median home value is $603,681. According to a third party market data provider, as of November 2019, total retail sales (including food services) were $1.7 billon, $3.1 billion and $5.9 billion within 1, 3 and 5 miles, respectively and total annual consumer expenditures were $988.1 million, $3.2 billion and $6.6 billion within 1, 3 and 5 miles, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Occ.	Grade	Tap Score	Proximity (miles)
The Westchester	1995 / 2015 - 2017	813,979(2)	96.8%(2)	A++	97	-
The Galleria at White Plains	1980 / 1993	884,322	84%	B	97	0.5
Ridge Hill	2011 / N/A	1,139,790	84%	A	84	7.0
Palisades Center	1998 / N/A	2,217,322	92%	A	86	13.0
Cross County Shopping Center	1954 / 2007-2011	1,055,486	92%	A	73	10.0
Stamford Town Center	1982 / N/A	763,000	92%	B+	95	12.0
The SoNo Collection(3)	2019 / N/A	699,513	78%	NAV	NAV	18.0

(1)	Source: Appraisal.

(2)	Source: Underwritten Rent Roll.

(3)	The SoNo Collection is newly built and in lease-up.

Historical and Current Occupancy

2014(1)	2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
97.4%	99.5%	98.6%	92.3%	93.2%	96.8%

(1)	Source: Historical Occupancy provided by the sponsor excluding anchor tenants.

(2)	Based on the January 2020 underwritten rent roll.

Inline Historical Sales and Occupancy Costs(1)

	2016		2017		2018(2)		Jan. 2019 TTM
	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost
Inline (Less than 10,000 SF)	$1,025	14.6%	$989	15.1%	$911	16.2%	$1,102	13.3%
Inline (Less than 10,000 SF) Excluding Apple and Tesla Motors	$725	20.6%	$676	22.0%	$668	22.3%	$643	22.9%

(1)	Reflects sales provided by the sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the January 10, 2020 rent roll.

(2)	Includes partial year sales for Apple which was not a comparable tenant during 2018 and 2019 as the store was closed for approximately six months for renovations and an expansion. Apple re-opened in November 2018 and occupies 9,445 SF.

Anchor Sales Historical Sales and Occupancy Costs

Anchor Tenants	2016	2017	2018	2018 Sales PSF
Nordstrom	$66,657,000	$61,688,000	$57,956,000	$281
Neiman Marcus	$50,147,000	$49,164,000	$47,918,000	$335

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch(1)	NRA (SF)	% of Total NRA	Total Rent PSF(2)	Sales PSF(3)	Occ. Cost(3)	Lease Expiration Date
Anchor Tenants
Neiman Marcus	Caa2 / CCC / NR	143,196	17.6%	$0.87	$335	0.3%	1/21/2027
Nordstrom(4)	Baa2 / BBB / BBB+	206,197	25.3	$0.05	$281	0.0%	3/17/2035
Anchor Sub-Total/Wtd. Avg.:		349,393	42.9%	$0.39
Top 10 Tenants by UW Total Rent
Crate & Barrel	NR / NR / NR	33,500	4.1%	$87.08	$204	42.7%	1/31/2021
Sephora	NR / NR / NR	7,231	0.9	$209.95	$1,360	15.4%	1/31/2022
Victoria’s Secret	Ba2 / BB- / NR	10,000	1.2	$143.04	$480	29.8%	1/31/2025
Microsoft(5)	Aaa / AAA / AA+	6,908	0.8	$185.90	$874	21.3%	1/31/2023
Pottery Barn	NR / NR / NR	9,676	1.2	$129.09	$462	28.0%	1/31/2022
Tiffany & Co.	Baa2 / BBB+ / BBB+	6,077	0.7	$193.47	$1,636	11.8%	1/31/2029
Apple	Aa1 / AA+ / NR	9,445	1.2	$112.64	$5,615	2.0%	1/31/2029
J. Crew	Caa2 / CCC- / NR	6,310	0.8	$163.15	$545	30.0%	1/31/2021
Express Men	NR / NR / NR	7,711	0.9	$125.73	$282	44.6%	1/31/2025
Louis Vuitton	A1 / A+ / NR	4,598	0.6	$207.21	$3,221	6.4%	1/31/2030
Top 10 Sub-Total/Wtd. Avg.:		101,456	12.5%	$133.95
Total Other Tenants		336,820	41.4%	$112.96
Vacant		26,310	3.2	N/A
Total/Wtd. Avg.:		813,979	100.0%	$65.73

(1)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.

(2)	UW Total Rent is inclusive of Base Rent, Other Rent and Recoveries.

(3)	Tenant Sales for the Anchor Tenants represents 2018 sales and Tenant Sales for Top 10 Tenants reflects trailing 12 months reported as of November 2019.

(4)	NRA (SF) and Total Rent PSF reflect tenant improvements, which are owned by Nordstrom, which ground leases the related parcel from the borrower.

(5)	Microsoft has the right to terminate its lease, provided that all retail stores operated under the Microsoft trade name are closed, upon 360 days written notice and payment of a sum equal to the minimum annual rent and additional rent that, but for this termination, would have been due and payable to the landlord for the 18-month period following the effective date of such termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring	UW Total Rent Expiring(4)	% of Total Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Total Rent Expiring	Cumulative % of UW Total Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	15	61,474	7.6	5,785,248	11.2	61,474	7.6%	$5,785,248	11.2%
2021	14	69,295	8.5	7,350,408	14.2	130,769	16.1%	$13,135,656	25.4%
2022	15	63,559	7.8	9,445,066	18.2	194,328	23.9%	$22,580,723	43.6%
2023	16	52,112	6.4	7,338,672	14.2	246,440	30.3%	$29,919,395	57.8%
2024	13	29,129	3.6	4,637,472	9.0	275,569	33.9%	$34,556,867	66.7%
2025	9	33,809	4.2	4,331,704	8.4	309,378	38.0%	$38,888,571	75.1%
2026	7	11,957	1.5	2,457,386	4.7	321,335	39.5%	$41,345,957	79.9%
2027	11	159,386	19.6	2,711,393	5.2	480,721	59.1%	$44,057,350	85.1%
2028	5	6,586	0.8	563,919	1.1	487,307	59.9%	$44,621,269	86.2%
2029	6	24,163	3.0	3,171,279	6.1	511,470	62.8%	$47,792,549	92.3%
2030	10	32,329	4.0	3,349,910	6.5	543,799	66.8%	$51,142,459	98.8%
2031	1	1,823	0.2	620,595	1.2	545,622	67.0%	$51,763,054	100.0%
2032	0	0	0.0	0	0.0	545,622	67.0%	$51,763,054	100.0%
2033 & Beyond	1	206,197	25.3	10,000	0.0	751,819	92.4%	$51,773,054	100.0%
Temporary Tenants	12	35,850	4.4	0	0.0	787,669	96.8%	$51,773,054	100.0%
Vacant	NAP	26,310	3.2	NAP	NAP	813,979	100.0%	NAP	NAP
Total	135	813,979	100.0%	$51,773,054	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through January 31, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Includes NRA of improvements owned by Nordstrom.

(4)	UW Total Rent is inclusive of Base Rent, Other Rent and Recoveries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Budget 2020	Underwritten	PSF	%(2)
Base Rent	$33,754,181	$33,198,604	$29,432,711	$28,609,897	$29,655,697	$28,219,737	$34.67	48.8%
Rent Steps	0	0	0	0	0	510,490	$0.63	0.9%
Percentage Rent(3)	91,847	49,314	117,600	251,349	153,414	307,065	$0.38	0.5%
Specialty Leasing Income(4)	1,878,152	2,252,021	2,486,618	2,175,849	2,385,649	2,385,649	$2.93	4.1%
Other Rent(5)	904,810	912,374	928,799	1,196,707	681,226	1,250,737	$1.54	2.2%
Total Rent Revenue	$36,628,990	$36,412,313	$32,965,728	$32,233,802	$32,875,986	$32,673,678	$40.14	56.5%
Total Recoveries	$27,312,438	$27,885,769	$24,856,894	$24,818,949	$24,415,274	$25,121,046	$30.86	43.5%
Gross Up Vacant Space	0	0	0	0	0	2,951,810	$3.63	5.1%
Gross Potential Income	$63,941,428	$64,298,082	$57,822,622	$57,052,751	$57,291,260	$60,746,534	$74.63	105.1%
(Vacancy & Credit Loss)	(82,809)	(188,039)	(105,269)	(56,563)	(91,367)	(2,951,810)	($3.63)	(5.1%)
Net Rental Income	$63,858,619	$64,110,043	$57,717,353	$56,996,188	$57,199,893	$57,794,724	$71.00	100.0%
Other Income	7,096,523	6,391,812	6,186,675	6,354,505	6,569,347	6,569,347	$8.07	11.4%
Effective Gross Income	$70,955,142	$70,501,855	$63,904,028	$63,350,693	$63,769,240	$64,364,071	$79.07	111.4%
Total Expenses	$20,409,805	$21,229,955	$22,030,551	$22,530,678	$21,922,797	$22,017,611	$27.05	34.2%
Net Operating Income	$50,545,337	$49,271,900	$41,873,477	$40,820,015	$41,846,443	$42,346,460	$52.02	65.8%
Total TI/LC, Capex/RR	0	0	0	0	0	1,504,196	$1.85	2.3%
Net Cash Flow	$50,545,337	$49,271,900	$41,873,477	$40,820,015	$41,846,443	$40,842,264	$50.18	63.5%

(1)	TTM represents the trailing twelve-month period ending October 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Percentage Rent underwritten to TTM sales and % in lieu rent for MAC (8%), Theory (10%), Hope & Henry (15%) and Bluestone Lane (8%).

(4)	Specialty Leasing Income includes rental income from TILS and Kiosk/Cart spaces.

(5)	Underwritten Other Rent includes Overage Rent ($825,396), Storage Income ($223,490) and Other Rental Income ($201,851).

Property Management. The property is currently managed by Simon Management Associates, LLC, an affiliate of Simon.

Escrows and Reserves. At origination, the borrower deposited into escrow $8,006,075 for certain tenant improvement allowances due in connection with certain leases at the property.

Tax and Insurance Reserves – Monthly escrows for annual taxes, insurance and other assessments are waived during the loan term, provided that: (i) no Reserve Trigger Event (as defined below) or Lockbox Event (as defined below) is continuing, (ii) in the case of insurance escrows, the borrower provides the lender with satisfactory evidence that the property is insured pursuant to a blanket insurance policy, and (iii) in the case of escrows for annual taxes and other assessments, taxes are actually paid prior to the assessment of any penalty for late payment and prior to the date such taxes are considered delinquent and upon request, the borrower provides the lender with satisfactory evidence of such payment of taxes (except if the borrower is contesting such taxes in accordance with the loan documents).

Replacement Reserve – During the continuance of a Reserve Trigger Event or Lockbox Event, the borrower is required to deposit $18,133 per month ($0.27 PSF annually) into a reserve account to be used for replacements and repairs at the property on each monthly payment date that the balance of the reserve account is less than $543,990 (30 months of collections).

Rollover Reserve – During the continuance of a Reserve Trigger Event, the borrower is required to deposit $77,431 per month ($1.14 PSF annually) into a reserve account for lease rollovers on each monthly payment date that the balance of the reserve account is less than $2,322,930 (30 months of collections). In lieu of making cash deposits to the Rollover Reserve, provided that no event of default under the loan documents or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from the guarantor that guarantees payment of the Rollover Reserve, up to the amount of the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

NM Reserve – Upon (x) the continuance of (A) a Simon or Simon Property Group, Inc. does not own at least 40% of the direct or indirect interests in the borrower or does not control the borrower (“Simon Control Event”) or (B) a Reserve Trigger Event and (y) a Major Tenant Trigger Event (as defined below), the borrower is required to deposit $572,784 into a reserve account for the Neiman Marcus lease rollover on each monthly payment date that the balance of the reserve account is less than $7,159,800. In lieu of making cash deposits to the NM Reserve, provided that no event of default or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from the guarantor that guarantees payment of the NM Reserve, up to the amount of the cap.

A “Reserve Trigger Event” means the DSCR falls below 2.50x for 2 consecutive quarters (based on the trailing 4 calendar quarter period).

A “Lockbox Event” means the occurrence of (i) a Whole Loan event of default, (ii) the bankruptcy or insolvency of the borrower or property manager if the property manager is an affiliate of the borrower and is not replaced within 60 days with a qualified manager, or (iii) if the DSCR is less than 2.00x for two consecutive quarters based on the trailing four calendar quarter period.

A “Major Tenant Trigger Event” means the earlier to occur of (i) the bankruptcy of Neiman Marcus, (ii) the date on which Neiman Marcus goes dark or vacates its space at the property or (iii) the earlier of notice not to renew or the date that is 6 months prior to the date of expiration of the Neiman Marcus lease.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox with springing cash management upon occurrence of a Lockbox Event. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Provided a Lockbox Event is not occurring, all funds on deposit in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Lockbox Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

Anchor Parcel Release. So long as no event of default is continuing and a Simon Control Event has not occurred, the borrower may obtain a release from the lien of the mortgage of either (x) all or a portion of the Neiman Marcus premises or (y) all or a portion of the Nordstrom premises if either, but not both of Nordstrom or Neiman Marcus (i) goes dark, vacates or ceases to occupy its respective premises, (ii) rejects its respective lease in a bankruptcy action or proceeding, or (iii) otherwise vacates (on a permanent basis) its premises during the term of the loan. The borrower may obtain such release in connection with an arms’ length sale upon the satisfaction of certain conditions precedent set forth in the loan documents, which include, among other things, that the loan is partially defeased in an amount equal to the greater of (x) the net sales proceeds from the sale of the applicable release parcel and (y) $15.0 million (with respect to the Neiman Marcus parcel) or $10.0 million (with respect to the Nordstrom parcel) and that, post-release, the debt yield for the remaining property is at least equal to the greater of (x) 10.6% and (y) the debt yield for the property for the 12 months prior to the last quarter-end preceding the date of release. If the borrower has released either the Neiman Marcus premises or the Nordstrom premises, the borrower can request the release of the other of such premises, but such release will be subject to the lender’s prior written consent in its sole discretion. If the release parcel is conveyed to an affiliate of the borrower, the borrower must also satisfy the following conditions: (a) deliver to the lender of an officer’s certificate of the borrower confirming that the intended primary use(s) of the release parcel will not be exclusively for retail purposes (however, complementary retail uses will be permissible in support of the primary use(s)), (b) to the extent existing tenants of the property are proposed to be relocated to the release parcel, the borrower has entered into fully-executed replacement leases with replacement tenants that, when taken collectively, are of comparable credit quality and on comparable rental terms with the existing tenants, (c) such release will not be have a material adverse effect on the value of the property, the business operations or financial condition of the borrower or the borrower’s ability to repay the debt, and (d) provision of a copy of the then-current rent roll and leasing plan for the property and, if applicable, the release parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Air Rights Lease. The collateral for the Whole Loan includes a leasehold interest (the “Leasehold”) in an air rights parcel for a portion of the property. The Leasehold was granted by the City of White Plains, New York to the original property owner on December 30, 1992. The portion of the property subject to the Leasehold contains inline stores and parking spaces, and is situated just west of the Nordstrom building, straddling Paulding Street. The original property owner paid the full rent of $87,500 for the entire 99-year lease term at execution of the lease and there are no annual rent payments remaining through the Leasehold maturity date of December 2091. The borrower is required to pays all taxes and utilities on any improvements constructed on the air rights parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Multifamily – Student Housing
% of Pool by IPB:	6.0%	Net Rentable Area (Beds)(5):	977
Loan Purpose:	Acquisition	Location:	Tucson, AZ
Borrower:	NP Sol y Luna, DST	Year Built / Renovated:	2013, 2014 / NAP
Sponsors(2):	Patrick Nelson; Arbor Realty SR, Inc.	Occupancy(6):	89.4%
Interest Rate:	3.8400%	Occupancy Date(6):	9/4/2019
Note Date:	1/3/2020	Number of Tenants:	NAP
Maturity Date:	1/6/2030	2016 NOI:	$7,928,101
Interest-only Period:	120 months	2017 NOI:	$7,851,232
Original Term:	120 months	2018 NOI:	$8,673,273
Original Amortization:	None	TTM NOI(7):	$8,721,708
Amortization Type:	Interest Only	UW Economic Occupancy:	90.0%
Call Protection(3):	L(26),Def(90),O(4)	UW Revenues:	$13,565,195
Lockbox(4):	Soft	UW Expenses:	$4,590,997
Additional Debt(1):	Yes	UW NOI:	$8,974,199
Additional Debt Balance(1):	$40,000,000 / $53,000,000	UW NCF:	$8,808,919
Additional Debt Type(1):	Pari Passu / Subordinate	Appraised Value / Per Bed:	$191,500,000 / $196,008
Additional Future Debt Permitted:	No	Appraisal Date:	9/12/2019

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Bed:	$92,119
Taxes:	$362,500	$72,500	N/A	Maturity Date Loan Per Bed:	$92,119
Insurance:	$156,150	$17,350	N/A	Cut-off Date LTV:	47.0%
Replacement Reserves:	$0	$13,782	N/A	Maturity Date LTV:	47.0%
Deferred Maintenance:	$4,000	$0	N/A	UW NOI / UW NCF DSCR:	2.56x / 2.51x
Cash Collateral Reserve:	$1,500,000	$0	N/A	UW NOI / UW NCF Debt Yield:	10.0% / 9.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$90,000,000	46.2%	Acquisition Price(10):	$189,000,000	97.0%
B Note:	53,000,000	27.2	Closing Costs:	3,950,735	2.0
Borrower’s Equity(2):	48,323,385	24.8	Upfront Reserves:	2,022,650	1.0
Purchase Credit(9):	3,650,000	1.9
Total Sources:	$194,973,385	100.0%	Total Uses:	$194,973,385	100.0%

(1)	The Sol y Luna loan is part of a larger split whole loan evidenced by six pari passu notes (the “A Notes”) with an aggregate outstanding balance as of the Cut-off Date of $90.0 million and one subordinate note, with a Cut-off Date balance of approximately $53.0 million (the “B Note”, together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes.

(2)	Arbor Sol y Luna PE, LLC, a subsidiary of Arbor Realty SR, Inc. (“Arbor”), made a $23.5 million equity investment in the borrower. Arbor is an indirect owner of the borrower and pursuant to the applicable joint venture agreement, Arbor’s equity investment is repaid from the proceeds of the syndication of the remaining DST interests in the borrower. Arbor is currently not a sponsor but can become a sponsor under certain conditions set forth in the loan agreement.

(3)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 3, 2024.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The property is composed of 977 beds in 341 units with an additional 7,716 SF of ground floor retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

(6)	As of the January 3, 2020 rent roll, the property is 89.1% occupied.

(7)	Represents trailing twelve months ending July 31, 2019.

(8)	For a more detailed description, please refer to “Escrows and Reserves” below.

(9)	The seller of the Sol y Luna property provided the sponsors with a credit of $3.65 million, which equates to one year of vacancy loss.

(10)	The reported purchase price was $194,670,000, which included a $5,670,000 “finder’s fee” credit to the sponsors.

The Loan. The Whole Loan is a $143.0 million first mortgage loan secured by the fee interest in two buildings, 13-15 story, 341 unit, 977 bed student housing property located in Tucson, Arizona. The Whole Loan has a 10-year term and the A Notes are interest-only during the term of the loan.

The Whole Loan is evidenced by six pari passu notes and one subordinate note. Notes A-1, A-2, and A-3 are being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan will be serviced pursuant to the CSAIL 2020-C19 Commercial Mortgage Trust pooling and servicing agreement. Under the related co-lender agreement, the controlling noteholder will be the holder of the B Note, unless and until a control appraisal period (as defined in the co-lender agreement) exists, during which time the controlling noteholder will be the holder of Note A-1. The holder of the B Note is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan; however, the holders of the remaining notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Sol y Luna Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-2, A-3	$50,000,000	$50,000,000	CSAIL 2020-C19	N(1)
Note A-4	25,000,000	25,000,000	MSC 2020-L4	N
Note A-5, A-6(2)	15,000,000	15,000,000	CCRE	N
Note B	53,000,000	53,000,000	Teacher’s Insurance and Annuity Association of America (Nuveen)	Y(1)
Total	$143,000,000	$143,000,000

(1)	During a control appraisal period Note A-1 will become the controlling piece.

(2)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is NP Sol y Luna, DST, a newly formed Delaware statutory trust (“DST”), structured to be bankruptcy-remote with two independent directors. The signatory trustee and trust manager of the borrower is NP Sol y Luna ST, LLC (the “Signatory Trustee”), a newly formed single member Delaware limited liability company. The property is master leased to NP Sol y Luna LeaseCo, LLC (the “Master Tenant”). See “DST Master Lease” below and “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Sponsors. The loan’s sponsors are Patrick Nelson and Arbor Realty SR, Inc. and the loan’s nonrecourse carve-out guarantors are Patrick Nelson and Nelson Partners, LLC (“Nelson Partners”). Patrick Nelson is the CEO and founder of Nelson Partners. Nelson Partners is a real estate development firm headquartered in Aliso Viejo, California that specializes in the acquisition, construction, repositioning and management of student housing properties. Nelson Partners oversees 35 properties across 13 states totaling more than $800 million in assets under management and $400 million in development. Arbor has a joint venture equity interest in the borrower. Arbor is a subsidiary of Arbor Realty Trust (NYSE: ABR), a public REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investment and other real estate-related assets. Arbor Realty Trust began operations in 2003, and as of the first quarter of 2019, had a total net worth of $1.077 billion with liquidity of $416.4 million.

The Property. The property is a Class A+ student housing complex comprised of two high-rise buildings totaling 977 beds (341 apartment units) with approximately 7,716 SF of ground floor retail space. The improvements were built in two phases: the “Luna” building was built in 2013 and the “Sol” building was built in 2014. Neither location may be released as collateral from the Whole Loan. The property is located adjacent to the University of Arizona campus in the Central Tucson / University submarket of Tucson, Arizona.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

The property offers a variety of off-campus floorplans ranging between studios and six bedrooms. The floorplans were designed to afford residents an experience that caters to both the social aspect and the educational aspect of life near the University of Arizona. Some of the units have one, two, three and four bathrooms and some options even offer a master bedroom for one person to occupy or for two people to share. Unit amenities include fully furnished, air-conditioned units, in-home washers and dryers, designer bathrooms, built-in water filtration systems, modern kitchens with quartz countertops and city views, along with many more unique features. Community amenities at the property include a rooftop pool with swim-up seating, fire pits and grills, quiet study spaces throughout the smoke-free community, garage parking, electronic access, fully equipped fitness center, on-site management, an outdoor yoga garden and on-site tanning, first-floor restaurants and retail, and more. The property includes 200 garage parking spaces, which may be rented by the residents. As a student housing property, leases at the property generally have 12-month terms and require a guarantor.

The property is located across the street from the University of Arizona, with access to the student union, Arizona Stadium and McKale Center for student activities. In addition to classes, residents are close to Tucson's shops, restaurants and entertainment.

The 7,716 SF of retail space is 66.4% leased to three tenants: The Steam Studio (a workout studio providing high-intensity interval training classes), Smoothie Factory/Red Mango and Potbelly Sandwich Shop.

Multifamily Unit Mix

Unit Type	No. of Units(1)	No. of Beds(1)	% of Total Beds(1)	Occupied Beds(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate per Bed(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate per Bed(2)	Monthly Market Rental Rate PSF(2)
Studio	27	27	2.8%	27	100.0%	393	$1,476	$3.76	$1,480	$3.77
One-Bedroom (1-BA)	42	42	4.3	41	97.6%	541	$1,643	$3.04	$1,644	$3.04
Two-Bedroom (2-BA)	93	186	19.0	175	94.1%	405	$1,261	$3.12	$1,262	$3.12
Three Bedroom (2-BA)	26	75	7.7	67	89.3%	341	$1,131	$3.32	$1,135	$3.33
Three Bedroom (3-BA)	16	51	5.2	46	90.2%	359	$1,225	$3.42	$1,229	$3.43
Four Bedroom (2-BA)	43	144	14.7	127	88.2%	305	$1,046	$3.43	$1,049	$3.44
Four Bedroom (4-BA)	70	308	31.5	273	88.6%	338	$1,122	$3.32	$1,123	$3.32
Six Bedroom (3-BA)	24	144	14.7	117	81.3%	263	$910	$3.46	$910	$3.46
Total/Wtd. Avg.	341	977	100.0%	873	89.4%	346	$1,152	$3.33	$1,146	$3.31

(1)	Based on the underwritten rent roll dated September 4, 2019. As of the January 3, 2020 rent roll, the property is 89.1% occupied.

(2)	Source: Appraisal.

The Market. The property is located in the Central Tucson / University submarket of Tucson, Arizona. As of the second quarter of 2019 the Central Tucson / University submarket had a total of 14,322 units with an overall vacancy rate was 4.8% for both the submarket and the Tucson metro area and average rents of $683 for the submarket and $799 for the Tucson metro area. Additionally, the appraisal indicated that three buildings totaling 582 units are currently under construction in the Central Tucson / University submarket and are expected to come online between 2020 and 2021. According to the appraisal, there are 38 student housing developments with a total of 6,558 units and 17,295 bedrooms in the Tucson metropolitan statistical area.

One block west of the property on University Boulevard is Main Gate Square (“MGS”), home to many of shops, restaurants, and entertainment. MGS is an historic, two-block district that is a popular destination for university students and Tucson residents.  It is a pedestrian-friendly dining and shopping destination featuring over 20 retailers and 30 restaurants near the University of Arizona and Tucson’s historic neighborhoods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

The Central Tucson / University submarket is characterized primarily by mixed use properties with substantial residential with commercial services. The property is located at the intersection of East Speedway Boulevard, the main thoroughfare to the north of the University of Arizona campus, and North Tyndall Avenue. Adjacent to the property is the University of Arizona, which had 45,918 students enrolled, including 35,801 undergraduate students as of fall 2019. For the fiscal year 2019, the University of Arizona reported an endowment of approximately $1.0 billion.

Since 2009, total enrollment at the University of Arizona has increased by approximately 16.6% with positive growth every year. As of fall 2018, the University of Arizona’s on-campus housing capacity was 6,940 beds relative to total enrollment of 45,217 students. According to the appraisal, the existing inventory of student housing bedrooms is approximately 24,235, which includes residence halls and student-oriented apartments offered at the University of Arizona. Based on enrollment trends, the appraisal concluded that the ratio of students to bedrooms is approximately 2 to 1 and the demand for student-oriented developments has outgrown supply. Student enrollment was 40,621 as of fall 2013 and has steadily grown to 45,918 students as of fall of 2019. Student enrollment is anticipated to increase by 2.6% in 2019 and 2.0% in 2020.

According to the appraisal, as of 2018, the estimated population within a 1-, 3-, and 5-mile radius of the property was 22,127, 127,742 and 283,992, respectively, and the average household income within the same radii was $41,889, $47,735 and $51,083, respectively.

Competitive Set Summary(1)

Property	Year Built	No. of Units	No. of Beds	Avg. Unit Size (SF)	Avg. Rent / Unit	Avg. Rent / Bed	Occupancy	Proximity (miles)
Sol y Luna	2013, 2014	341(2)	977(2)	993(2)	$3,203(1)	$1,029(1)	89.4%(2)	--
Urbane	2016	104	311	1,068	$2,440	$874	91.0%(3)	0.0
Hub at Tucson	2014	194	594	1,149	$3,943	$1,284	90.0%(3)	0.0
Hub Tucson Speedway	2019	57	133	831	$2,870	$1,188	99.5%(3)	0.1
The Cadence	2013	196	456	895	$1,983	$866	93.0%(3)	1.0
The District on 5th	2012	209	770	1,147	$2,824	$745	94.0%(3)	0.7
Aspire Tucson	2019	150	467	1,259	$3,795	$1,218	95.0%(3)	0.1
Total/Wtd. Avg.(4)		910	2,731	1,083	$3,000	$1,000	93.1%(3)

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 4, 2019 and the total number of occupied beds.

(3)	Based on the total number of occupied units.

(4)	Excludes the subject property.

Historical and Current Occupancy(1)

2016(2)	2017(2)	2018(2)	TTM(3)	Current(4)(5)
96.1%	95.9%	96.8%	97.6%	89.4%

(1)	Based on the total number of occupied beds at the property.

(2)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.

(3)	TTM Represents trailing 12 months ending July 31, 2019.

(4)	Based on the underwritten rent roll dated September 4, 2019.

(5)	According to the sponsors, the decrease in Current Occupancy from TTM Occupancy is primarily a result of the previous property manager resigning during the fall 2019 lease up period. As of the January 3, 2020 rent roll, the property is 89.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Bed(3)	%(4)
Rents in Place	$11,460,240	$11,518,696	$12,093,520	$12,381,465	$13,411,260	$13,727	110.8%
Gross Potential Rent	$11,460,240	$11,518,696	$12,093,520	$12,381,465	$13,411,260	$13,727	110.8%
(Vacancy/Collection Loss)	(797,512)	(999,336)	(540,089)	(467,051)	(1,495,832)	($1,531)	(12.4%)
Net Residential Rental Income	$10,662,728	$10,519,360	$11,553,431	$11,914,414	$11,915,428	$12,196	98.4%
Commercial Income	135,640	192,054	189,802	174,604	267,240	$274	2.2%
(Commercial Vacancy)	0	0	0	0	(77,760)	($80)	(0.6%)
Net Commercial Income	$135,640	$192,054	$189,802	$174,604	$189,480	$194	1.6%
Net Rental Income	$10,798,368	$10,711,414	$11,743,234	$12,089,018	$12,104,908	$12,390	100.0%
Parking	218,459	245,765	242,605	242,960	242,960	$249	2.0%
Other Income(5)	1,238,540	1,681,942	1,332,083	1,217,327	1,217,327	$1,246	10.1%
Effective Gross Income	$12,255,367	$12,639,122	$13,317,922	$13,549,305	$13,565,195	$13,885	112.1%
Total Expenses	$4,327,266	$4,787,889	$4,644,649	$4,827,597	$4,590,997	$4,699	33.8%
Net Operating Income	$7,928,101	$7,851,232	$8,673,273	$8,721,708	$8,974,199	$9,185	66.2%
Total Capex/RR	0	0	0	0	165,280	$169	1.2%
Net Cash Flow	$7,928,101	$7,851,232	$8,673,273	$8,721,708	$8,808,919	$9,016	64.9%

(1)	TTM represents trailing 12 months ending July 31, 2019.

(2)	The decrease in Total Expenses from TTM to Underwritten Total Expenses is primarily due to change in ownership, which resulted in lower budgeted payroll and marketing fees.

(3)	Based on 977 total beds at the property.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Underwritten Other Income consists primarily of $855,903 in tenant reimbursements and $180,496 in cleaning income.

Property Management. The property is managed by Nelson Partners Property Management, Inc., an affiliate of the Nelson Partners sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for a cash collateral reserve, $362,500 for real estate taxes, $156,150 for insurance and $4,000 for deferred maintenance. Provided no event of default is continuing, on each of the first 36 payment dates ending on January 6, 2023, $41,667 from the cash collateral reserve will be released and applied to the monthly debt service payment.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $72,500.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $17,350.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $13,782 for replacement reserve.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The borrower and/or Master Tenant directed the manager to deposit into the lockbox within one business day after receipt all amounts received by the borrower, Master Tenant or manager constituting rents. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.10x for the Whole Loan or (iii) any bankruptcy action of the borrower, principal, Master Tenant, guarantor or manager has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Sol y Luna

Additional Debt. In addition to the A Notes, the property is also security for the B Note with a Cut-off Date Balance of $53,000,000. The B Note is coterminous with the A Notes and requires interest-only payments for the first 23 payments at a rate of 6.5500% per annum and monthly principal and interest payments based on a 24-year amortization schedule, thereafter. Teacher’s Insurance and Annuity Association of America (Nuveen) currently holds the B Note. The Cut-off Date Loan / Bed, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $146,366, 74.7%, 1.14x, 1.12x, 6.3%, and 6.2% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Sol y Luna Whole Loan” in the Prospectus.

DST Master Lease. In order to accommodate the DST structure (and address the DST restrictions), the borrower entered into a master lease (the “Master Lease”) with the Master Tenant, which entity is indirectly owned and controlled by Patrick Nelson. The original term of the Master Lease expires on April 3, 2030. Under the Master Lease, the entire property is leased to the Master Tenant, which subleases the residential units at the property to the residential tenants. The lender may terminate the Master Lease upon, among other things, a foreclosure. Rent under the Master Lease consists of: (x) base rent (equal to the debt service and other amounts owed monthly pursuant to the loan documents) and (y) stated rent as outlined in the Master Lease. The Master Tenant may defer payment of all or any portion of the rent as long as base rent and all operating costs and impositions and all escrow amounts are paid by the Master Tenant, and all other net cash flow is paid to the borrower. Any payment of net cash flow to the borrower will be treated as a partial payment of the stated rent. Provided that the Master Tenant is not in default under the Master Lease, the Master Lease will be automatically renewed for three successive five-year terms. The Master Tenant has the right not to renew the term of the Master Lease by providing the borrower written notice 60 days prior to the expiration of the Master Lease or the current renewal term. The loan documents require the borrower to convert from a DST to a Delaware limited liability company upon the occurrence of, among other things, (a) any event that causes the Signatory Trustee to cease to be the signatory trustee of the borrower, (b) any event resulting in the dissolution of the borrower, (c) an event of default (or if the lender determines that an event of default is imminent, including if the Whole Loan is not repaid in full thirty days prior to the stated maturity date), or (d) the borrower being unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty, renewal of a lease or material agreement) without jeopardizing the tax treatment of the beneficial interests under Revenue Ruling 2004-86. See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Retail – Lifestyle Center
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	597,635
Credit Assessment (Fitch/KBRA/Moody’s)(2):	A / BBB / A2	Location:	Seattle, WA
Loan Purpose:	Refinance	Year Built / Renovated:	1956 / 2019
Borrower:	University Village Limited Partnership	Occupancy(5):	100.0%
Sponsor:	Stuart M. Sloan	Occupancy Date:	11/18/2019
Interest Rate:	3.3000%	Number of Tenants(5):	126
Note Date:	12/2/2019	2016 NOI:	N/A
Maturity Date:	12/6/2029	2017 NOI:	$25,539,420
Interest-only Period:	120 months	2018 NOI:	$27,318,862
Original Term:	120 months	TTM NOI(6)(7):	$27,753,154
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$41,651,294
Call Protection(3):	L(27),Def or YM1(86),O(7)	UW Expenses:	$12,188,610
Lockbox(4):	Hard	UW NOI(7):	$29,462,684
Additional Debt(1):	Yes	UW NCF:	$28,377,547
Additional Debt Balance(1):	$205,000,000 / $130,000,000	Appraised Value / PSF:	$650,000,000 / $1,088
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/23/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(8)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$418
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$418
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.5%
Capital Expenditure Reserve:	$0	Springing	$298,818	Maturity Date LTV:	38.5%
TI/LC:	$0	Springing	$1,792,905	UW NOI / UW NCF DSCR:	3.52x / 3.39x
Alterations Reserve:	$14,189,947(9)	$0	N/A	UW NOI / UW NCF Debt Yield:	11.8% / 11.4%
Unfunded Obligations:	$3,299,128	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$250,000,000	65.8%	Payoff Existing Debt:	$247,800,021	65.2%
B Note:	130,000,000	34.2	Repayment of Development Costs:	56,985,715	15.0
			Return of Equity:	54,550,891	14.4
			Upfront Reserves:	17,489,075	4.6
			Closing Costs:	3,174,298	0.8
Total Sources:	$380,000,000	100.0%	Total Uses:	$380,000,000	100.0%

(1)	The University Village loan is part of a larger split whole loan evidenced by three senior pari passu notes with an aggregate Cut-off Date balance of $250.0 million (collectively, the “A Notes”) and one promissory note that is subordinate to the A Notes with a Cut-off Date balance of $130.0 million (the “B Note”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of the A Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

(2)	Fitch, KBRA and Moody’s have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 2, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Based on the November 2019 underwritten rent roll including three temporary tenants. Excluding temporary tenants the property is 97.6% leased.

(6)	Represents trailing twelve months ending September 2019.

(7)	Underwritten Total Rent Revenue includes Base Rent, Year-1 Rent Steps ($581,098), Overage Rent ($568,966), Credit Tenant Rent Steps ($201,721) and SNO Rent ($606,875).

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Since the origination date, approximately $6.1 million has been released to the borrower for completed construction.

The Loan. The University Village Whole Loan is a $380.0 million first mortgage loan secured by the fee interest in a 597,635 SF open air, retail lifestyle center located in Seattle, Washington. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by three senior pari passu notes and a single subordinate note. The non-controlling Note A-2 will be contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan is being serviced under the CSMC 2019-UVIL trust and servicing agreement. The CSMC 2019-UVIL Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—University Village Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$175,000,000	$175,000,000	CSMC 2019-UVIL	N
Note A-2	45,000,000	45,000,000	CSAIL 2020-C19	N
Note A-3(1)	30,000,000	30,000,000	Column	N
Note B	130,000,000	130,000,000	CSMC 2019-UVIL	Y
Total	$380,000,000	$380,000,000

(1) Note is expected to be contributed to one or more future securitizations.

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $650.0 million determined by Cushman & Wakefield as of October 23, 2019.

(2)	Based on the UW NOI of $29,462,684 and UW NCF of $28,377,547, as applicable.

(3)	Based on the Whole Loan interest rate of 3.3000%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

The Borrower. The borrowing entity for the Whole Loan is University Village Limited Partnership, a Washington limited partnership and a special purpose entity. The borrowing entity is indirectly 94.9% owned by Stuart M. Sloan, and the remaining interests are held by minority holders.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Stuart M. Sloan. Mr. Sloan began his career as President and Director of Schuck’s Auto Supply Inc. which he grew from 8 to 58 stores becoming the Pacific Northwest’s dominant retail automotive parts and supply retailer before merging with Seattle-based Pay ‘n Save Corporation. Mr. Sloan went on to found Sloan Capital Companies in 1984 to invest in operating companies and commercial properties and also co-founded Egghead Discount Software in 1984, which then became the nation’s largest reseller of computer software. In 1986, Mr. Sloan acquired the majority interest in Quality Food Centers, Inc., the largest independent retail grocery chain in the Seattle/King County market, which was subsequently merged with Fred Meyer, Inc. The guarantor is required to maintain a minimum net worth (exclusive of the property) of not less than $100.0 million during the loan term.

The Property. The property is a 597,635 SF open-air, retail lifestyle center located in Seattle, Washington. The property was constructed, renovated, and expanded between 1956 and 2019, with 19 buildings situated on approximately 23.6 acres. The sponsor has transformed the property since acquisition in 1993 into an upscale lifestyle center with a mix of signature national tenants and local boutiques combined with a distinct collection of restaurants and service providers. Approximately three miles northeast of the Seattle central business district, the property is adjacent to the University of Washington. The property is rated A+ by Green Street Advisors, has a TAP score of 99, and is LEED Silver Certified.

There are 2,439 parking spaces at the property that are included in the collateral, resulting in a parking ratio of 4.1 spaces per 1,000 SF of NRA. The property was most recently renovated in 2019 when capital expenditures of $71.2 million were allocated to expand parking and retail space. Construction of a new 473 stall parking garage was completed in November 2019.

The property is anchored by Apple (M/S&P/F: Aa1/AA+/AA, 13,920 SF), Restoration Hardware Gallery (43,846 SF) and Crate & Barrel (31,300 SF). Apple, Restoration Hardware Gallery, and Crate & Barrel have reported sales of approximately $107.9 million ($7,751 PSF), $23.7 million ($541 PSF) and $14.2 million ($455 PSF), respectively, as of the trailing twelve-month period ending July 2019.

As of November 18, 2019, the property was approximately 100.0% leased by 126 tenants and 97.6% leased when excluding three temporary tenants. The property’s tenancy caters to high-price and mid-price point customers with tenants that include Apple, Restoration Hardware Gallery, Crate & Barrel, Pottery Barn, Tesla, Microsoft, Amazon Books, and Bartell Drugs. As of July 2019, gross mall sales for all tenants were approximately $515.7 million, while comparable sales for all tenants were $411.6 million during the same period. Sales PSF for comparable stores less than 15,000 SF were approximately $1,123, and sales PSF for comparable stores less than 15,000 SF (excluding Apple) were $782.

The sponsor is completing a $71.2 million expansion at the property, which includes a new 473 stall, 217,778 SF parking garage that opened in November 2019, as well as retail space for Peloton (LXD 1/2031), Shake Shack (LXD 1/2031), and Hello Robin (LXD 4/2030), which are expected to take occupancy in the spring of 2020 for a total of 7,075 SF.

Four spaces, totaling 36,023 SF or 6.0% of total SF are leased for office use consisting of Virginia Mason (19,909 SF), Bright Horizons (13,070 SF), Kumon Learning Center (2,560 SF) and Benchmark Associates (484 SF).

The property is located in the Northgate/Central submarket, one of Seattle’s most affluent retail markets with strong trade demographics. The property occupies a prime urban infill location with a population of 532,088 within a 5-mile radius, and benefits from its proximity to the University of Washington (47,571 students enrolled in September 2019).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

The Market. The property is located at the northeast corner of 25th Avenue Northeast and Northeast 45th Street in the University District (“U-District”) neighborhood of Seattle, King County, Washington, approximately three miles northeast of the central business district. The U-District is a residential and retail area designed to serve the University of Washington campus, its student body and associated employee base. The U-District is bounded by Interstate 5 to the west, Northeast 55th Street to the north, 40th Avenue Northeast to the east, and Portage Bay/State Route 520 to the south. The subject campus is surrounded by a mix of single-family homes, apartment buildings, and more recently built townhome/condominium projects.

The property is adjacent to the University of Washington, which recorded 47,571 students enrolled in September 2019. The University of Washington is also one of the region’s largest employers, with an academic and administrative staff of over 20,000. The local area also includes the University of Washington Medical Center and Seattle Children’s Hospital, both of which are major regional hospitals serving patients from across the Pacific Northwest.

According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains 532,088 people, with an average household income of $135,950 as of 2019. The secondary trade area, defined as being within a 10-mile radius of the property, contains approximately 1,202,970 people, with an average household income of $135,570 as of 2019. The property’s Northgate/Central submarket is the smallest of the 4 submarkets in the Seattle market with 3,513,000 SF of retail space or 12.9% of total inventory. The submarket vacancy rate was 2.5%, the lowest of the 4 submarkets, with vacancies of 2.8% in community, and 2.3% in neighborhood centers. A third party market research provider projects vacancy will decline further to 2.1% by 2023. As of third quarter 2019, the average asking rent was $28.05 PSF, the second highest of the 4 submarkets, and was $28.73 PSF for community centers, and $27.47 PSF for neighborhood centers. Since 2014, average asking rent rose 8.7% from $25.80, increased 6.9% from $26.87 PSF for community centers, and grew 10.5% from $24.87 PSF for neighborhood centers. A third party market provider projects average asking rent will increase 15.4% to $32.36 PSF by 2023.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
University Village	1956 / 2019	597,635	100%(2)	--	Apple, Restoration Hardware Gallery, Crate & Barrel
Pacific Place	1998 / 2019	330,000	75%	4.0	AMC Theaters, Barnes & Noble, Nordstrom
Bellevue Square	1946 / 2019	845,650	100%	5.5	Nordstrom, Macy’s, Zara, Pottery Barn, Uniqlo
Shops at Bravern	1992 / NA	294,436	100%	5.9	Neiman Marcus, Life Time Athletic
Redmond Town Center	1996 / NA	138,796	97%	8.3	Bed Bath & Beyond, Cost Plus World Market
Alderwood Mall	1979 / 2009	1,438,713	100%	11.6	JCPenney, Loews Cineplex, Nordstrom, Macy’s
Southcenter Mall	1968 / 2008	1,843,292	100%	14.3	JCPenney, Macy’s, Nordstrom, Sears, Grill City

(1)	Source: Appraisal.
(2)	Based on the November 2019 underwritten rent roll including three temporary tenants. Excluding temporary tenants, the property is 97.6% leased to 123 tenants.

Historical and Current Occupancy(1)

2012(1)	2013(1)	2014(1)	2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
99.1%	99.3%	99.6%	97.9%	98.1%	97.6%	98.8%	100.0%

(1)	Reflects historical average occupancy and does not include temporary tenants.
(2)	Based on the November 2019 underwritten rent roll including three temporary tenants. Excluding temporary tenants, the property is 97.6% leased to 123 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

Historical Sales and Occupancy Costs(1)

	2017		2018		July 2019 TTM
	Sales PSF	Occupancy Cost(2)	Sales PSF	Occupancy Cost(2)	Sales PSF	Occupancy Cost(2)
Inline Comp Sales (Less than 15,000 SF)	$1,012	8.9%	$1,134	7.9%	$1,123	8.0%
Inline Comp Sales (Less than 15,000 SF) Excluding Apple(2)	$757	11.4%	$768	11.2%	$782	11.0%

(1)	Includes current tenants with comparable sales.
(2)	Calculated based on current UW rent, steps, credit tenant steps, recoveries, and overage rent.

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch(1)	NRA (SF)(2)	% of Total NRA	Base Rent PSF(3)	Sales PSF(4)	Occ. Costs(5)	Lease Expiration Date
Apple	Aa1 / AA+ / AA	13,920	2.3%	$155.58	$7,751	2.1%	6/30/2028
Restoration Hardware Gallery	NR / NR / NR	43,846	7.3	$42.65	$541	8.0%	1/31/2032
Crate & Barrel	NR / NR / NR	31,300	5.2	$45.79	$455	14.3%	1/31/2026
Pottery Barn	NR / NR / NR	15,135	2.5	$68.00	$452	18.3%	1/31/2029
Bartell Drugs	NR / NR / NR	20,633	3.5	$48.57	$904	7.4%	1/31/2024
Virginia Mason	NR / NR / NR	19,909	3.3	$43.50	NAV	NAV	12/1/2028
Room & Board	NR / NR / NR	28,401	4.8	$28.00	$678	4.7%	9/30/2022
H&M(6)	NR / NR / NR	18,560	3.1	$41.82	$238	25.5%	1/31/2022
Williams Sonoma	NR / NR / NR	10,184	1.7	$63.00	$459	17.9%	1/31/2030
Lululemon	NR / NR / NR	7,847	1.3	$76.28	$918	10.1%	1/31/2024
Top 10 Tenants		209,735	35.1%	$53.30
Other Tenants		348,288	58.3%	$59.28
Storage		25,270	4.2	$24.89
Vacant(7)		14,342	2.4	$0.00
Total Tenants		597,635	100.0%	$55.64

(1)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.
(2)	SF for Crate & Barrel, Pottery Barn, Williams Sonoma and Lululemon reflects each tenant’s primary retail space in the center and does not include additional leased storage spaces.

(3)	Inclusive of base rent, SNO tenant rent, rent steps, and credit tenant rent steps.

(4)	Calculated using SF of tenants that represent comparable sales as of November 2019.

(5)	Calculated based on current UW rent, steps, credit tenant rent steps, overage rent, and recoveries for tenants with comparable sales only.

(6)	During the period from February 1, 2019 through January 31, 2022, H&M has the right to terminate its Lease upon 270 days’ prior written provided that the tenant is not then in default under the terms of the lease.

(7)	Reflects three temporary tenants totaling 14,342 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	21	23,767	4.0	1,194,404	3.7	23,767	4.0%	$1,194,404	3.7%
2021	21	36,304	6.1	2,579,908	7.9	60,071	10.1%	$3,774,312	11.6%
2022	18	66,111	11.1	2,745,555	8.5	126,182	21.2%	$6,519,866	20.1%
2023	16	50,193	8.4	2,776,134	8.6	176,375	29.7%	$9,296,000	28.6%
2024	24	89,214	15.0	4,856,023	15.0	265,589	44.7%	$14,152,023	43.6%
2025	12	42,178	7.1	2,458,759	7.6	307,767	51.8%	$16,610,782	51.2%
2026	9	56,010	9.4	2,736,837	8.4	363,777	61.2%	$19,347,620	59.6%
2027	15	37,048	6.2	2,405,570	7.4	400,825	67.5%	$21,753,190	67.0%
2028	9	54,085	9.1	4,150,962	12.8	454,910	76.6%	$25,904,151	79.8%
2029	10	41,540	7.0	2,508,726	7.7	496,450	83.6%	$28,412,877	87.6%
2030 & Beyond	11	83,246	14.0	4,039,940	12.4	579,696	97.6%	$32,452,817	100.0%
Vacant(4)	3	14,342	2.4	NAP	NAP	594,038	100%	NAP	NAP
Total	169	594,038	100.0%	$32,452,817	100.0%

(1)	Excludes the management office of 3,597 SF.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Inclusive of Base Rent, Sign Not Occupied Rent and Rent Steps.

(4)	Vacant reflects three temporary tenants totaling 14,342 SF.

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Budget 2020	Underwritten	PSF	%(2)
Base Rent	$28,102,730	$29,739,478	$30,523,086	$31,312,267	$31,063,123	$51.98	74.7%
Signed Not Occupied Rent(3)	0	0	0	0	606,875	$1.02	1.5%
Rent Steps(4)	0	0	0	0	782,820	$1.31	1.9%
Overage Rent	659,113	620,251	669,246	500,000	568,966	$0.95	1.4%
Total Rent Revenue	$28,761,843	$30,359,729	$31,192,332	$31,812,267	$33,021,783	$55.25	79.4%
Total Recoveries	$7,489,134	$7,972,617	$7,871,870	$8,294,104	$8,727,103	$14.60	21.0%
Gross Up Vacant Space	0	0	0	0	1,162,243	$1.94	2.8%
Gross Potential Income	$36,250,977	$38,332,346	$39,064,202	$40,106,371	$42,911,129	$71.80	103.2%
(Vacancy & Credit Loss)	(149,343)	0	(47,987)	(90,000)	(1,323,023)	($2.21)	(3.2%)
Net Rental Income	$36,101,634	$38,332,346	$39,016,215	$40,016,371	$41,588,106	$69.59	100.0%
Other Income	47,563	85,963	63,188	45,000	63,188	$0.11	0.2%
Effective Gross Income	$36,149,197	$38,418,309	$39,079,403	$40,061,371	$41,651,294	$69.69	100.2%
Total Expenses	$10,609,777	$11,099,447	$11,326,249	$12,188,610	$12,188,610	$20.39	29.3%
Net Operating Income	$25,539,420	27,318,862	$27,753,154	$27,872,761	$29,462,684	$49.30	70.7%
Total TI/LC, Capex/RR	0	0	0	0	1,085,137	$1.82	2.6%
Net Cash Flow	$25,539,420	$27,318,862	$27,753,154	$27,872,761	$28,377,547	$47.48	68.1%

(1)	TTM represents the trailing twelve-month period ending September 30, 2019
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Signed Not Occupied Rent includes rent from Shake Shack (3,520 SF), Hello Robin (1,100 SF) and Peloton (2,455 SF). Tenants are part of a new development at the property and are anticipated to open in the spring of 2020.

(4)	Underwritten Rent Steps includes rent increases occurring through December 31, 2020

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — University Village

Property Management. The property is managed by UVLP Management, LLC, which is owned and controlled by the sponsor and is an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $14,189,947 for alterations reserve to complete work related to the West Garage and retail buildouts for space leased to Peloton, Hello Robin, and Shake Shack and $3,299,128 for all outstanding tenant improvements, leasing commissions, free rent, gap rent, or rent abatement obligations. With respect to the alterations reserve, approximately $6.1 million has been released to the borrower based upon partial completion of the construction.

Tax & Insurance Reserve – During a Trigger Period (as defined below), the borrower will be required to deposit (i) 1/12th of certain yearly tax obligations, and (ii) 1/12th of annual insurance premiums due (unless there is an approved blanket policy in place) within 30 days prior to the date that such taxes and premiums are due and payable.

Capital Expenditures Reserve – During a Trigger Period, the borrower will be required to deposit 1/12th of $0.25 per rentable SF (capped at collections for 24 months) to be used for capital expenditures in accordance with the terms of the loan documents.

Leasing Reserve – During a Trigger Period, the borrower will be required to deposit 1/12th of $1.50 per rentable SF (capped at collections for 24 months) to be used for tenant improvements and leasing commissions in accordance with the terms of the loan documents. The borrower is also required to deposit any termination fees paid by any tenant under a lease into the Leasing Reserve during a Trigger Period and, in the absence of a Trigger Period, the borrower is only required to deposit such termination fees that exceed $1,000,000.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox with springing cash management during a Trigger Period. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Trigger Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Trigger Period” will commence upon (i) a Whole Loan event of default, (ii) if the debt yield falls below 6.0% based on the Whole Loan, and (iii) following the occurrence of a bankruptcy event with respect to the property manager if a replacement property manager has not been appointed by the borrower in accordance with the loan documents.

Property Release. The borrower may request that the lender release up to four vacant, non-income producing and unimproved (other than surface parking and landscaping) outparcels identified in the loan documents that are presently being used as parking without any prepayment of the loan balance and subject to satisfaction of customary outparcel release conditions set forth in the loan documents, including that if the transfer is made to an affiliate of the borrower, the borrower must comply with standard anti-poaching conditions. The borrower also has the right to execute a declaration of condominium or similar agreement in order to develop separate units with respect to the parking garage on the property commonly known as the “West Garage”, including a separate unit for the air rights above the parking garage. Following the separation of the air rights unit, such unit can be released, subject to the prior written consent of the lender in its reasonable discretion and the receipt of a rating agency confirmation with respect to the same. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,537,966	Property Type – Subtype(3):	Hotel – Full Service
% of Pool by IPB:	5.4%	Net Rentable Area (Rooms):	304
Loan Purpose:	Refinance	Location:	Plano, TX
Borrower:	Moon Hotel Legacy, LLC	Year Built / Renovated:	2017 / NAP
Sponsors:	Various	Occupancy / ADR / RevPAR(4):	73.0% / $215.47 / $157.20
Interest Rate:	4.4500%	Occupancy / ADR / RevPAR Date(4):	7/31/2019
Note Date:	7/2/2019	Number of Tenants:	NAP
Maturity Date:	7/5/2029	2017 NOI(5):	$1,589,090
Interest-only Period:	None	2018 NOI:	$9,706,516
Original Term:	120 months	TTM NOI(6):	$10,814,158
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	73.0% / $215.47 / $157.20
Amortization Type:	Balloon	UW Revenues:	$32,385,615
Call Protection:	L(35),Def(82),O(3)	UW Expenses:	$21,459,721
Lockbox(2):	Soft	UW NOI:	$10,925,894
Additional Debt(1):	Yes	UW NCF:	$9,630,469
Additional Debt Balance(1):	$44,537,966 / $14,974,994	Appraised Value / Per Room(7):	$139,400,000 / $458,553
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	5/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(8)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$293,013
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Room:	$238,990
Insurance:	$50,000	Springing	N/A	Cut-off Date LTV:	63.9%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.1%
Restaurant Reserve:	$200,000	$0	N/A	UW NOI / UW NCF DSCR:	2.01x / 1.77x
PIP Reserve:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	12.3% / 10.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$90,000,000	85.7%	Payoff Existing Debt:	$94,831,950	90.3%
Mezzanine Loan:	15,000,000	14.3	Return of Equity:	8,484,213	8.1
			Closing Costs:	1,433,837	1.4
			Upfront Reserves:	250,000	0.2
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The Renaissance Plano loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $89.1 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.
(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The property is encumbered by a building site restriction agreement with the owner of the adjacent parcel. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Zoning Non-Compliance and Use Restrictions” and “Description of the Mortgage Pool—Use Restrictions” in the Prospectus.

(4)	As of the twelve months ended December 31, 2019, the property was 73.3% occupied with an ADR of $217.46 and a RevPAR of $159.42.

(5)	2017 cash flows reflect six months of performance from when the property opened, from July to December.

(6)	Represents the trailing twelve months ending July 31, 2019.

(7)	Does not include tax incentives from the City of Plano valued by the appraiser at $3,500,000 ($11,513 per room), which would result in a Cut-Off LTV of 62.3%. For a more detailed description see “The Property” below.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

The Loan. The Whole Loan is a $90.0 million first mortgage loan secured by the fee interest in a 304-room full-service hotel property located in Plano, Texas. The Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Whole Loan is evidenced by two pari passu notes. The non-controlling Note A-2 is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan is serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, as the holder of the non-controlling Note A-2, the trustee of the CSAIL 2020-C19 Commercial Mortgage Trust is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(Y/N)
Note A-1	$45,000,000	$44,537,966	CSAIL 2019-C17	Y
Note A-2	45,000,000	44,537,966	CSAIL 2020-C19	N
Total	$90,000,000	$89,075,932

The Borrower. The borrowing entity for the loan is Moon Hotel Legacy, LLC, a Delaware limited liability company and special purpose entity with two independent directors.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Daniel S. Moon, Samuel S. Moon, Daniel S. Moon Investment Trust U/A/D 5/20/2003 and Samuel S. Moon Investment Trust U/A/D 5/20/2003. Samuel S. Moon and Daniel S. Moon are the key principals of the Sam Moon Group, a family-owned company focused on investing and developing real estate in Texas and currently led by its second generation. Samuel S. Moon serves as the President of the Sam Moon Group and Daniel S. Moon serves as the Vice President & General Counsel for the Sam Moon Group. The Sam Moon Group owns or is developing four hotels with projected stabilized value of over $450.0 million. The sponsors developed the property in 2017 and have a total cost basis of $121,184,655. As of December 31, 2018, the sponsors had a net worth and liquidity of $233.0 million and $6.3 million, respectively. See "Description of the Mortgage Pool—Litigation and Other Considerations" in the Prospectus.

The Property. The property is a 304-room, full-service hotel property operating under the Renaissance flag, located in Plano, Texas on Legacy Drive at the southern gateway of the 250-acre Legacy West commercial mixed-use development, placing it within walking distance of multiple retail amenities and corporate headquarters. The property was constructed by the sponsors in 2017 and consists of a 15-story hotel with a parking garage located on a 3.7-acre site. The property features 34,859 SF of meeting space including the 15,040 SF Legacy Grand Ballroom and a 475-space parking garage with direct drive-in access to the ballroom. The restaurant/lounge, Whiskey Moon, has a combination of Japanese and Texan influences including local Plano branding irons hanging on the ceiling to walls crafted from leather belts. The property also has a modern Asian three meal restaurant, OMA, that showcases classic Asian Fusion regional dishes and a Zen East-meets-Southwest vibe in the heart of the high-end urban village, Legacy West. Water and fire features and natural materials are used throughout to anchor the East meets Southwest vibe. The property benefits from access along Legacy Drive and visibility based on its location near the intersection of the Dallas North Tollway and Sam Rayburn Tollway. As the southern anchor of the multi-billion dollar Legacy West mixed-use development, the property is situated in a location that positions it to integrate with other tenants and secure group and corporate bookings.

The property consists of 207 guestrooms with a king-size bed, 81 guestrooms with two queen-size beds and 16 suites. Each unit features a work desk and a chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, mini refrigerator, microwave, iron/ironing board and in-room coffee/tea maker. Amenities at the property include a rooftop outdoor swimming pool and whirlpool, fitness center, business center, and a leased restaurant. Food and beverage revenue at the property accounts for 41.5% of total revenue. The high food and beverage revenue is attributable primarily to banquet and audio/visual catering (81.6% of total food and beverage revenue), of which 70.0% is tied to in-house groups and local events. From January to April 2019, in-house group and event nights (49.5% of all room nights at the hotel) translated into an average of $201 in food and beverage spending per attendee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

According to the appraisal, the property has secured several corporate contracts from immediately neighboring corporate headquarters and users including Deloitte, Ernst and Young, JP Morgan Chase, NTT Data, and Liberty Mutual Insurance Co. From January to March 2019 the largest corporate accounts at the property were JP Morgan Chase (1,387 rooms / 6.9% of total room nights sold), government entities (379 rooms / 1.9% of total room nights sold) and General Dynamics (319 rooms / 1.6% of total room nights sold).

The borrower has entered into two tax grant agreements with the City of Plano: (i) a Hotel Occupancy Tax Grant Agreement (the “HOT Grant Agreement”) and (ii) an Economic Development Incentive Agreement (the “Incentive Agreement”). Under the HOT Grant Agreement the City of Plano has provided to the borrower an annual grant of $150,000 from 2018 through 2027 (capped at $1,500,000 in the aggregate), to be paid from hotel occupancy tax revenue as an economic development incentive to use for promotional and transportation activities. The HOT Grant functions as a direct subsidy from the City of Plano to pay transportation services provided by the hotel. Under the Incentive Agreement, the City of Plano agreed to pay the borrower a cash grant in four equal installments of $1,000,000 on January 31 occurring during the years of 2018, 2019, 2020 and 2021 (capped at $4,000,000 in the aggregate). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

The property is located on Legacy Drive, just west of the Dallas North Tollway in Plano, Texas.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Renaissance Plano Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017(3)	62.1%	$173.86	$107.97	51.8%	$186.98	$96.77	83.3%	107.5%	89.6%
2018	67.0%	$180.83	$121.20	72.1%	$204.61	$147.44	107.5%	113.1%	121.7%
TTM(4)	66.9%	$185.01	$123.75	73.0%	$215.47	$157.20	109.1%	116.5%	127.0%

(1)	Source: Third party report. Competitive set includes The Westin Stonebriar Hotel & Golf Club, Embassy Suites by Hilton Dallas Frisco Hotel Convention Center & Spa, Hilton Dallas Plano Granite Park and Omni Hotel Frisco.
(2)	Source: Borrower financials.

(3)	2017 reflects six months of performance from when the property opened, from July to December.

(4)	Representing the trailing twelve-month period ending July 31, 2019. As of the twelve months ended December 31, 2019, the property was 73.3% occupied with an ADR of $217.46 and a RevPAR of $159.42.

The Market. The property is located in Plano, Texas in the Upper Tollway/West Plano submarket in the northern portion of the Dallas-Fort Worth metro area. The property’s location is situated within Legacy West, which is a 250-acre commercial mixed-use development consisting of Class A office, Class A multifamily and luxury retailers that opened in 2017. Legacy West has approximately 300,000 SF of retail and restaurants, 300,000 SF of office space, and more than 1,000 multifamily units, in additional to the property. Legacy West is the largest mixed-use retail destination in North Texas featuring shopping, dining and the Renaissance Plano property. There are no competitive hotels to the property nor are there any planned hotel developments at Legacy West. The property’s location provides the hotel with corporate demand generators such as Toyota, Liberty Mutual, JP Morgan Chase, FedEx, Boeing Global Service Headquarters and JCPenney. The area has received significant corporate investment and several corporate expansions and relocations over the past several years, including more than a dozen proposed office projects larger than 200,000 SF as of early 2019. In total, more than 20.0 million SF of office space is slated to be developed along North Platinum Corridor.

According to a third-party market research provider, there are 19.7 million SF of office space within one mile of the property. Over the past ten years, the Plano office market roughly doubled its existing inventory with most of the new supply being delivered during the past few years. During such period, Toyota, Liberty Mutual and JPMorgan Chase have all either relocated or consolidated operations in Legacy West, bringing about 15,000 jobs to the Upper Tollway/West Plano submarket. Toyota Motor Corporation moved to its new 2.1 million SF, $1 billion North American headquarters to Plano, Texas in 2015. The new headquarters campus will eventually house over 4,000 employees. In addition, FedEx Office took occupancy at its 265,000 SF build-to-suit space across from Toyota’s new campus in late 2015, and Fannie Mae moved into a 324,000 SF regional office in Granite Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

The appraiser identified four comparable hotel properties, ranging from 299 rooms to 330 rooms that were constructed between 2000 and 2017. The competitive set reported a weighted average occupancy of approximately 68.6%, with a weighted average daily rate of $185.66. Revenues per available room at the property are above the competitive set. The properties in the appraisal’s competitive set are all located in Texas within approximately 3.5 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Renaissance Plano	304	2017	34,859	39%	45%	15%	72%	$204.61	$147.44
The Westin Stonebriar Hotel & Golf Club	301	2000	19,438	27%	39%	30%	68%	$185.00	$125.80
Embassy Suites Dallas Frisco Hotel Conv. Center	330	2005	90,000	15%	70%	5%	67%	$170.00	$113.90
Hilton Dallas Plano Granite Park	299	2014	30,000	18%	60%	19%	67%	$180.00	$120.60
Omni Hotel Frisco	300	2017	24,000	22%	51%	23%	69%	$190.00	$131.10
Total(2)	1,230		163,438

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

Operating History and Underwritten Net Cash Flow(1)

	2017(2)	2018	TTM(3)	Underwritten	Per Room	%(4)
Occupancy	51.8%	72.1%	73.0%	73.0%
ADR	$186.98	$204.61	$215.47	$215.47
RevPAR	$96.77	$147.44	$157.20	$157.20
Room Revenue	$5,148,251	$16,360,291	$17,442,922	$17,442,922	$57,378	53.9%
Food and Beverage(5)	3,865,776	12,141,490	13,450,185	13,450,185	$44,244	41.5%
Other Departmental Revenues	644,087	2,236,768	1,492,509	1,492,509	$4,910	4.6%
Total Revenue(6)	$9,658,115	$30,738,549	$32,385,615	$32,385,615	$106,532	100.0%
Room Expense	1,264,114	3,573,880	3,710,417	3,710,417	$12,205	33.3%
Food and Beverage Expense	2,580,495	7,212,260	7,382,610	7,382,610	$24,285	66.2%
Other Departmental Expenses	14,241	60,808	51,747	51,747	$170	0.5%
Departmental Expenses	$3,858,850	$10,846,948	$11,144,774	$11,144,774	$36,660	100.0%
Departmental Profit	$5,799,265	$19,891,600	$21,240,841	$21,240,841	$69,871	65.6%
Operating Expenses	$3,482,659	$8,870,442	$9,353,834	$9,219,839	$30,328	28.5%
Gross Operating Profit	$2,316,606	$11,021,158	$11,887,007	$12,021,002	$39,543	37.1%
Fixed Expenses	727,516	1,314,643	1,072,848	1,095,108	3,602	3.4%
Net Operating Income	$1,589,090	$9,706,516	$10,814,158	$10,925,894	$35,940	33.7%
FF&E	386,325	1,229,542	1,295,425	1,295,425	$4,261	4.0%
Net Cash Flow	$1,202,765	$8,476,974	$9,518,733	$9,630,469	$31,679	29.7%

(1)	2016 information not available as the property was opened in 2017. 2017 cash flows reflect six months of performance from July to December.
(2)	Represents a partial year as the property was built in 2017.

(3)	TTM represents trailing 12 months ending July 31, 2019. As of the twelve months ended December 31, 2019, the property was 73.3% occupied with an ADR of $217.46 and a RevPAR of $159.42.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(5)	Food and beverage revenue accounts for 41.5% of total revenue. Food and beverage revenue is attributable primarily to banquet and audio/visual (81.6% of total food and beverage revenue). From January to April 2019 every group night (49.5% of all room nights at the hotel) has translated into an average $201 of food and beverage spending.

(6)	UW Total Revenue does not include income from the HOT Grant Agreement and Incentive Agreement.

Property Management and Hotel Management Agreement. The property is managed by Renaissance Hotel Management Company, LLC, a Marriott company (“Marriott”), which operates the hotel as a Marriott-branded property. The borrower’s hotel management agreement with Marriott provides for a base management fee of 3.0% of revenues and an incentive fee equal to 20.0% of operating profit beyond $8.1 million. The agreement commenced on February 27, 2015 and is set to expire on December 31, 2047.

Escrows and Reserves. At origination, the borrower deposited into escrow $200,000 into a restaurant reserve and $50,000 for insurance reserves.

Tax Escrow – So long as (i) no event of default is continuing, (ii) the Qualified Hotel Management Condition (as defined below) is satisfied, (iii) the borrower has caused the hotel manager to pay all taxes directly and (iv) the borrower has provided evidence that the hotel manager has paid all taxes, the borrower will not be required to deposit on each monthly payment date an amount equal to 1/12th of taxes that the lender estimated will be payable during the next 12 months.

Insurance Escrow – So long as (i) no event of default is continuing, (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender paid receipts for payment of the insurance premiums, the borrower will not be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Renaissance Plano

FF&E Reserve – The borrower is required to make monthly deposits into the FF&E reserve equal to the greater of (i) one twelfth of 4.0% of total revenue or (ii) the amount required by hotel manager under the hotel management agreement. During such period as the Qualified Hotel Management Condition is satisfied and manager is collecting reserves in the amount described above, the requirement to make monthly deposits into the FF&E reserve will be waived; provided that in the event the Qualified Hotel Management Condition is satisfied, but manager is collecting an amount less one twelfth of 4.0% of total revenue, the borrower will be required to deposit with manager the amount required to be reserved under the hotel management agreement and deposit with lender on each monthly payment date an amount equal to the difference between (i) one twelfth of 4.0% of total revenue less (ii) the amount being collected by manager for FF&E pursuant to the hotel management agreement. As of the Cut-off Date, the requirement for monthly deposits into the FF&E reserve has been waived as the borrower has satisfied the Qualified Hotel Management Condition and the manager is collecting FF&E reserves in the amount described above.

PIP Reserve – All available cash will be deposited into the PIP reserve during any property improvement plan or similar requirement being imposed under (i) the hotel management agreement or (ii) any franchise agreement (following a franchise conversion).

Lockbox / Cash Management. The Whole Loan is structured with a soft lockbox and in place cash management. During any period when the Qualified Hotel Management Condition is satisfied, the borrower will cause the hotel manager to deposit any amounts payable to the borrower pursuant to the hotel management agreement directly into the lockbox as and when such amounts are required to be paid to borrower pursuant to the hotel management agreement. During any period when the Qualified Hotel Management Condition is not satisfied, the borrower will cause all rents for the property to be transmitted directly by non-residential tenants, credit card companies and credit card banks into the clearing account maintained at the clearing bank by delivering a tenant direction letter to each existing non-residential tenant at the property directing each such tenant to remit its rent checks directly into the clearing account maintained at the clearing bank, delivering a credit card company direction letter to each applicable credit card company used at the property directing such credit card company to remit its payments directly into the clearing account maintained at the clearing bank, and delivering a credit card bank direction letter to each applicable credit card bank with which the borrower has entered into agreements for the clearance of credit card receipts directing such credit card bank to remit its payments directly into the clearing account maintained at the clearing bank.

A “Qualified Hotel Management Condition” means either that (a) (i) the property is then managed by Marriott, as hotel manager, pursuant to the hotel management agreement as in effect as of origination, (ii) the hotel management agreement remains in full force and effect and (iii) Marriott, as hotel manager, is maintaining the cash management system as set forth in the hotel management agreement or (b) (i) the property is then managed by a qualified hotel manager pursuant to a replacement hotel management agreement entered into in accordance with the loan agreement with a cash management system similar to the system provided under the hotel management agreement in effect as of origination, (ii) the replacement hotel management agreement remains in full force and effect and (iii) the replacement hotel manager is maintaining the cash management system as set forth in the replacement hotel management agreement.

Additional Debt. At origination, SRPR Plano Hospitality LLC, an affiliate of SteepRock Capital, provided a $15.0 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the Whole Loan, has an interest rate of 11.0000% per annum and will amortize on a 30-year schedule. The Cut-off Date Loan per room, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the Whole Loan and mezzanine loan are $342,273, 74.6%, 1.35x and 9.3% respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,500,000	Title:	Fee
Cut-off Date Principal Balance:	$42,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	5.1%	Net Rentable Area (Units):	284
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	BCORE MF Monaco Park LLC	Year Built / Renovated:	1999 / 2018 - 2019
Sponsor:	BREIT MF Holdings LLC	Occupancy:	93.0%
Interest Rate:	3.3910%	Occupancy Date:	1/6/2020
Note Date:	10/30/2019	Number of Tenants:	NAP
Maturity Date:	11/1/2029	2017 NOI(2):	N/A
Interest-only Period:	120 months	2018 NOI(3):	$2,665,266
Original Term:	120 months	2019 NOI(3):	$3,149,761
Original Amortization:	None	UW Economic Occupancy:	92.9%
Amortization Type:	Interest Only	UW Revenues:	$4,458,188
Call Protection:	YMO.5(28),Def or YMO.5(85),O(7)	UW Expenses:	$1,211,140
Lockbox(1):	Soft	UW NOI:	$3,247,049
Additional Debt:	No	UW NCF:	$3,176,049
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$63,400,000 / $223,239
Additional Debt Type:	N/A	Appraisal Date:	10/10/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$149,648
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Unit:	$149,648
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	Springing	$71,000	Maturity Date LTV:	67.0%
				UW NOI / UW NCF DSCR:	2.22x / 2.17x
				UW NOI / UW NCF Debt Yield:	7.6% / 7.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$42,500,000	65.1%	Purchase Price(6):	$64,500,000	98.7%
Sponsor Equity(5):	22,830,179	34.9	Closing Costs:	830,179	1.3
Total Sources:	$65,330,179	100.0%	Total Uses:	$65,330,179	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.

(3)	2019 NOI reflects average monthly rent of $1,151 per occupied unit compared to $1,047 in 2018. The increased NOI is attributed to the turning of renovated units which command higher rents. Renovated units have garnered a rent premium of 9.7% to 14.2% over non-renovated units depending on unit type.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Includes approximately $20.5 million of cash equity contributed by BREIT MF Holdings LLC (90% of the total sponsor equity) and the Kennedy Wilson Investment Company’s deemed equity contribution of approximately $2.3 million (10% of the total sponsor equity).

(6)	The property secured a mortgage loan that was previously securitized in the FREMF 2017-KF34 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

The Loan. The Monaco Park Apartments loan is a $42.5 million first mortgage loan secured by the fee interest in a 284-unit multifamily property located in Las Vegas, Nevada. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is BCORE MF Monaco Park LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned 90.0% by BREIT MF Holdings LLC and 10.0% by affiliates of Kennedy Wilson Investment Company (“KW”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is BREIT MF Holdings LLC, which is majority owned by Blackstone Real Estate Income Trust, Inc. (“BREIT”). The guarantor’s full recourse obligations with respect to the borrower filing a voluntary petition under the bankruptcy code without the lender’s consent are capped at 20% of the principal balance of the loan. BREIT is a non-traded REIT that was formed in November 2015, and is focused on investing in mostly stabilized commercial real estate properties diversified by sector. As of June 30, 2019, BREIT owned 103,000 multifamily units, 200 million SF of industrial space, 115,000 owned hotel keys, and 33 million SF of retail space.

The Property. The property is a 284-unit garden-style multifamily property located in Las Vegas, Nevada that was built in 1999 and renovated from 2018 to 2019. The property is a two-story apartment building located on approximately 16.2 acres. The property has a total of 515 parking spaces, or 1.8 parking spaces per unit, including 165 surface parking spaces and 340 free covered spaces. As of January 6, 2020, the property was 93.0% leased.

The property contains 90 one-bedroom units (31.7%), 168 two-bedroom units (59.2%) and 26 three-bedroom units (9.2%). Average one-bedroom units are 752 SF, two-bedroom units are 1,045 SF, and three-bedroom units are 1,250 SF with a weighted average unit size of 971 SF. Property amenities include a business center, clubhouse, courtyard, health club, playground, pool, a spa and fitness center. Unit amenities feature designer lighting, intrusion alarms, air conditioning, private balconies, full sized washers and dryers, and premium flooring. The complex has also upgraded its rental collection system allowing tenants the option to make rental payments through its online portal.

The previous owner, KW acquired the property in May 2017 and remains in the sponsorship post BREIT’s acquisition. KW invested in excess of $2.3 million ($8,210/unit) in capital expenditures at the property since acquisition. Additional improvements made by KW include the recently completed full renovation of 119 units (63 units were renovated by the prior ownership). The property features 49 “Silver” units (17.3%) and 14 “Gold” units (4.9%) that were renovated by the prior owner, 119 “Renovated” units (41.9%) that were renovated by KW and 102 “Classic” units (35.9%) that have not yet been renovated. At acquisition, the sponsor planned to renovate the 102 remaining yet to be renovated units (of which ten have since been completed) and 63 of the partially renovated units as they turn, which cost is included in the $2.4 million ($8,529/unit) budgeted for both individual unit and general property upgrades. Renovated units have garnered a rent premium of 9.7% to 14.2% over non-renovated units depending on unit type.

The property is located along West Desert Inn Road. The neighborhood is directly served by Las Vegas' freeway system. Regional access to the neighborhood is provided by Route 159, an east/west route to the north of the property. A complete freeway-to-freeway interchange is located approximately 6.3 miles northwest of the property. Additionally, the property is located in close proximity to the Mountain View Hospital, Best In The West Shopping Center, North Las Vegas Airport, McCarran International Airport, Wal-Mart Super Center and Las Vegas City Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(1)	Monthly Market Rental Rate PSF
One Bedroom, One Bath, Renovated	61	21.5%	54	88.5%	752	$1,168	$1.55	$1,256	$1.67
One Bedroom, One Bath	29	10.2	29	100.0%	754	$1,053	$1.40	$1,257	$1.67
Two Bedroom, Two Bath, Renovated	114	40.1	101	88.6%	1,044	$1,358	$1.30	$1,339	$1.28
Two Bedroom, Two Bath	54	19.0	54	100.0%	1,046	$1,239	$1.18	$1,340	$1.28
Three Bedroom, Two Bath, Renovated	17	6.0	17	100.0%	1,250	$1,593	$1.27	$1,600	$1.28
Three Bedroom, Two Bath	9	3.2	9	100.0%	1,250	$1,395	$1.12	$1,600	$1.28
Total/Wtd. Avg.	284	100.0%	264	93.0%		$1,278	$1.33	$1,337	$1.40

(1)	Based on the underwritten rent roll dated January 6, 2020.

The Market. The property is located in the West Las Vegas submarket within the larger Las Vegas market. The Las Vegas central business district is approximately 7.5 miles northeast of the property, and the “Las Vegas Strip” is approximately 5.5 miles southeast of the property. Retail is an important economic segment for the Las Vegas market, with large outlets such as the Forum Shops at Caesars, Fashion Show Mall, the Grand Canal Shoppes at the Venetian, and the Crystals retail district at City Center. Opened in 2016, the T-Mobile Arena is an example of recent development initiatives; several others are planned for the coming years, including an NFL stadium that is currently under construction near the McCarran International Airport and slated to open for the 2020 NFL season.

The property’s local area is comprised of a mixture of commercial and residential properties. The property’s immediate area is approximately 95% developed, with limited vacant land available primarily southeast of the property and west of Beltway 215. Major retail developments are located south of the property at the intersection of Fort Apache Road and Flamingo Road including a Smith’s anchored grocery store retail center, Ted Weins Firestone and Home Depot. The retail developments consist of power, community and neighborhood centers and strip retail uses interspersed with professional offices along Flamingo Road. Summerlin Hospital Medical Center is also within the property’s immediate area.

The 2019 population within the property’s one-, three- and five-mile radius was 24,997, 175,010 and 439,305, respectively, with an average household income of $74,408, $84,759 and $79,650, respectively. The West Las Vegas submarket represents 17.9% of the total inventory in the Las Vegas market. As of the first quarter of 2020, the overall vacancy rate for the region was 4.4%, while the West Las Vegas submarket had a vacancy rate of 5.4%. The average quoted rental rate for all types of space within the overall market was $1,193 per month, while the West Las Vegas submarket had an average asking rental rate of $1,537 per month as of the first quarter of 2020.

The appraisal identified comparable rental properties, ranging from 184 units to 240 units that were constructed between 1997 and 2000. The competitive set had a weighted average occupancy of approximately 94%, with average rents ranging from $1,245 to $1,385 per unit. Average rents at the property are slightly below the competitive set. The properties in the appraisal’s competitive set are all located in Las Vegas within approximately 2.1 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Monaco Park Apartments	1999	284	971(2)	$1,278(2)	93%(2)	--
Cimarron Apartments	2000	240	927	$1,293	94%	1.4
Broadstone Flamingo West	1998	189	989	$1,255	94%	2.1
Rancho de Montana	1999	214	913	$1,245	98%	2.1
Rancho Destino	1998	184	962	$1,285	95%	1.7
Durango Canyon – South	1998	232	1,060	$1,385	91%	2.0
Vintage at The Lakes	1997	221	1,049	$1,278	94%	1.4
Total/Wtd. Avg.(3)		1,280	984	$1,292	94%

(1)	Source: Appraisal.

(2)	Based on the January 6, 2020 underwritten rent roll.

(3)	Excludes the subject property.

Historical and Current Occupancy

2017(1)	2018	Current(2)
N/A	93.2%	93.0%

(1)	Historical occupancy is unavailable as the property was acquired by the sponsor at origination.

(2)	Based on the January 6, 2020 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(2)	2019(2)	Underwritten	Per Unit	%(3)
Rents in Place	N/A	$3,566,759	$3,921,260	$4,048,092	$14,254	88.7%
Vacant Income	N/A	260,461	240,863	310,047	$1,092	6.8%
Gross Potential Rent	N/A	$3,827,220	$4,162,123	$4,358,139	$15,346	95.5%
Total Reimbursements	N/A	148,361	205,701	205,701	$724	4.5%
Net Rental Income	N/A	$3,975,580	$4,367,823	$4,563,839	$16,070	100.0%
(Vacancy & Credit Loss)	N/A	(261,058)	(243,541)	(310,047)	($1,092)	(6.8%)
Other Income(4)	N/A	162,308	204,396	204,396	$720	4.5%
Effective Gross Income	N/A	$3,876,831	$4,328,678	$4,458,188	$15,698	97.7%
Total Expenses	N/A	$1,211,565	$1,178,917	$1,211,140	$4,265	27.2%
Net Operating Income	N/A	$2,665,266	$3,149,761	$3,247,049	$11,433	72.8%
Total TI/LC, Capex/RR	N/A	0	0	71,000	$250	1.6%
Net Cash Flow	N/A	$2,665,266	$3,149,761	$3,176,049	$11,183	71.2%

(1)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.

(2)	2019 Rents in Place reflect an average monthly rent of $1,151 per occupied unit compared to $1,047 in 2018. The increase is attributed to the turning of renovated units which command higher rents. Renovated units garner a rent premium of 9.7% to 14.2% over non-renovated units depending on unit type.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income includes miscellaneous income such as pet fees, late fees, application fees, laundry income and cable income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Monaco Park Apartments

Property Management. The property is managed by Alliance Southwest, LLC, the seventh largest property management company in the nation with offices throughout the West, Southwest, South-Central, Southeast, Mid-Atlantic and Northeast. Alliance Southwest, LLC has managed the property since May 2017 when KW acquired the property.

Escrows and Reserves.

Taxes Reserve – The requirement to make monthly deposits to the tax reserve is waived so long as a Trigger Period (as defined below) is not continuing. During the continuance of a Trigger Period, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to pay all taxes and other charges due over the following 12 months at least 30 days prior to the due date.

Insurance Reserve – The requirement to make monthly deposits to the insurance reserve is waived so long as (i) a Trigger Period is not continuing or (ii) no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. Following the occurrence and during the continuance of a Trigger Period, provided that clause (ii) of the previous sentence has not been satisfied, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to renew the insurance coverage at least 30 days prior to the expiration of the insurance policies.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $5,917 (1/12th of $250 per unit per annum) subject to a cap of $71,000 ($250 per unit).

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower is required to deposit all rents and other income from the properties into the lockbox account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Trigger Period. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan (“Excess Cash”) or, in lieu of the lender trapping such Excess Cash, the borrower has the right to deliver to the lender either a letter of credit for such amount or a guaranty of up to 15% of the outstanding principal balance of the loan (in which case, the portion of the guaranteed funds will be released to the borrower), in each case, in accordance with certain requirements set forth in the in the loan documents.

A “Trigger Period” commences upon (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower (which, with respect to an involuntary filing, is not discharged, stayed or dismissed within 90 days), or (iii) the DSCR falling below 1.20x for the two consecutive and immediately preceding calendar quarters based upon the corresponding trailing four calendar quarter period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$34,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	4.2%	Net Rentable Area (Units):	270
Loan Purpose:	Refinance	Location:	Fort Myers, Florida
Borrower:	Southwest Properties Investments, LLC	Year Built / Renovated:	2008 - 2019 / NAP
Sponsor:	Prime Hospitality Group II, LLC	Occupancy:	91.5%
Interest Rate:	3.8170%	Occupancy Date:	1/29/2020
Note Date:	1/31/2020	Number of Tenants:	NAP
Maturity Date:	3/5/2030	2017 NOI(4):	N/A
Interest-only Period:	121 months	2018 NOI(4):	N/A
Original Term(2):	121 months	TTM NOI(5):	$1,086,312
Original Amortization:	None	UW Economic Occupancy:	90.4%
Amortization Type:	Interest Only	UW Revenues:	$4,190,377
Call Protection:	L(25),Def(93),O(3)	UW Expenses:	$1,549,596
Lockbox(3):	NAP	UW NOI(5):	$2,640,781
Additional Debt(1):	Yes	UW NCF:	$2,573,281
Additional Debt Balance(1):	$2,500,000	Appraised Value / Per Unit:	$54,100,000 / $200,370
Additional Debt Type(1):	Subordinate	Appraisal Date:	12/11/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$127,778
Taxes:	$0	$21,556	N/A	Maturity Date Loan Per Unit:	$127,778
Insurance:	$48,437	$12,109	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	$5,625	N/A	Maturity Date LTV:	63.8%
Holdback Reserve(4):	$750,000	$0	N/A	UW NOI / UW NCF DSCR:	1.98x / 1.93x
				UW NOI / UW NCF Debt Yield:	7.70% / 7.50%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Note:	$34,500,000	93.2%	Payoff Existing Debt:	$20,314,865	54.9%
B Note:	2,500,000	6.8	Return of Equity:	15,123,127	40.9
			Holdback(6):	750,000	2.0
			Closing Costs:	763,571	2.1
			Upfront Reserves:	48,437	0.1
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	The Portofino Cove loan is part of a larger split whole loan evidenced by a senior note (the “A Note”), with an outstanding balance as of the Cut-off Date of $34.5 million and one subordinate note (the “B Note”, together with the A Note, the “Whole Loan”), with a Cut-off Date balance of $2.5 million. The financial information presented in the chart above and herein reflects the balance of the A Note.

(2)	The Whole Loan originally had a 10-year term and on February 24, 2020 the lender exercised its right to extend the term by one month.

(3)	The Whole Loan does not require a lockbox or a cash management.

(4)	Historical cash flows for 2017 and 2018 were not included since the asset was developed in phases with 206 units being added between December 2018 and November 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

(5)	Represents trailing twelve months ending November 30, 2019. During the TTM, there were on average 174 units that had their certificate of occupancy and available for lease. As of November 2019, all 270 units had their certificate of occupancy and were available for lease. As a result, UW NOI increased from TTM NOI.

(6)	The lender will be required to make a single disbursement subject to, among other things: (i) the property has achieved at least 95.0% occupancy and (ii) no event of default has occurred. The holdback reserve is for the lease up of the property to 95.0%.

The Loan. The Whole Loan is a $37.0 million first mortgage loan secured by the fee interest in a 21 building, 270-unit multifamily housing property comprising 267,606 SF located in Fort Myers, Florida. The Whole Loan had a 10-year term and is interest-only for the entire term. On February 24, 2020, the lender exercised its right to extend the term by one month.

The Whole Loan is evidenced by two notes. The A Note is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan will be serviced pursuant to the CSAIL 2020-C19 Commercial Mortgage Trust pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of the B Note, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of the A Note. The holder of the B Note is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the A Note will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Portofino Cove Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
A Note	$34,500,000	$34,500,000	CSAIL 2020-C19	N(1)
B Note	2,500,000	2,500,000	3650 REIT(2)	Y(1)
Total	$37,000,000	$37,000,000

(1)	During a control appraisal period, the A Note will become the controlling piece.

(2)	Note is expected to be sold to a third-party investor.

The Borrower. The borrowing entity for the loan is Southwest Properties Investments LLC, a Delaware limited liability company and special purpose entity with one independent director.

The Sponsor. The loan’s sponsor is Prime Hospitality Group II, LLC and the non-recourse carve-out guarantor is Prime Hospitality Group, LLC (“Prime”). Prime is a Florida focused privately held, vertically integrated real estate company involved in construction, development, ownership and management based in Hollywood, Florida. The firm is comprised of affiliates including Prime Commercial Developers, PMG Asset Services, Prime Hospitality Group and Prime Homebuilders. Prime was founded in 1987 by Fred Abbo, President and Chairman, as a residential construction company, which has grown to include commercial, retail, office, hospitality, consultation and management entirely within Central and Southern Florida and is now run by his son Larry Abbo, CEO. Prime’s residential projects include 28 apartment, townhome, condominium and single-family developments with a total of 7,150 units throughout the state. In 2018, Prime Hospitality Group, LLC, an affiliate of the sponsor, borrowed $90.0 million, secured by the Playa Largo Resort in Key Largo, Florida. The Playa Largo loan was subsequently securitized in three CMBS transactions, which are performing. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a garden-style multifamily property comprised of 19 residential buildings that was developed in phases beginning in 2008. The first phase included three buildings that were constructed in 2008 and an additional two buildings that were completed in 2016. The final 14 residential buildings and a clubhouse were completed sequentially between 2018 and 2019 and reached an aggregate 91.5% occupancy as of the January 29, 2020 rent roll. The property is situated on a 20.1-acre site along Colonial Boulevard, Lee County’s primary east and west major roadway, and benefits from unobstructed visibility and easy access. The 270-unit property benefits from 539 parking spaces (2.0 spaces per unit) and amenities including a swimming pool with cabana, lake and common area lakeside patio, clubhouse with fitness center, resident lounge, dog park and a tot lot. Unit amenities include balconies and patios, stainless steel fixtures, oversized walk-in closets, lakeview units and kitchen pantries. As of January 29, 2020, the property was 91.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

The property, located in the North Lee County submarket, has frontage and good visibility along Colonial Boulevard, Lee County’s primary east and west controlled access highway. As the Fort Myers market begins to expand eastward toward Interstate 75, the area is seeing an increase in retail, office and multifamily development, in contrast to the historical industrial and golf course condominium/subdivision uses. The property is centrally located to the market’s demand generators, with multiple big box retail centers adjacent to Interstate 75 approximately 2.1 miles east, the Edison Mall approximately 3.4 miles west, the Historic Downtown Fort Myers approximately 6.6 miles northwest, Lee Memorial Hospital approximately 5.4 miles north, Southwest Florida International Airport approximately 13.2 miles south and the adjacent Gateway office community approximately 9.5 miles south.

Average monthly rental rate of $1,251 as of January 29, 2020, is below market rate of $1,362, as the sponsor completed the 206 units in 2019 and charged lower rents to lease-up the property. As units turn, the sponsors intend to increase rents to market rents.

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(1)	Monthly Market Rental Rate PSF(1)
1BR/1BA	76	28.1%	74	97.4%	853	$1,130	$1.32	$1,161	$1.36
2BR/1BA	28	10.4	28	100.0	916	$1,160	$1.27	$1,330	$1.45
2BR/2BA	132	48.9	113	85.6	1030	$1,317	$1.28	$1,448	$1.41
3BR/2BA	34	12.6	32	94.1	1,212	$1,381	$1.14	$1,509	$1.24
Total/Wtd. Avg.	270	100.0%	247	91.5%	991	$1,251	$1.27	$1,362	$1.38

(1)	Based on the underwritten rent roll dated January 29, 2020.

(2)	Source: Appraisal.

The Market. The property is located in Cape Coral-Fort Myers, Florida metropolitan statistical area (“MSA”) in the southwest portion of Florida along the Gulf Coast and is comprised of Lee County which is located midway between Miami and Tampa. The MSA had a 2010 U.S. Census population of 618,754, which grew 40.0% from 2000-2010, and is forecast to continue increasing 1.8% annually through 2024. The City of Fort Myers is the county seat, and Cape Coral is the largest city. The Southwest Florida region is experiencing some of the highest population gains in the U.S., resulting in the MSA seeing the fastest job growth of all state metros. The in-migration is being driven by the pro-business environment, and low-cost structure, which has allowed for steady job creation.

Major companies in the MSA include Hertz (Fortune 500), Chico’s FAS Inc, a $28.0 billion company in the fashion industry, 21st Century Oncology, a cancer care provider, and Gartner, Inc., an international technology research and advisory firm there since 1998. Gartner recently broke ground on a new 19-acre campus south of their current offices in the Gateway area of Fort Myers. Gartner plans to reach capacity by 2022, adding 800 employees, and investing $21.0 million. Alta Resources, a business processing outsourcing firm, is adding 600 employees. Lee Memorial Health Systems, the largest employer, recently built a Fort Myers based $242.0 million Golisano Children’s Hospital of Southwest Florida, and is building a $140.0 million medical campus in Estero, FL. The medical system is also planning a $306.0 million, two-story, 367,000 SF expansion for the Gulf Coast Medical Center in Fort Myers, which will add 268 beds for a total of 624 beds. Tourism a major economic driver, as the MSA includes Sanibel and Captiva Islands, which attract more than 7.0 million visitors per year. The unemployment rate of the MSA declined from 3.7% in January 2019 to 2.8% as of October 2019. Top ten employers include Lee Memorial Health Systems (12,750), Publix Super Markets (5,100), Wal-Mart Stores, Inc. (3,146), Winn Dixie (1,561), Chico’s FAS Inc. (1,426), Florida Gulf Coast University (1,253), Gartner Inc. (2,000), Goodwill Industries of SWFL (1,187), Home Depot (1,159), and Shell Point Retirement Community (1,011).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

In 2019, the MSA had a population of 772,293, with 287,538 households, a reported median household income of $55,401 and a median age of 49. According to the appraisal, the 2018 unemployment rate of the MSA is at a ten-year low of 3.4%, which is below the national and Florida averages of 3.9% and 3.6%, respectively. Lee Memorial Health Systems is the largest employer in the MSA. Other major employers in the MSA include Publix Super Markets, Wal-Mart Stores Inc., Winn Dixie, Chico’s FAS Inc., Gartner and Florida Gulf Coast University.

The 2019 population within one-, three- and five-mile radii was 6,219, 51,357 and 137,205, respectively, and the median household income within the same radii was $48,044, $42,314 and $48,737, respectively. According to the appraisal, as of the third quarter of 2019, North Lee County submarket’s occupancy was 96.3% which is slightly higher than the occupancy of MSA of 95.4%. The North Lee County submarket has average rent of $1,098 per unit. According to the appraisal, rents in the North Lee County submarket have been trending up significantly, with an approximate 18.3% increase between 2014 and 2016 and an additional 7.4% increase between 2017 and 2018. From 2018 to third quarter 2019, submarket rents increased approximately 5.4%. The market and submarket vacancies have remained under 5.0% as nearly 2,900 and 1,000 units were absorbed since 2018. Strong absorption has been attributable to ten-year annualized population and job growth of 2.4% and 3.8%, respectively. Although an additional 4,071 units are under construction, the market lagged demand for many years as less than 1,500 units were built between 2008 and 2015. Additionally according to the appraisal, less than 1,800 units of new inventory were created in the submarket between 2014 and 2019, and population growth is predicted to increase by 2.2% annually through 2024.

The appraiser identified six comparable properties, ranging from 252 units to 640 units that were constructed between 1991 and 2018. The appraiser’s comparable set reported a weighted average occupancy of approximately 93.5%, with average rents ranging from $1,135 to $1,379 per unit. The properties in the appraisal’s comparable set are all located in Fort Myers, Florida within approximately 3.3 miles of the property and are shown in the table below.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Total SF	Avg. Unit Size (Unit)		Avg. $ / Unit		Occupancy		Proximity (miles)
Portofino Cove	2008, 2016, 2019	270(2)	267,606(2)	991	(2)	$1,251	(2)	91.5%	(2)	-
Lexington Palms at the Forum	2002	300	287,200	957		$1,299		94.0%		3.3
Retreat at Vista Lake Apartments	1991	640	558,140	872		$1,135		94.2%		0.4
Cypress Legends at the Forum	2006	332	342,308	1,031		$1,353		95.0%		2.5
Venetian	2018	436	404,456	928		$1,379		91.5%		0.5
Colonial Commons	2015	332	317,169	955		$1,345		95.2%		0.7
Coral Pointe at the Forum	2017	252	224,850	892		$1,371		90.0%		2.3

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 29, 2020.

Historical and Current Occupancy

2017(1)	2018(1)	3/31/2019(2)(3)	6/30/2019(2)(3)	9/30/2019(2)(3)	12/31/2019(2)(3)	Current(4)
N/A	N/A	46.4%	53.8%	65.0%	90.0%	91.5%

(1)	2017 and 2018 occupancies were not presented. Prior to December 2018, there were 64 units. Between December 2018 and November 2019, 206 units were delivered.

(2)	Source: Historical occupancy was provided by the sponsor.

(3)	Based on total available units. There were 138 units, 212 units, 254 units and 270 units available as of March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively.

(4)	Based on the underwritten rent roll dated January 29, 2020, which was based on 270 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Portofino Cove

Operating History and Underwritten Net Cash Flow(1)

	2017(1)	2018(1)	TTM(2)	T3 Annualized(3)	Underwritten(1)(4)	Per Unit	%(5)
Rents in Place	N/A	N/A	$4,136,414	$4,112,989	$4,101,492	$15,191	94.5%
Vacant Income	N/A	N/A	0	0	0	$0	0.0%
Gross Potential Rent	N/A	N/A	$4,136,414	$4,112,989	$4,101,492	$15,191	94.5%
Total Reimbursements	N/A	N/A	169,841	265,908	237,600	$880	5.5%
Net Rental Income	N/A	N/A	$4,306,255	$4,378,897	$4,339,092	$16,071	100.0%
(Vacancy/Collection Loss)	N/A	N/A	($2,341,308)	($1,467,978)	(392,400)	($1,453)	(9.0%)
Other Income	N/A	N/A	185,259	218,364	243,685	$903	5.6%
Effective Gross Income	N/A	N/A	$2,150,206	$3,129,282	$4,190,377	$15,520	100.0%
Total Expenses	N/A	N/A	$1,063,894	$1,315,981	$1,549,596	$5,739	37.0%
Net Operating Income	N/A	N/A	$1,086,312	$1,813,301	$2,640,781	$9,781	63.0%
Total TI/LC, Capex/RR	N/A	N/A	67,500	67,500	67,500	$250	1.6%
Net Cash Flow	N/A	N/A	$1,018,812	$1,745,801	$2,573,281	$9,531	61.4%

(1)	Historical cash flows for 2017 and 2018 were not included since the property was developed in phases with 206 units being added between December 2018 and November 2019. During the TTM, on average, 174 units had their certificate of occupancy and were available for lease. As of December 2019, all 270 units had their certificate of occupancy and were available for lease. As result, UW Net Operating Income increased from TTM Net Operating Income.

(2)	TTM represents trailing 12 months ending November 30, 2019.

(3)	T3 Annualized represents trailing three months ending November 30, 2019, annualized.

(4)	Rents in Place based on the underwritten rent roll dated January 29, 2020.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by PMG Asset Services, LLC. (“PMG”), an affiliate of the sponsor. PMG was founded in 1987 and is a division of Prime. PMG manages over 30 properties across Florida. PMG manages residential, commercial and hospitality properties. PMG offers property management, construction management, land planning, and sales and leasing services exclusively for affiliates and subsidiaries of Prime.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $750,000 for a holdback reserve tied to an occupancy target and (ii) $48,437 for an insurance reserve. The lender, in its sole discretion, will make a single disbursement from the holdback reserve to the borrower during the first three years of the loan term, subject to, among other things: (i) no event of default has occurred and is continuing and (ii) the property has achieved an occupancy of at least 95.0%. To the extent the holdback reserve remains after January 31, 2023, then the borrower will not have any further right to request disbursement and the lender will continue to hold the holdback reserve as additional collateral. On January 5, 2030, the holdback reserve will be applied toward the payment of principal.

Tax Escrow – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $21,556.

Insurance Escrow – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance premiums, which currently equates to $12,109.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,625 ($250 per unit/annually) for replacement reserves.

Lockbox / Cash Management. The loan is not structured with a lockbox or cash management. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.

Additional Debt. In addition to the A Note, the property is also security for the B Note with a Cut-off Date balance of $2.5 million. The B Note is coterminous with the A Note and requires interest-only payments at a rate of 8.7500% per annum through maturity. 3650 REIT currently holds the B Note. The Cut-off Date Loan / Unit, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $137,037, 68.4%, 1.70x, 1.65x, 7.1% and 7.0% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Portofino Cove Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — U-Haul AREC 41 Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 13 Assets
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	3.9%	Net Rentable Area (Units):	4,825
Loan Purpose:	Recapitalization	Location(2):	Various
Borrowers:	AREC 41, LLC; UHIL 41, LLC	Year Built / Renovated(2):	Various
Sponsor:	AMERCO	Occupancy:	91.7%
Interest Rate(1):	3.1100%	Occupancy Date:	11/30/2019
Note Date:	2/24/2020	Number of Tenants:	NAP
Maturity Date(1):	3/5/2030	2017 NOI(3):	N/A
Interest-only Period:	None	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(4):	$3,162,007
Original Amortization:	300 months	UW Economic Occupancy:	91.6%
Amortization Type:	Balloon, ARD	UW Revenues:	$5,003,216
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,567,832
Lockbox:	Soft	UW NOI:	$3,435,384
Additional Debt:	No	UW NCF:	$3,346,820
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,960,000 / $10,769
Additional Debt Type:	N/A	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$6,632
Taxes:	$239,943	Springing	N/A	Maturity Date Loan Per Unit:	$4,605
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$88,563	Springing(5)	$88,563	Maturity Date LTV:	42.8%
Deferred Maintenance:	$465,412	$0	N/A	UW NOI / UW NCF DSCR:	1.86x / 1.82x
Environmental:	$11,000	$0	N/A	UW NOI / UW NCF Debt Yield:	10.7% / 10.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$32,000,000	100.0%	Return of Equity(6):	$30,583,988	95.6%
			Upfront Reserves:	804,918	2.5
			Closing Costs:	611,094	1.9
Total Sources:	$32,000,000	100.0%	Total Uses:	$32,000,000	100.0%

(1)	The loan is structured with an anticipated repayment date (“ARD”) of March 5, 2030. If the loan is not paid in full before the ARD, interest will accrue at a rate equal to 3.0000% plus the greater of (i) 3.1100% and (ii) the treasury rate plus 3.0000%, provided that in no event will the revised rate exceed 8.1100%.

(2)	For a more detailed description, please refer to “The Portfolio” below.

(3)	2017 NOI and 2018 NOI not available as 9 of the 13 properties were acquired in 2019.

(4)	Represents the trailing twelve-month period ending November 30, 2019.

(5)	The borrowers are required to make monthly deposits into the replacement reserves in the amount of $7,380 while the balance of the replacement reserve is less than $88,563.

(6)	Prior to the origination date the portfolio was unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — U-Haul AREC 41 Portfolio

The Loan. The U-Haul AREC 41 Portfolio loan is a $32.0 million first mortgage loan secured by the fee interest in a 4,825-unit portfolio of 13 self-storage properties located across Ohio, Illinois, Arizona, New Hampshire and Wisconsin. The loan has a 10-year initial term with a five-year ARD period before final maturity and will amortize on a 25-year schedule.

The loan accrues interest at 3.1100% per annum through the ARD. Following the ARD, to the extent that the loan is outstanding, the loan will accrue interest at a rate equal to 3.0000% plus the greater of (i) 3.1100% and (ii) the 10-year treasury swap rate as of the business day immediately preceding the ARD plus 3.0000%, provided that in no event the revised rate will exceed 8.1100%. In addition, if the loan is not repaid following the ARD, the borrowers are required to make monthly debt service payments in the amount required prior to the ARD and deposit with the lender all excess cash flow to be applied: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at 3.1100%; (ii) second, to the reduction of the principal balance of the loan until the entire outstanding principal balance of the loan is paid in full; and (iii) third, to the payment of accrued interest on the loan until all accrued interest on the loan is paid in full. The final maturity date of the loan is March 5, 2035. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Prospectus.

The Borrowers. The borrowing entities for the loan are AREC 41, LLC and UHIL 41, LLC, each of which is a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is AMERCO. Based in Phoenix, Arizona, AMERCO provides real estate and development services to U-Haul, acquiring buildings for conversion to self-storage, existing self-storage facilities and bare land. AMERCO (NASDAQ: UHAL), the parent company of AMERCO Real Estate Company, is also the parent company of U-Haul, RepWest Insurance Company and Oxford Life Insurance Company. Established in 1945, U-Haul is the leader of do-it-yourself movers, with a network of more than 21,000 locations in all 50 states and 10 Canadian provinces. As of March 2019, U-Haul had more than 167,000 trucks, 120,000 trailers and 43,000 towing devices, and offered more than 697,000 rentable storage rooms and more than 60.7 million SF of storage space at owned and managed facilities throughout North America.

The Portfolio. The portfolio is comprised of 13 self-storage properties built between 1959 and 2018 located across five states totaling 4,825 units. The self-storage unit mix consists of an aggregate 4,673 drive-up and interior units (96.8% of units), of which 3,457 are non-climate-controlled units (71.6% of units), 1,185 are climate-controlled units (24.6% of units) and 31 are heated units (0.6% of units). The portfolio also includes 151 RV/boat/parking units and one container unit that are not climate controlled. As of November 30, 2019, the portfolio was 91.7% leased on a per unit basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — U-Haul AREC 41 Portfolio

Portfolio Summary

#	Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Year Built / Year Renovated(2)	Total Units(1)	% of Total Units
1	U-Haul Moving & Storage of Mesa	Mesa, AZ	$5,218,709	16.3%	1986, 2018 / NAP	1,090	22.6%
2	U-Haul Storage of Roscoe	Roscoe, IL	4,079,373	12.7	2015-2018 / NAP	439	9.1
3	U-Haul Storage of South Beloit	South Beloit, IL	3,953,477	12.4	1996, 2007, 2008, 2009 / NAP	452	9.4
4	U-Haul Moving & Storage of Huber Heights	Huber Heights, OH	3,197,280	10.0	1974 / 2016	734	15.2
5	U-Haul Moving & Storage of Miamisburg	Miamisburg, OH	3,008,163	9.4	1988 / 2016	695	14.4
6	U-Haul Moving & Storage of Brentwood	Brentwood, NH	2,984,455	9.3	1970, 1988, 1989, 1998 / NAP	477	9.9
7	U-Haul Storage of Crestview	Beloit, WI	2,062,304	6.4	1959, 2015, 2016, 2018 / NAP	174	3.6
8	U-Haul Storage of Beloit	Beloit, WI	1,778,247	5.6	2017 / NAP	144	3.0
9	U-Haul Storage of Fremont	Fremont, NH	1,660,962	5.2	1970, 1988, 1989, 1998 / NAP	232	4.8
10	U-Haul Storage of Rock River	South Beloit, IL	1,329,816	4.2	1996, 2007, 2008, 2009 / NAP	115	2.4
11	U-Haul Storage of North Beloit	Beloit, WI	1,068,213	3.3	2013 / NAP	90	1.9
12	U-Haul Storage of Southwest Beloit	South Beloit, IL	948,311	3.0	2006, 2007 / NAP	118	2.4
13	U-Haul Storage of West Beloit	Beloit, WI	710,688	2.2	2011-2012 / NAP	65	1.3
Total/Wtd Avg.			$32,000,000	100.0%		4,825	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2019.

(2)	Source: Appraisal.

The Markets. The properties are located across five states and five markets.

Rockford, IL metropolitan statistical area (“MSA”)

The U-Haul Storage of South Beloit, U-Haul Storage of Roscoe, and U-Haul Storage of Rock River properties are located within the Rockford MSA. The Rockford MSA is located in the northernmost portion of Illinois, adjacent to the Chicago and Janesville-Beloit MSAs. Comprised of Boone and Winnebago county, the Rockford MSA had a population of 336,159 as of the 2019 census. Cities in the MSA include Rockford, the principal city of the MSA, Belvidere, Loves Park, and South Beloit. Major highways intersecting the region include Interstates 39 and 90, and U.S. Routes 20 and 51.

Principle employers in the region are spread throughout diverse sectors including manufacturing, education, and healthcare. Healthcare is a major economic driver for the Rockford MSA and the manufacturing industry is key to Rockford’s stability, remaining both a significant tax generator and a major employer for the area. Major employers include Fiat Chrysler Automobiles, Mercy Health System, Rockford Public Schools, Swedish American Health System, OSF Healthcare and UPS. The largest employer is Fiat Chrysler Automobiles, having the Belvidere Fiat Chrysler Assembly Plant located in Belvidere.

Janesville-Beloit, WI MSA

The U-Haul Storage of Beloit, U-Haul Storage of West Beloit, U-Haul Storage of North Beloit, U-Haul Storage of Crestview and U-Haul Storage of Southwest Beloit properties are located within the Beloit MSA. The Beloit MSA is located in the south-central Wisconsin along the Illinois border. Comprised of only Rock County, the Beloit MSA includes the cities of Beloit and Janesville and had a population of 163,497 in 2019 population. Beloit is situated along the Wisconsin-Illinois border, bisected by the Rock River. The east side of the Rock River is defined by regional access through Interstates 90 and 43. Janesville, Rockford, Madison, Milwaukee and Chicago are readily accessible via the two nearby interstates.

The regional economy is primarily driven by the healthcare industry. Mercy Health System, the owner/operator of many of the regional hospitals and clinics, is the largest employer within the Beloit MSA. Other major industries include education, government and distribution. In addition to large corporations, universities, hospitals and public-sector employment located within the Beloit MSA, smaller businesses account for a large share of local employment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — U-Haul AREC 41 Portfolio

Phoenix-Mesa-Chandler, AZ MSA

The U-Haul Moving & Storage of Mesa property is located within the Mesa MSA, in the central portion of Arizona. Comprised of two counties, Maricopa and Pinal, the Mesa MSA had a population of 4,941,763 in 2019. Phoenix is the principal city within the MSA. Access to the U-Haul Moving & Storage of Mesa property is provided by State Route 87 and 202.

Principal employers are spread throughout diverse sectors, including public administration, healthcare/social assistance and wholesale/retail trade. Major employers include the State of Arizona, Banner Health, Walmart Inc., Wells Fargo, the City of Phoenix, Maricopa County, and Arizona State University. The largest employer in the county is the State of Arizona, with a workforce of 36,310.

The Mesa MSA is a diversified economic region that historically has relied on natural resources, but now also includes significant employment in the high-technology, aerospace, tourism and healthcare sectors. Honeywell's Aerospace division is headquartered in Phoenix, and Intel has one of its largest sites in the city, employing approximately 11,900 people. American Express operates its financial transactions, customer information, and website management in Phoenix. U-HAUL along with Best Western, the world's largest hotel chain, are headquartered in Phoenix. The military also has a large area presence with Luke Air Force Base located in the western suburbs. With an average of 330 sunny days per year, the Mesa MSA has approximately 200 golf courses, making it a top resort and outdoor recreation destination. The Sonora Desert, Tonto National Forest, local Native American communities, and wilderness surrounding the region continue to draw visitors and add to the region’s economy. Phoenix is home to several sports franchises, including all four major sports leagues: basketball (Suns), football (Cardinals), baseball (Diamondbacks), and hockey (Coyotes).

Brentwood, New Hampshire

The U-Haul Moving & Storage of Brentwood and U-Haul Storage of Fremont properties are located in Rockingham County. Brentwood is a regional hub for Rockingham County. The city’s economy is based on the healthcare, manufacturing, and retail trade industries. Significant development in the immediate area consists of office, retail and industrial uses along major arterials that are interspersed with multifamily complexes and single-family development removed from arterials. According to an industry publication, 77.0% of self-storage customers are individuals. Fremont is 9.3 miles away from Brentwood.

According to the appraisal, the property is located in the Northeast (New England) market region. The Northeast market experienced a occupancy decrease of 0.5% from 91.0% in the second quarter of 2017 to 90.5% in the second quarter of 2018, which is slightly below the national average in the second quarter of 2018 (91.7%). The overall vacancy rate for the Northeast market was 9.5%, while the Boston market and N. Shore/Merrimack Valley submarket indicated vacancy rates of 12.4% and 11.6%, respectively. According to a third-party report, the current population within a 5-mile radius in 2019 was 30,766 with total self-storage inventory of 321,460 SF resulting in a supply ratio of 10.45, which is considered a saturated market.

Dayton, Ohio MSA

The U-Haul Moving & Storage of Miamisburg and U-Haul Moving & Storage of Huber Heights properties are located within the Dayton MSA, which is located in the southwest portion of Ohio and is comprised of Montgomery County, Miami County and Greene County. The MSA’s location along Interstates 70, 71, 75 and 675 provides good transportation logistics for businesses and companies in the area. There are six airports in the regional area, the largest being Dayton International Airport. According to a third-party report, the Dayton MSA had a 2019 total population of 807,208 and experienced an annual growth rate of 0.1%, which was lower than the Ohio annual growth rate of 0.2%. The Dayton MSA had 35.13% renter occupied units, compared to 32.57% in Ohio and 34.87% in the United States. The largest employer in the Dayton, MSA is the Write-Patterson Air Force Base, with over 27,000 employees. The base provides stable economic conditions for the area. Other large employers providing stability to the regional economy include several healthcare organizations such as Premier Heath Patterns and Kettering Health Network.

Both properties have significant development in their respective immediate area consisting of office, retail, industrial, mixed-use and auto dealership uses along major arterials that are interspersed with multi-family complexes and single-family residential development removed from arterials. According to the appraisals, both properties are located in the Dayton market. The U-Haul

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — U-Haul AREC 41 Portfolio

Moving & Storage of Miamisburg property is located the Southern Suburbs/Counties submarket and the U-Haul Moving & Storage of Huber Heights property is located in the Dayton/Near Suburbs submarket. As of the third quarter of 2019, the overall vacancy rate for the Dayton market, Southern Suburbs/Counties submarket and Dayton/Near Suburbs submarket was 7.2%, 7.1% and 8.2%, respectively.

Historical and Current Occupancy

#	Property Name	Acquisition Date	2017(1)	2018(1)	Current(2)
1	U-Haul Moving & Storage of Mesa	2015	75.2%	76.6%	95.3%
2	U-Haul Storage of Roscoe	2019	N/A	N/A	94.3%
3	U-Haul Storage of South Beloit	2019	N/A	N/A	94.2%
4	U-Haul Moving & Storage of Huber Heights	2014	55.2%	71.4%	90.2%
5	U-Haul Moving & Storage of Miamisburg	2015	38.7%	66.3%	85.2%
6	U-Haul Moving & Storage of Brentwood	2018	N/A	96.2%	89.5%
7	U-Haul Storage of Crestview	2019	N/A	N/A	93.1%
8	U-Haul Storage of Beloit	2019	N/A	N/A	93.8%
9	U-Haul Storage of Fremont	2019	N/A	N/A	91.4%
10	U-Haul Storage of Rock River	2019	N/A	N/A	93.0%
11	U-Haul Storage of North Beloit	2019	N/A	N/A	92.2%
12	U-Haul Storage of Southwest Beloit	2019	N/A	N/A	87.3%
13	U-Haul Storage of West Beloit	2019	N/A	N/A	95.4%
Average			50.0%	69.4%	91.7%

(1)	Historical occupancies are not available for many of the properties as the borrowers acquired 9 of the properties in 2019.

(2)	Based on the underwritten rent roll dated November 30, 2019.

Operating History and Underwritten Net Cash Flow(1)

	2017	2018	TTM(2)	Underwritten(3)	Per Unit	%(4)
Rents in Place	N/A	N/A	$3,761,259	$5,126,446	$1,062	109.2%
Vacant Income	N/A	N/A	0	(429,898)	($89)	(9.2%)
Net Rental Income	N/A	N/A	$3,761,259	$4,696,547	$973	100.0%
Other Income	N/A	N/A	306,668	306,668	$64	6.5%
Effective Gross Income	N/A	N/A	$4,067,927	$5,003,216	$1,037	106.5%
Total Expenses	N/A	N/A	$905,920	$1,567,832	$325	31.3%
Net Operating Income	N/A	N/A	$3,162,007	$3,435,384	$712	68.7%
Total TI/LC, Capex/RR	N/A	N/A	0	88,563	$18	1.8%
Net Cash Flow	N/A	N/A	$3,162,007	$3,346,820	$694	66.9%

(1)	2017 and 2018 Net Operating Income are not available as 9 of the 13 properties were acquired in 2019.

(2)	TTM represents the trailing 12-month period ending November 30, 2019.

(3)	Rents in Place is based on the underwritten rent roll dated November 30, 2019.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,800,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,800,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	349,660
Loan Purpose:	Acquisition	Location:	Baton Rouge, LA
Borrowers:	Hammond Aire, LLC; Mont Belvieu Properties V, LLC	Year Built / Renovated:	1985 / 2009
Sponsors:	Hardam S. Azad; William F. Harmeyer	Occupancy:	93.5%
Interest Rate:	3.5100%	Occupancy Date:	1/14/2020
Note Date:	2/19/2020	Number of Tenants:	36
Maturity Date:	3/5/2030	2017 NOI:	$3,262,863
Interest-only Period:	40 months	2018 NOI:	$3,618,736
Original Term:	120 months	TTM NOI(3):	$3,478,582
Original Amortization(2):	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,497,828
Call Protection:	L(35),Def(81),O(4)	UW Expenses:	$995,247
Lockbox:	Hard	UW NOI:	$3,502,581
Additional Debt(1):	Yes	UW NCF:	$3,394,881
Additional Debt Balance(1):	$2,680,000	Appraised Value / PSF:	$48,300,000 / $138
Additional Debt Type(1):	Subordinate	Appraisal Date:	11/15/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$85
Taxes:	$74,283	$24,761	N/A	Maturity Date Loan PSF:	$72
Insurance:	$0	$15,162	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$0	$8,159	N/A	Maturity Date LTV:	52.1%
TI/LC:	$2,000,000	Springing	$2,000,000	UW NOI / UW NCF IO DSCR:	3.30x / 3.20x
Deferred Maintenance:	$40,625	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	2.11x / 2.04x
Jimmy Jazz Reserve:	$235,162	$0	N/A	UW NOI / UW NCF Debt Yield:	11.8% / 11.4%
Lease Sweep Reserve:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Note:	$29,800,000	64.1%	Purchase Price:	$43,200,000	92.9%
B Note:	2,680,000	5.8	Upfront Reserves:	2,350,070	5.1
Borrowers’ Equity:	14,003,046	30.1	Closing Costs:	932,976	2.0
Total Sources:	$46,483,046	100.0%	Total Uses:	$46,483,046	100.0%

(1)	The Hammond Aire loan is part of a larger split whole loan evidenced by a senior note (the “A Note”), with an outstanding balance as of the Cut-off Date of $29.8 million and one subordinate note (the “B Note”, together with the A Note, the “Whole Loan”), with a Cut-off Date balance of $2.68 million. The financial information presented in the chart above and herein reflects the balance of the A Note.

(2)	The A Note amortization is based on a non-standard 30-year amortization schedule. See “Annex G–Hammond Aire Amortization Schedule” in the Prospectus. The scheduled balloon balance is $25.2 million, compared to $25.7 million with a standard 30-year amortization schedule.

(3)	Represents the trailing twelve months ending October 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

The Loan. The Whole Loan is a $32.48 million first mortgage loan secured by the fee interest in an anchored retail property comprising 349,660 SF located in Baton Rouge, Louisiana. The A Note has a 10-year term and will amortize over a non-standard 30-year schedule, following an initial 40-month interest-only period. See “Annex G–Hammond Aire Amortization Schedule” in the Prospectus.

The Whole Loan is evidenced by two notes. The A Note is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The Whole Loan will be serviced pursuant to the CSAIL 2020-C19 Commercial Mortgage Trust pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of the B Note, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of the A Note. The holder of the B Note is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the A Note will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Hammond Aire Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
A Note	$29,800,000	$29,800,000	CSAIL 2020-C19	N(1)
B Note	2,680,000	2,680,000	3650 REIT(2)	Y(1)
Total	$32,480,000	$32,480,000
(1)	During a control appraisal event the A Note will become the controlling piece.

(2)	Note is expected to be sold to a third-party investor.

The Borrowers. The borrowing entities for the Whole Loan are Hammond Aire, LLC and Mont Belvieu Properties V, LLC, as tenants-in-common, each of which is a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Hardam S. Azad and William F. Harmeyer. Hardam S. Azad is President of Azad Commercial Realty Services, LLC (“AZAD”), a private equity investment firm specializing in commercial real estate, founded in 1996. AZAD owns approximately 2.0 million SF in commercial real estate assets valued at over $200.0 million in the southeast United States. William F. Harmeyer is the sole owner of Mont Belvieu Properties V, LLC, which owns 3.0% of the property. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Considerations” in the Prospectus.

The Property. The property is a 349,660 SF, Class B, community shopping center anchored by Burlington Coat Factory, Stein Mart, Marshalls, Michaels and K&G Men’s Company. Stein Mart, Marshalls and Michaels have been at the property since it was built in 1985, and Burlington Coat Factory since 1994. The property was renovated in 2009, and sits on a 24.4-acre site along the primary retail corridor of the Baton Rouge, Louisiana metropolitan statistical area, at the intersection of Airline Highway/U.S. Route 61 and Old Hammond Highway, one of the busiest intersections with combined traffic counts of 81,500 vehicles per day. The property benefits from signalized access from both roadways. The property consists of six buildings and a ground leased fuel station associated with the shadow anchor Albertson, and features a mix of complementary retail, service, food and fashion tenants. There are 1,246 parking spaces resulting in a parking ratio of 3.56 spaces per 1,000 SF of NRA.

As of January 14, 2020, the property was 93.5% occupied by 36 tenants. The anchors, Stein Mart, Marshalls and Michaels have been at the property since the property was built in 1985.

The largest tenant at the property, Burlington Coat Factory (“Burlington”), leases 80,450 SF (23.0% of NRA) through August 2024. Burlington is an off-price apparel and home product retailer. As of May 4, 2019, Burlington operated 684 stores in 45 states and Puerto Rico. Burlington is listed on the New York Stock Exchange and has a credit rating of BB+ from S&P and of BB+ from Fitch. Burlington has been at the property since 1994 and has two remaining five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

The second largest tenant at the property, Stein Mart, leases 40,000 SF (11.4% of NRA) through January 2026. Founded in 1908 by Sam Stein, Stein Mart is an American discount department store. Stein Mart is listed on the NASDAQ. Stein Mart has been a tenant at the property since it was built in 1985 and has one remaining five-year extension option.

The third largest tenant at the property, Marshalls, leases 25,000 SF (7.1% of NRA) through January 2026. Marshalls is a chain of American off-price department stores that was acquired by The TJX Companies, Inc. in 1995, and together with T.J. Maxx, forms Marmaxx, an off-price retailer of apparel and home fashions in the United States. Marshalls’ parent company, The TJX Companies, Inc., is listed on the New York Stock Exchange and has a credit rating of A2 from Moody’s, A+ from S&P, and A from Fitch. Marshalls has been a tenant at the property since 1985 and has three remaining five-year extension options.

The property is positioned at the intersection of two major thoroughfares in Baton Rouge and has adequate frontage along Airline Highway and Old Hammond Highway. Primary access to the property is provided by Airline Highway, I-12 and Florida Boulevard. The Old Hammond Square bus station is a 5-minute walk from the property, downtown Baton Rouge is a 15-minute drive, and Baton Rouge Airport is 9.9 miles away.

The Market. The property is located in Baton Rouge, Louisiana in the Florida/Airline submarket and is a part of the Baton Rouge metro area. The immediate area around the property is retail-focused, with multifamily and single-family residential development just beyond. Eight hotels are south of the property, at the intersection of Airline Highway and Interstate 12. Baton Rouge is an industrial, petrochemical, medical, research, motion picture and growing technology center. The local market area is heavily weighted toward the manufacturing, construction, public administration, finance, insurance, real estate, retail trade and information sectors. Major employers within Baton Rouge include Turner Industries Group, LLC, LSU System, Performance Contractors, Our Lady of the Lake Regional Medical Center, The Shaw Group Inc. and ExxonMobil.

According to a third-party report, Amazon is reportedly acquiring the former Cortana Mall site located approximately 2.5 miles northeast of the property to be re-developed for an over 1.0 million SF distribution and fulfillment facility to serve Louisiana and southern Mississippi. The Amazon facility is expected to create additional demand for the property from the influx of new employees. Further, the impending closure of Cortana Mall is expected to create demand from retailers located at and adjacent to the mall as those retailers seek more desirable retail destinations in the market, including destinations similar to the property.

According to the appraisal, the 2018 total population within a 1-, 3- and 5-mile radius of the property was 7,243, 77,096 and 207,613, respectively. The population in the 1-, 3- and 5-mile radii has grown approximately 2.0%, 1.6% and 2.8% since 2010, respectively, and this trend is expected to continue. The 2018 average household income within a 1-, 3- and 5-mile radius of the property was $92,338, $77,449 and $83,749, respectively.

The property is located in the Florida/Airline submarket in one of the major retail pockets within Baton Rouge. According to the appraisal, the Florida/Airline submarket contains 11,812,441 SF of inventory as of the third quarter of 2019, with an overall vacancy rate of 5.9% and an average rental rate of $9.34 PSF.

Inline Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)		Occ. %		Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Hammond Aire	1985 / 2009	131,611	(2)	99.4%	(2)	-	-	-	$16.75(2)	-
Sullivan Center	NAV / NAV	169,448	(3)	100.0%	(3)	10.1	RPM Pizza	1,400	$25.00	5
Market Center	1996 / N/A	123,194		90.0%		3.1	Gold & Silver of LA	1,300	$23.00	1
Sullivan Center	NAV / NAV	169,448	(3)	100.0%	(3)	10.1	Pressure Boutique	1,000	$12.00	2
Lake Sherwood Mall	1985 / N/A	142,788		98.0%		2.9	Boost Mobile	1,210	$14.85	5
Drusilla Shopping Center	1971 / N/A	84,462		84.0%		1.4	T-Mobile	2,330	$18.00	5
Town Center at Cedar Lodge	2005 / N/A(3)	351,482	(3)	95.5%	(3)	2.0	Beauty Brands	7,496	$30.00	10

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 14, 2020.

(3)	Based on third market report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

Anchor Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Hammond Aire	1985 / 2009	188,850(2)	100.0%(2)	-	-	-	$7.79(2)	-
Stirling Bossier	2007 / N/A(3)	631,922(3)	100.0%(3)	257.0	Ross Dress For Less	30,187	$10.20	5.0
Juban Crossing	2014 / N/A(3)	601,818(3)	95.1%(3)	11.2	Movie Tavern	46,430	$5.00	17.0
Alexandria Mall	1973 / 2006(3)	868,818(3)	100.0%(3)	129.0	Conn's	50,000	$9.00	10.1
Ambassador Town Center	2016 / N/A(3)	430,624(3)	100.0%(3)	68.9	Dick's Field & Stream	100,088	$15.52	15.0
Juban Crossing	2014 / N/A(3)	601,818(3)	95.1%(3)	11.2	Academy Sports & Outdoors	71,879	$8.50	15.3

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 14, 2020.

(3)	Based on third market report.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
97.4%	97.4%	97.4%	93.5%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated January 14, 2020. Excluding 15,790 SF of vacant mezzanine space, the occupancy is 97.9%. The lender considered this space as unleasable and did not underwrite any rents.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Burlington	NR / BB+ / BB+	80,450	23.0%	$5.74	11.9%	$140	4.5%	8/31/2024
Stein Mart	NR / NR / NR	40,000	11.4	$8.75	9.1	$167	6.4%	1/31/2026
Marshalls	A2 / A+ / NR	25,000	7.1	$7.75	5.0	$394	2.3%	1/31/2026
Michaels	NR / B+ / NR	23,400	6.7	$12.30	7.4	$211	6.8%	2/29/2024
K&G Men's Company	NR / NR / NR	20,000	5.7	$8.47	4.4	$166	6.6%	2/28/2022
Shoe Station	NR / NR / NR	15,920	4.6	$15.50	6.4	$188	9.6%	10/31/2022
Rainbow USA	NR / NR / NR	13,837	4.0	$9.87	3.5	NAV	NAV	1/31/2021
Tuesday Morning(4)	NR / NR / NR	12,500	3.6	$15.00	4.9	$107	15.7%	8/31/2026
Foot Locker Retail(5)	NR / NR / NR	10,494	3.0	$14.00	3.8	$294	5.6%	3/31/2027
Jimmy Jazz(6)	NR / NR / NR	10,135	2.9	$21.50	5.6	NAV	NAV	5/31/2025
Total/Wtd. Avg.		251,736	72.0%	$9.53	62.1%

(1)	Based on the underwritten rent roll dated January 14, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on sales for the 12 months ending June 30, 2019.

(4)	Tuesday Morning has the right to terminate its lease if gross sales do not exceed $1.2 million during the fourth and fifth lease years. To exercise this right, Tuesday Morning must: (i) provide 90 days’ notice after May 31, 2021; (ii) not operate another store within 2 miles of the property, except for those stores in existence as of the lease execution date, and (iii) pay all unamortized construction costs and brokerage commissions paid by the landlord, which may not exceed $100,000.

(5)	Foot Locker Retail has the right to terminate its lease any time before December 14, 2021 if gross receipts do not exceed $1.6 million in any 12-month period during the first five years of its lease, upon at least 180 days’ notice and payment of the unamortized amount of the tenant improvement allowance.

(6)	Jimmy Jazz has executed its lease but has not yet taken occupancy. The lease start date is July 15, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	1	965	0.3	17,312	0.4	965	0.3%	$17,312	0.4%
2021	7	25,390	7.3	378,668	9.8	26,355	7.5%	$395,980	10.2%
2022	11	61,556	17.6	948,117	24.5	87,911	25.1%	$1,344,097	34.8%
2023	2	7,244	2.1	146,458	3.8	95,155	27.2%	$1,490,554	38.6%
2024	4	107,683	30.8	864,694	22.4	202,838	58.0%	$2,355,248	60.9%
2025	2	13,229	3.8	275,297	7.1	216,067	61.8%	$2,630,545	68.1%
2026	5	83,264	23.8	857,693	22.2	299,331	85.6%	$3,488,238	90.3%
2027	2	16,347	4.7	228,858	5.9	315,678	90.3%	$3,717,096	96.2%
2028	1	1,910	0.5	37,379	1.0	317,588	90.8%	$3,754,475	97.2%
2029	0	0	0.0	0	0.0	317,588	90.8%	$3,754,475	97.2%
2030 & Beyond	1	9,433	2.7	109,935	2.8	327,021	93.5%	$3,864,410	100.0%
Vacant	NAP	22,639	6.5	NAP	NAP	349,660	100.0%	NAP	NAP
Total	36	349,660	100.0%	$3,864,410	100.0%

(1)	Based on the underwritten rent roll dated January 14, 2020.

(2)	UW Base Rent includes $30,985 in rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hammond Aire

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$3,303,669	$3,529,819	$3,699,703	$3,721,812	$3,833,425	$10.96	81.5%
Vacant Income	0	0	0	0	83,790	$0.24	1.8%
Percentage Rent/Step Rent(4)	0	12,413	10,436	11,776	42,761	$0.12	0.9%
Bad Debt	0	(29,643)	(14,283)	(22,355)	0	$0.00	0.0%
Gross Potential Rent	$3,303,669	$3,512,589	$3,695,856	$3,711,234	$3,959,976	$11.33	84.2%
Total Reimbursements	558,559	424,269	636,190	484,907	743,001	$2.12	15.8%
Net Rental Income	$3,862,228	$3,936,859	$4,332,046	$4,196,141	$4,702,977	$13.45	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(235,149)	($0.67)	(5.0%)
Other Income	73,072	36,799	34,291	21,988	30,000	$0.09	0.6%
Effective Gross Income	$3,935,300	$3,973,658	$4,366,337	$4,218,129	$4,497,828	$12.86	95.6%
Total Expenses	$682,474	$710,794	$747,601	$739,547	$995,247	$2.85	22.1%
Net Operating Income	$3,252,826	$3,262,863	$3,618,736	$3,478,582	$3,502,581	$10.02	77.9%
Total TI/LC, Capex/RR	0	0	0	0	107,701	$0.31	2.4%
Net Cash Flow	$3,252,826	$3,262,863	$3,618,736	$3,478,582	$3,394,881	$9.71	75.5%
(1)	TTM represents trailing 12 months ending October 31, 2019.

(2)	Based on the underwritten rent roll dated January 14, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Percentage Rent/Step Rent is comprised of $30,985 in rent steps and $11,776 in percentage rent.

Additional Debt. In addition to the A Note, the property is also security for the B Note with a Cut-off Date balance of $2.68 million. The B Note is coterminous with the A Note and requires interest-only payments at a rate of 12.0% per annum through maturity. 3650 REIT currently holds the B Note. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $93, 67.2%, 1.76x, 1.71x, 10.8% and 10.5% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Hammond Aire Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	486,742
Loan Purpose:	Refinance	Location:	Morristown, NJ
Borrower:	H'Y2 Mt Kemble, LLC	Year Built / Renovated:	1986 / 2016 - 2018
Sponsor:	Fawkes Investments, L.P.	Occupancy(3):	94.0%
Interest Rate:	3.6900%	Occupancy Date(3):	6/21/2019
Note Date:	9/5/2019	Number of Tenants:	21
Maturity Date:	9/5/2029	2017 NOI:	$3,861,373
Interest-only Period:	60 months	2018 NOI:	$3,779,910
Original Term:	120 months	TTM NOI(4)(5):	$3,236,189
Original Amortization(2):	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	IO-Balloon	UW Revenues:	$12,280,153
Call Protection:	L(36),Def(79),O(5)	UW Expenses:	$5,050,147
Lockbox:	Hard	UW NOI(5):	$7,230,006
Additional Debt(1):	Yes	UW NCF:	$6,378,207
Additional Debt Balance(1):	$40,000,000 / $13,000,000	Appraised Value / Per SF:	$98,000,000 / $201
Additional Debt Type(1) :	Pari Passu / Mezzanine	Appraisal Date:	6/28/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$136
Taxes:	$273,520	$92,162	N/A	Maturity Date Loan Per SF:	$119
Insurance(6):	$53,734	Springing	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$10,140	$366,000	Maturity Date LTV:	58.9%
TI/LC Reserves:	$0	$48,343	N/A	UW NOI / UW NCF IO DSCR:	2.93x / 2.58x
Deferred Maintenance:	$55,386	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.84x / 1.62x
Outstanding TI/LC:	$229,173	$0	N/A	UW NOI / UW NCF Debt Yield:	11.0% / 9.7%
Free Rent(7):	$2,041,170	$73,825	N/A
Additional Leasing Reserve:	$0	$92,631	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$66,000,000	83.5%	Payoff Existing Debt:	$55,689,640	70.5%
Mezzanine Loan:	13,000,000	16.5	Return of Equity:	19,980,527	25.3
			Upfront Reserves:	2,652,983	3.4
			Closing Costs:	676,850	0.8
Total Sources:	$79,000,000	100.0%	Total Uses:	$79,000,000	100.0%

(1)	The APX Morristown loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $66.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	The Whole Loan amortization is based on a non-standard 30-year amortization schedule. See “Annex H – APX Morristown Amortization Schedule” in the Prospectus. The scheduled balloon balance is $22.8 million, compared to $23.5 million with a standard 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

(3)	As of December 31, 2019, the property was 93.8% physically occupied.

(4)	Represents trailing twelve months ending June 30, 2019.

(5)	The increase in UW NOI from TTM NOI is due to the lease-up of 126,828 SF (26.1% of NRA), representing $3,065,361 in underwritten base rent (26.9% of total underwritten base rent) since September 2018 and $2,198,974 in rent abatement in the TTM NOI. Abated rent was not underwritten as it was fully reserved throughout the term of the loan. Total rent abatement for 2020 is $1,005,000.

(6)	The borrower is required to escrow on a monthly basis 1/12th of the annual estimated insurance payments; unless (i) no event of default has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender proof of premium payment by no later than 10 days prior to the expiration of these policies.

(7)	On a monthly basis through December 5, 2019, the borrower was required to deposit $73,825 into the rent abatement reserve to offset the costs of future scheduled rent abatements. As of the Cut-off Date, the borrower is no longer required to make the deposits.

The Loan. The Whole Loan is a $66.0 million first mortgage loan secured by the fee interest in a 486,742 SF Class A suburban office building located in Morristown, New Jersey. The loan has a 10-year term and will amortize over a non-standard 30-year schedule, following an initial 60-month interest-only period. See “Annex H – APX Morristown Amortization Schedule” in the Prospectus.

The Whole Loan is evidenced by two pari passu notes. The non-controlling Note A-2 is being contributed to the CSAIL 2020-C19 Commercial Mortgage Trust. The controlling Note A-1 was contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of the Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, as the holder of the non-controlling Note A-2, the trustee of the CSAIL 2020-C19 Commercial Mortgage Trust is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2019-C17	Y
Note A-2	26,000,000	26,000,000	CSAIL 2020-C19	N
Total	$66,000,000	$66,000,000

The Borrower. The borrowing entity for the Whole Loan is H'Y2 Mt Kemble, LLC, a Delaware limited liability company and special purpose entity with two independent directors.

The Sponsor. The loan’s sponsor is Fawkes Investments, L.P. (“Fawkes”), and the non-recourse carve-out guarantors are, Keystone Tristate Opportunity Fund, LP (76.9% ownership interest in the borrower), Keystone Tristate Opportunity Parallel Fund, LP (23.1% ownership interest in the borrower) and Fawkes (0.01% ownership interest in each of Keystone TriState Opportunity Parallel Fund, LP and Keystone Tristate Opportunity Fund, LP). Fawkes was founded in 2013 by Bill Glazer, the founder of Keystone Properties (“KPG”), and Marc Rash. As of March 2019, Fawkes has invested in 22 ownership interests with a net worth in excess of $90.0 million based on the fair value of its investments and more than $16.0 million in liquidity.

The Property. The property is a Class A suburban office building located in Morristown, New Jersey. The property is a five-story, multi-tenant, mid-rise office building originally built in 1986 and renovated between 2016 and 2018. It contains 486,742 SF situated on a 38.0-acre site. The building consists of three sections known as Uptown, Midtown, and Downtown that are connected by glass atria. The property functions as a multi-tenant, multi-headquarters office park. Site amenities include two 3- to 4-story sky-lit atriums, a fitness center, a full-service café, two common conference rooms, a training center, a beach volleyball court, a loading dock and an executive parking garage. There are 1,651 on-site parking spaces (3.4 spaces per 1,000 SF), including 36 ADA-compliant parking spaces and 49 spaces in the executive parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

The property was originally a single-tenant headquarters building owned and occupied by AT&T until 2004 when the property was acquired by Mack-Cali. Between 2004 and 2014 (one year after AT&T fully vacated the property in 2013), Mack-Cali repositioned the property to a multi-tenant building, without significant investment into capital improvements and TI/LCs, and leased up the property from 0.0% to 63.9%. Since its acquisition of the property in 2014, KPG has invested approximately $17.5 million in capital expenditures and TI/LCs into the property to develop it into a Class A multi-tenant and multi-headquarters building, including $4,602,650 in capital improvements since 2015. In 2017 KPG assumed leasing responsibilities at the property and increased occupancy from 73.0% to 94.0% as of June 21, 2019. KPG has a total cost basis of $66,773,861 in the property.

The property benefits from its location at an established office park with proximity to major thoroughfares. Primary access is provided by I-287, a major north/south arterial that connects the property to New York State, and I-80 to the north with I-78 and I-95 to the south.

As of June 21, 2019, the APX Morristown property was 94.0% leased to 21 tenants, including five antenna tenants.

The largest tenant at the APX Morristown property, Louis Berger Group Inc. (“Louis Berger”), leases 110,048 SF (22.6% of NRA) through December 2026 with two, five-year extension options remaining. Founded in 1953 and headquartered at the property, Louis Berger has been a tenant at the property since 2007 and has additional offices worldwide. Louis Berger operates a subsidiary of Berger Group Holdings, Inc that was acquired by WSP Global (TSX: WSP) for $400 million in the fourth quarter of 2018. Louis Berger is a consulting company that provides engineering, architecture, program and construction management, environmental planning, and science and economic development services.

The second largest tenant at the APX Morristown property, New York Marine & General Ins (“New York Marine”), an insurance company, leases 95,062 SF (19.5% of NRA) through January 2022 with one, five-year extension option remaining. Founded in 1964 and headquartered at the property, New York Marine has been a tenant at the property since 2011 and expanded its footprint at the property by 67.0% in 2015. New York Marine operates as a subsidiary of ProSight Specialty Insurance Group, Inc., a private specialty insurance company based at the property in Morristown, NJ with offices in London, UK, Glendale, CA, and New York, NY. ProSight Specialty Insurance is backed financially by affiliates of Goldman Sachs Capital Partners and TPG Capital.

The third largest tenant at the APX Morristown property, Lonza America Inc. (“Lonza”), leases 81,822 SF (16.8% of NRA) through May 2029 with one, five-year extension option remaining. The property serves as the North American headquarters of Lonza, which has been a tenant at the property since 2012 and has since expanded its footprint at the property by 129% over four expansion lease amendments. Lonza initially occupied 27,496 SF, then expanded in May 2013 by 8,176 SF, again expanded in December 2017 by 30,780 SF, again expanded in March 2018 by 1,290 SF and finally expanded in January 2019 by 2,604 SF. Lonza operates as a subsidiary of Lonza Group Ltd (SIX: LONN and SGX: O6Z), which guarantees the lease for Lonza. Lonza is a pharmaceutical company that researches, develops, manufactures, and sells chemicals and ingredients for the pharmaceutical industry as well as consumer care products and industrial solutions for distribution globally.

The Market. The property is located in Morristown, New Jersey within the Greater Morristown Region submarket, which is part of the Northern New Jersey office market. The property is also located approximately 26 miles from Newark Liberty International Airport (EWR), which is the largest major employer in the Newark economic area.

Morristown is proximate to multiple demand generators in North New Jersey. Picatinny Arsenal, Atlantic Health System (Morristown Medical Center), ADP, Honeywell, and pharmaceutical companies including Novartis and Bayer are major employers in the Morris County. Proximately located in neighboring Somerset County, Verizon, Sanofi, and Pfizer are also major employers.

I-287, a major north/south arterial, connects to New York State, and I-80 provides access to the north, while I-78 and I-95 provide routes to the south. Mount Kemble Avenue (also known as Route 202) links to Downtown Morristown, Bernardsville and secondary roads. The closest train stations are Morristown Station located 3.0 miles from the property in Downtown Morristown and Convent Station located 4.8 miles from the property to the east of Downtown Morristown.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

The greater Morristown Region submarket added 42,000 SF of new Class A office space in the first quarter of 2017, with no new space added between the first quarter of 2017 and the fourth quarter of 2018. For the past five years, the absorption of office space has outpaced construction in the Greater Morristown Region submarket and as of the fourth quarter of 2018, the Class A Office market had an inventory of 2,709,000 SF and had 3,000 SF of negative net absorption.

According to the appraisal, as of the fourth quarter of 2018, the Greater Morristown Region office market contained 4.75 million SF of office space with an overall vacancy rate of 15.4%. For Class A offices within the submarket, the inventory reported was 2.71 million SF with a vacancy of 10.0%. The appraisal concluded market rents of $26.50 PSF for office space. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
APX Morristown	1986 / 2016-2018	486,742(2)	N/A	N/A	-	$24.62(2)(3)	-
Mount Kemble Office Park	2000 / N/A	229,495	0.4	Lord Abbett	7,817	$25.00	10.8
Park Avenue at Morris County	1990 / N/A	379,622	6.6	Hiamitsu Pharma	4,526	$27.71	5.0
Somerset Hills Corporate Center	1989 / N/A	106,879	10.2	ATB Law, PC	5,800	$23.00	5.3
The Offices at Morristown	1985 / N/A	219,547	4.2	Orloff, Lowenbach, Stifelman & Siegel	14,658	$26.75	10.5
Park Place	1976 / N/A	351,758	6.3	RBC Capital Markets	52,767	$29.50	11.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 21, 2019.

(3)	Excludes income in the amount of $49,754 from five antenna tenants and straight-line income in the amount of $131,248 for Lonza.

Historical and Current Occupancy

2017(1)	2018(1)	Current(2)(3)
74.4%	74.6%	94.0%

(1)	Source: Historical Occupancy as of June 21, 2019 provided by the sponsor. Occupancies are based on monthly averages.

(2)	Based on the underwritten rent roll dated June 21, 2019. The increase in occupancy reflects the sponsor’s lease-up of 126,828 SF to five tenants for a weighted average term of 10.2 years since September 2018.

(3)	As of December 31, 2019, the property was 93.8% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Louis Berger Group Inc.(3)	NR / NR / NR	110,048	22.6%	$26.75	25.7%	12/31/2026
New York Marine & General Ins	NR / NR / NR	95,062	19.5	$23.50	19.5	1/31/2022
Lonza America Inc.(4)	NR / BBB+ / NR	81,822	16.8	$25.87	18.5	5/31/2029
Jacobs Engineering Group Inc.(5)	NR / NR / NR	44,005	9.0	$24.66	9.5	3/31/2030
Majesco	NR / NR / NR	31,030	6.4	$25.50	6.9	7/31/2021
Berkley Insurance Co(6)	Baa1 / BBB+ / A-	28,801	5.9	$26.95	6.8	12/31/2023(6)
CoWorx Staffing Services	NR / NR / NR	20,450	4.2	$24.50	4.4	10/31/2030
Hatch Mott McDonald, LLC	NR / NR / NR	10,683	2.2	$24.50	2.3	7/31/2024
Moore Capital Management LP	NR / NR / NR	10,556	2.2	$27.00	2.5	6/30/2020
P3 Communications Inc.	NR / NR / NR	5,540	1.1	$24.50	1.2	7/31/2024
Total/Wtd. Avg.		437,997	90.0%	$25.41	97.3%

(1)	Based on the underwritten rent roll through June 21,2019. Lease expiration dates reflect early termination option dates, if applicable.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Louis Berger has a one-time right to terminate its lease on January 31, 2022 upon 12 months’ notice and payment of a $1,450,268 termination fee. $1,000,000 of the termination fee may be applied to the mezzanine debt service should the mezzanine debt service exceed the amount of funds remaining in the mezzanine debt service shortfall reserve account held by the mezzanine lender.

(4)	Lonza has a one-time right to terminate its lease with respect to 77,928 SF of space no later than May 31, 2026 upon 15 months’ notice and payment of the fixed basic rent and additional rent that would have otherwise been due and payable under the lease related to the 77,928 SF of space being terminated and any unamortized costs related to the such space.

(5)	Jacobs Engineering Group Inc. has one-time early termination option as of March 31, 2027 with twelve months prior notice and a mandatory early termination fee equal to the sum of the scheduled fixed rent for months ended April 30, 2027 and May 31, 2027 and the unamortized portion of the TI/LC in connection with the lease.

(6)	Berkley Insurance Co occupies 13,954 SF that expires on December 31, 2023 and 14,847 SF that expires on March 31, 2024.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(1)	NRA Expiring	% of NRA Expiring	Base Rent(2) Expiring	% of Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM	1	1	0.0%	$6,956	0.1%	1	0.0%	$6,956	0.1%
2020	3	20,065	4.1	398,462	3.5	20,066	4.1%	$405,418	3.5%
2021	4	31,131	6.4	860,688	7.5	51,197	10.5%	$1,266,106	11.1%
2022	3	95,062	19.5	2,234,049	19.5	146,259	30.0%	$3,500,155	30.6%
2023	5	13,957	2.9	402,564	3.5	160,216	32.9%	$3,902,720	34.1%
2024	4	31,120	6.4	788,902	6.9	191,336	39.3%	$4,691,622	41.0%
2025	1	4,159	0.9	101,896	0.9	195,495	40.2%	$4,793,517	41.9%
2026	4	110,048	22.6	2,943,828	25.7	305,543	62.8%	$7,737,345	67.6%
2027	0	0	0.0	0	0.0	305,543	62.8%	$7,737,345	67.6%
2028	0	0	0.0	0	0.0	305,543	62.8%	$7,737,345	67.6%
2029	7	81,822	16.8	2,116,574	18.5	387,365	79.6%	$9,853,919	86.1%
2030 & Beyond	4	70,020	14.4	1,586,150	13.9	457,385	94.0%	$11,440,069	100.0%
Vacant	NAP	29,357	6.0	NAP	NAP	486,742	100.0%	NAP	NAP
Total	36	486,742	100.0%	$11,440,069	100.0%

(1)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(2)	Based on the underwritten rent roll. Rent includes base rent and step rents occurring through July 1, 2020, $49,754 from five antenna tenants and straight-line rental income in the amount of $131,248 for Lonza, based on the average rent through the lease expiration date of May 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — APX Morristown

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)(2)	Underwritten(2)(3)	PSF(4)	%(5)
Rents in Place	$8,730,904	$8,922,146	$9,725,811	$11,440,069	$23.50	86.5%
Vacant Income	0	0	0	777,961	$ 1.60	5.9%
In Place Rent Abatements(2)	(952,093)	(1,272,275)	(2,198,974)	0	$0	0.0%
Gross Potential Rent	$7,778,811	$7,649,871	$7,526,837	$12,218,030	$25.10	92.3%
Total Reimbursements	542,247	977,489	931,606	1,013,399	$2.08	7.7%
Net Rental Income	$8,321,058	$8,627,360	$8,458,443	$13,231,429	$27.18	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,045,283)	($2.15)	(7.9%)
Other Income	75,263	104,896	94,007	94,007	$0.19	0.7%
Effective Gross Income	$8,396,321	$8,732,256	$8,552,450	$12,280,153	$25.23	92.8%
Total Expenses	$4,534,948	$4,952,347	$5,316,262	$5,050,147	$10.38	41.1%
Net Operating Income	$3,861,373	$3,779,910	$3,236,189	$7,230,006	$14.85	58.9%
Total TI/LC, Capex/RR	0	0	0	851,799	$1.75	6.9%
Net Cash Flow	$3,861,373	$3,779,910	$3,236,189	$6,378,207	$13.10	51.9%

(1)	TTM represents trailing twelve months ending June 30, 2019.

(2)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is due to the lease-up of 126,828 SF (26.1% of the NRA), representing $3,065,361 in underwritten base rent (26.9% of total underwritten base rent) since September 2018 and $2,198,974 in rent abatement in TTM Net Operating Income. Abated rent was not underwritten as it was fully reserved for the term of the loan.

(3)	Rents in Place includes base rent, rent increases occurring through July 1, 2020, $49,754 from five antenna tenants and straight-line rental income in the amount of $131,248 for Lonza, based on the average rent through the early termination date of May 31, 2026.

(4)	PSF based of total SF (486,736 SF) excluding storage and antenna tenant spaces (6 SF).

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Additional Debt. At origination, TCM CRE REIT LLC, an affiliate of Trawler Capital Management, provided a $13.0 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the loan, has an interest rate of 9.75% per annum and is interest-only. The Cut-off Date Loan Per SF, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $162, 80.6%, 1.22x and 8.1% respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “Annex H – APX Morristown Amortization Schedule” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Lampwork Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.9%	Net Rentable Area (Units):	92
Loan Purpose:	Refinance	Location:	Oakland, CA
Borrower:	1614 Campbell Street Del, LLC	Year Built / Renovated:	1910 / 2014
Sponsor:	John Protopappas	Occupancy:	94.6%
Interest Rate:	3.4800%	Occupancy Date:	1/1/2020
Note Date:	1/24/2020	Number of Tenants:	NAP
Maturity Date:	2/6/2030	2017 NOI:	$1,653,342
Interest-only Period:	120 months	2018 NOI:	$1,722,091
Original Term:	120 months	2019 NOI:	$1,827,367
Original Amortization:	None	UW Economic Occupancy:	94.8%
Amortization Type:	Interest Only	UW Revenues:	$3,050,528
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$1,073,788
Lockbox:	Soft	UW NOI(1):	$1,976,740
Additional Debt:	No	UW NCF:	$1,953,740
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$39,100,000 / $425,000
Additional Debt Type:	N/A	Appraisal Date:	12/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$260,870
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Unit:	$260,870
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$1,917	N/A	Maturity Date LTV:	61.4%
Engineering:	$2,621	$0	N/A	UW NOI / NCF DSCR:	2.33x / 2.31x
				UW NOI / UW NCF Debt Yield:	8.2% / 8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$24,000,000	100.0%	Loan Payoff:	$16,718,071	69.7%
			Equity Repatriation	6,902,089	28.8
			Closing Costs:	377,219	1.6
			Upfront Reserves:	2,621	<.1%
Total Sources:	$24,000,000	100.0%	Total Uses:	$24,000,000	100.0%

(1)	Increase in UW NOI from 2017 NOI is mainly attributed to natural increase in Rents in Place, the implementation of RUBS beginning in 2020, the implementation of pet rent and an increase in storage income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Lampwork Apartments

The Loan. The Lampwork Apartments loan is a $24.0 million first mortgage loan secured by the fee interest in a 92 unit multifamily property located in Oakland, California. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is 1614 Campbell Street Del, LLC a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s nonrecourse carve-out guarantors are John Protopappas as an individual and as trustee for the John Protopappas 2014 Revocable Trust and Seth Jacobsen. The loan’s sponsor, John Protopappas is a 50% owner of the entity that owns Madison Park Financial Corporation (“MPF”), which is a full-service real estate company that includes investment, asset management, development, and property management. MPF was formed in 1985 to develop and manage real estate across all asset classes, with a focus on multifamily and mixed-use projects. MPF has extensive experience in real estate development, spanning new construction to complete rehabilitation/reuse projects. MPF’s portfolio consists of multifamily assets located in West Coast centers of innovation, including the San Francisco Bay Area and the Portland metropolitan area. MPF and its affiliates have formed over 70 real estate investment entities since 1985 and target long-term, sustained value creation through the development and/or acquisition of high-quality assets. MPF and its related entities own and manage approximately $700 million in assets. John Protopappas is also in the sponsorship structure for Loan Nos. 15, 18, 25, 28, 29 and 30. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

The Property. The property is a 92-unit garden-style multifamily property located in Oakland, CA. The property was originally constructed in 1910 as an industrial facility and was converted by the sponsor into its existing use as a multifamily property in 2014. Additionally, the sponsor has more recently invested $67,385 ($732 per unit) in the property from 2016 to 2019 in unit renovations (kitchen, bathroom, appliances, etc.) as well as exterior and common area projects. The property consists of one, four-story building located on approximately 1.5 acres. The property provides 92 parking spaces as well as gated off-street parking. As of January 1, 2020, the property was 94.6% leased.

The property contains 25 studio units (27.2%), 59 one-bedroom units (64.1%) and 8 two-bedroom units (8.7%). Studio units average approximately 430 SF, one-bedroom units average approximately 875 SF and two-bedroom units average approximately 1,006 SF, with a weighted average unit size of 766 SF. Unit amenities include high ceilings, extra storage, cable ready, and kitchen appliances including gas range, microwave, refrigerator, dishwasher and disposal. Property amenities include a barbeque and picnic area, community garden, dog walking area, bike storage room, controlled access and gate, courtyard, and laundry facilities.

The property has frontage along the northwest corner of 16th Street and Campbell Street and is located in the North Alameda submarket of the Oakland-East Bay metropolitan statistical area, which is situated east of San Francisco. The property is located in close proximity to West Oakland station (0.7 miles), 19th St / Oakland Station (0.5 miles), 12th St / Oakland Station (0.7 miles), MacArthur Station (2.2 miles), and Lake Merritt station (2.3 miles), and less than 2.0 miles from Downtown Oakland and 10.0 miles northeast of Downtown San Francisco. The property’s location attracts young professionals looking for an easy commute and graduate students who want to live off the University of California, Berkeley campus.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	25	27.2%	23	92.0%	430	$1,989	$4.62	$2,263	$5.26
One Bedroom	59	64.1	56	94.9%	875	$2,820	$3.22	$2,953	$3.38
Two Bedroom	8	8.7	8	100.0%	1,006	$3,182	$3.16	$3,200	$3.18
Total/Wtd. Avg.	92	100.0%	87	94.6%	766	$2,634	$3.59	$2,787	$3.87

(1)	Based on the underwritten rent roll dated January 2020

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Lampwork Apartments

The Market. The property is located in Oakland, CA in the North Alameda submarket of the Oakland-East Bay metropolitan statistical area. The North Alameda submarket contains 31,632 market rate rental units, or 20.4% of the metro’s total inventory, and is the largest of the eight Oakland-East Bay submarkets. Since the fourth quarter of 2009, new additions to the submarket totaled 5,545 units amounting to an annualized inventory growth rate of 1.9% over the same period, exceeding the metro growth rate by 1.3%. The North Alameda submarket has an average asking rent of $2,891 per month across all inventory. Mean unit prices in the submarket are: studios $2,157, one-bedrooms $2,603, two-bedrooms $3,343 and-three bedrooms $4,323. On an annualized basis through 2020 and 2021, asking and effective rents are projected to increase by 7.6% and 7.5%, respectively, to finish 2021 at $3,404 and $3,183.

The 2019 population within the property’s one-, three- and five-mile radius was 22,963, 192,226 and 450,256 respectively, with an average household income of $73,941, $104,882 and $118,536, respectively.

The appraiser identified six comparable rental properties, ranging from 53 units to 264 units that were constructed between 2009 and 2019. The competitive set reported a weighted average occupancy of approximately 93% with average rents ranging from $2,013 to $5,572 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located within approximately 1.7 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit(2)	Occupancy	Proximity (miles)
Lampwork Apartments	1910	92	766	$2,634	94.6%(2)	--
RASA	2019	65	802	$2,599 - $3,638	95%	1.7
3900 Adeline	N/A	101	920	$2,863 - $4,077	92%	1.5
Hannah Park	2019	90	554	$2,013 - $2,187	N/A	0.9
Domain Oakland Apartments	2011	264	974	$2,472 - $5,572	92%	1.3
Bell Uptown District	2017	80	769	$2,585 - $3,941	95%	1.3
Oak Walk Apartments	2009	53	1,135	$2,423 - $3,851	91%	1.7
Total/Wtd. Avg.(3)		653	879		93%

(1)	Source: Appraisal.

(2)	Based on the January 1, 2020 underwritten rent roll.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2017	2018	2019	Current(2)
98.9%	91.4%	95.1%	94.6%

(1)	Source: Historical Occupancy is provided by the sponsor.

(2)	Based on the January 1, 2020 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Lampwork Apartments

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	Underwritten	Per Unit	%(1)
Rents in Place(2)	$2,599,785	$2,618,323	$2,765,327	$2,749,448	$29,885	94.8%
Vacant Income	0	0	92,347	151,602	$1,648	5.2%
Gross Potential Rent	$2,599,785	$2,618,323	2,857,674	$2,901,049	$31,533	100.0%
Total Reimbursements	0	0	0	0	0
Net Rental Income	$2,599,785	$2,618,323	$2,857,674	$2,901,049	$31,533	100.0%
(Vacancy/Collection Loss)	(22,886)	1,737	(120,276)	(151,602)	($1,648)	(5.2%)
Other Income(3)	130,627	205,241	$209,280	$301,080	$3,273	10.4%
Effective Gross Income	$2,707,525	$2,825,300	$2,946,678	$3,050,528	$33,158	105.2%
Total Expenses	$1,054,183	$1,103,210	$1,119,311	$1,073,788	$11,672	35.2%
Net Operating Income(4)	$1,653,342	$1,722,091	$1,827,367	$1,976,740	$21,486	64.8%
Total TI/LC, Capex/RR	0	0	0	23,000	$250	0.8%
Net Cash Flow	$1,653,342	$1,722,091	$1,827,367	$1,953,740	$21,236	64.0%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Rents in Place includes Base Rent and rent increases occurring through January 1, 2020.

(3)	Other Income includes miscellaneous income, RUBS and parking.

(4)	Increase in Net Operating Income from 2017 to Underwritten is mainly attributed to natural increase in Rents in Place, the implementation of RUBS beginning in 2020, the implementation of pet rent and an increase in storage income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — B3 Lofts

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,700,000	Title:	Fee
Cut-off Date Principal Balance:	$19,700,000	Property Type - Subtype:	Multifamily – Low Rise
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	82
Loan Purpose:	Refinance	Location:	Oakland, CA
Borrower:	B3 Lofts Del, LLC	Year Built / Renovated:	2013 / NAP
Sponsor:	John Protopappas	Occupancy:	92.7%
Interest Rate:	3.3100%	Occupancy Date:	1/1/2020
Note Date:	2/5/2020	Number of Tenants:	NAP
Maturity Date:	2/6/2030	2017 NOI:	$1,263,836
Interest-only Period:	120 months	2018 NOI:	$1,324,543
Original Term:	120 months	2019 NOI(1):	$1,409,052
Original Amortization:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues:	$2,359,011
Call Protection:	L(25), Def(90),O(5)	UW Expenses:	$856,397
Lockbox:	Soft	UW NOI(1):	$1,502,614
Additional Debt:	No	UW NCF:	$1,482,114
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$32,800,000 / $400,000
Additional Debt Type:	N/A	Appraisal Date:	12/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$240,244
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Unit:	$240,244
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.1%
Replacement Reserves:	$0	$1,708	N/A	Maturity Date LTV:	60.1%
				UW NOI /UW NCF DSCR:	2.27x / 2.24x
				UW NOI / UW NCF Debt Yield:	7.6% / 7.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$19,700,000	100.0%	Payoff Existing Debt:	$12,361,502	62.7%
			Return of Equity:	6,992,654	35.5
			Closing Costs:	345,844	1.8
Total Sources:	$19,700,000	100.0%	Total Uses:	$19,700,000	100.0%

(1)	Increase in 2017 NOI to UW NOI is mainly attributed to natural increase in Rents in Place, increased parking income, increased commercial income (Pizza Amigos), and implementation of pet rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — B3 Lofts

The Loan. The B3 Lofts loan is a $19.7 million first mortgage loan secured by the fee interest in an 82 unit multifamily property located in Oakland, California. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is B3 Lofts Del, LLC a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s nonrecourse carve-out guarantors are John Protopappas as an individual and as trustee for the John Protopappas 2014 Revocable Trust. The loan’s sponsor, John Protopappas is a 50% owner of the entity that owns Madison Park Financial Corporation (“MPF”) which is a full-service real estate company that includes investment, asset management, development, and property management. MPF was formed in 1985 to develop and manage real estate across all asset classes, with a focus on multifamily and mixed-use projects. MPF has extensive experience in real estate development, spanning new construction to complete rehabilitation/reuse projects. MPF’s portfolio consists of multifamily assets located in West Coast centers of innovation, including the San Francisco Bay Area and the Portland metropolitan area. MPF and its affiliates have formed over 70 real estate investment entities since 1985 and target long-term, sustained value creation through the development and/or acquisition of high-quality assets. MPF and its related entities own and manage approximately $700 million in assets. John Protopappas is also in the sponsorship structure for Loan Nos. 14, 18, 25, 28, 29 and 30. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

The Property. B3 Lofts is an 82 unit (62,124 SF) multifamily asset located in Oakland/Emeryville, CA. The asset is located less than 1.5 miles east from the Emeryville and west from MacArthur BART stations and 2.5 miles south from Berkeley. The property sits on the border of Oakland and Emeryville. Completed in 2013, the award-winning B3 Lofts project was the ground-up construction of the third and final phase of Madison Park’s Bakery Lofts community. B3 Lofts added apartments and a café to the Bakery Lofts community. The existing warehouse on the site was demolished, and the new B3 Lofts buildings integrate with the neighboring Bakery Lofts and B2 Lofts (Loan No. 18 and 28, respectively) to create a continuous residential community. Additionally, the sponsor has more recently invested $744,635 ($9,081/unit) in the property from the fourth quarter of 2016 to the fourth quarter of 2019 in unit renovations (kitchen, bathroom, appliances, etc.) as well as exterior and common area projects (exterior painting, roof repairs, etc.).

The property includes three, three & four-story buildings on a 1.7 acre site, 95 parking spaces and has a physical occupancy of 92.7% as of January 1, 2020. The community areas include a community room, barbecue and picnic area, bike racks, controlled access/gated, on-site management, courtyard, elevator, laundry facilities, and high speed internet access, while also being a pet-friendly building. Unit amenities consist of high ceilings, large closets, air conditioning, electronic thermostat, window coverings, cable ready, and kitchen appliances including microwave, refrigerator, dishwasher, and disposal.

The property offers easy access to public transportation, and a desirable position along the border of Oakland and Emeryville. Public transportation is available via BART, Amtrak, San Francisco Bay Ferry, all located within minutes of the asset. Air transportation is provided by Oakland International Airport (12.2 miles) and San Francisco International Airport (22.3 miles).

The property’s location is an attractive residence for young professionals looking for an easy commute and graduate students who want to live off the University of California, Berkeley campus (2.8 miles). The neighborhood is home to Temescal Creek Park and the Temescal Community Garden, which provides outdoor recreation. The property is also in close proximity to dining and restaurants including Doyle Street Café, Monster Pho 2, Rudy's Can't Fail Café, Shangri-La Vegan, and Scarlet City Espresso. Major retail destinations include The Public Market, The Promenade, as well as Bay Street renowned for retail, dining, and entertainment. The property also has various military bases nearby including Oakland/US Naval Supply Center (4.6 miles), Oakland Army Base (3.8 miles), and Alameda/US Naval Air Station Alameda (6.5 miles). Nearby schools include Sankofa Academy, Glenview Elementary School, North Oakland Community Charter School, and Emery Secondary School, all within 1.4 miles of the Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — B3 Lofts

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	18	22.0%	18	100.0%	622	$2,064	$3.32	$2,150	$3.46
One Bedroom / 1 bath	50	61.0	45	90.0%	728	$2,356	$3.24	$2,450	$3.36
Two Bedroom / 2 bath	13	15.9	12	92.3%	1,022	$2,989	$2.92	$3,230	$3.16
Three Bedroom / 2 bath	1	1.2	1	100.0%	1,231	$3,700	$3.01	$2,624	$2.13
Total/Wtd. Avg.	82	100.0%	76	92.7%	758	$2,405	$3.18	$2,510	$3.34

(1)	Based on the underwritten rent roll dated January 1, 2020

(2)	Source: Appraisal.

The Market. The property is located in Oakland, CA in the North Alameda submarket of the Oakland-East Bay metropolitan statistical area. The North Alameda submarket contains 31,632 market rate rental units, or 20.4% of the metro’s total inventory, and is the largest of the eight Oakland-East Bay submarkets. Since the fourth quarter of 2009, new additions to the submarket totaled 5,545 units amounting to an annualized inventory growth rate of 1.9% over the same period, exceeding the metro growth rate by 1.3%. The North Alameda submarket has an average asking rent of $2,891 per month across all inventory. Mean unit prices in the submarket are: studios $2,157, one-bedrooms $2,603, two-bedrooms $3,343 and-three bedrooms $4,323. On an annualized basis through 2020 and 2021, asking and effective rents are projected to increase by 7.6% and 7.5%, respectively, to finish 2021 at $3,404 and $3,183.

The 2019 population within the property’s one-, three- and five-mile radius was 22,963, 192,226 and 450,256 respectively, with an average household income of $73,941, $104,882 and $118,536, respectively.

The appraiser identified six comparable rental properties, ranging from 50 units to 124 units that were constructed between 1963 and 2018. The competitive set reported a weighted average occupancy of approximately 95% with average rents ranging from $1,082 to $4,476 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located within approximately 2.9 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit(2)	Occupancy(2)	Proximity (miles)
B3 Lofts	2013	82	758	$2,064 – $3,700	92.7%	--
3900 Adeline	2016	101	919	$2,863 – $4,077	92.1%	0.5
Bakery Lofts(3)	N/A	57	677	$2,166 – $3,419	94.7%	0.04
Quarry Ridge Apartments	1963	69	726	$1,082 – $3,181	95.7%	1.6
Hollis Oak	2018	124	970	$2,300 – $3,936	98.4%	1.1
612 Mariposa Ave	1966	50	926	$1,187 – $3,630	94.0%	2.9
Mason at Hive	2015	105	909	$2,143 – $4,476	96.2%	2.5
Total/Wtd. Avg.(4)		506	855		95.2%

(1)	Source: Appraisal.

(2)	Based on rent roll dated January 2020.

(3)	John Protopappas is also in the sponsorship structure for Bakery Lofts, Loan No. 18.

(4)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — B3 Lofts

Historical and Current Occupancy(1)

2017	2018	2019	Current(2)
96.7%	97.6%	95.1%	92.7%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the January 2020 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	Underwritten(1)	Per Unit	%(2)
Rents in Place(1)	$1,899,148	$1,964,191	$2,168,371	$2,192,961	$26,743	92.8%
Vacant Income	0	0	119,388	169,998	$2,073	7.2%
Gross Potential Rent	$1,899,148	$1,964,191	$2,287,759	$2,362,959	$28,817	100.0%
Net Rental Income	$ 1,899,148	$1,964,191	$2,287,759	$2,362,959	$28,817	100.0%
(Vacancy/Collection Loss)	0	0	(165,635)	(169,997)	(2,073)	(7.2)%
Other Income(3)	143,169	177,423	172,917	166,050	2,025	7.0%
Effective Gross Income	$2,042,318	$2,141,614	$2,295,041	$2,359,011	$28,768	99.8%
Total Expenses	$778,482	$817,071	$885,989	$856,397	$10,444	36.3%
Net Operating Income	$1,263,836	$1,324,543	$1,409,052	$1,502,614	$18,325	63.7%
Total TI/LC, Capex/RR	0	0	0	20,500	$250	0.9%
Net Cash Flow	$1,263,836	$1,324,543	$1,409,052	$1,482,114	$18,075	62.8%

(1)	Rents in Place includes base rent and rent increases occurring through January 1, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income includes miscellaneous income, Ratio Utility Billing System (RUBS) and parking.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.